As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-170085

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

Amendment No. 4

to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________

JPM XF Physical Copper Trust
Sponsored by J.P. Morgan Commodity ETF Services LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	38-6933099 (I.R.S. Employer Identification No.)
____________________

JPM XF Physical Copper Trust
c/o Office of the Corporate Secretary
4 New York Plaza, 19th Floor
New York, NY 10004-2413
(212) 270-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Trust Center
1209 Orange Street
Wilmington, DE  19801
(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

John G. Crowley, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	Nora M. Jordan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017
____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)
________________________

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
JPM XF Physical Copper Shares	6,180,000	$80.8675	$499,761,150	$35,632.97

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Creation Units will be created and offered at a per share price equal to the value of one one-hundredth (1/100) of a metric ton of copper on the date of formation of the JPM XF Physical Copper Trust. The price of copper is based upon the London Metal Exchange (“LME”) settlement price of Copper of $8,086.75 per metric ton on October 7, 2010.

(2)	$35,632.97 was previously paid in the initial filing of the registration statement on Form S-1, filed on October 22, 2010.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion [•][•], 2011

PRELIMINARY PROSPECTUS
[LOGO TO COME]

[6,180,000] JPM XF Physical Copper Shares

JPM XF Physical Copper Trust

JPM XF Physical Copper Trust (“Trust”) will issue shares representing fractional undivided interests in and ownership of the Trust.  J.P. Morgan Commodity ETF Services LLC is the sponsor of the Trust (“Sponsor”), J.P. Morgan Treasury Securities Services, a division of JPMorgan Chase Bank, National Association, is the administrative agent of the Trust (“Administrative Agent”), Wilmington Trust Company is the trustee of the Trust (“Trustee”) and the Henry Bath Group (as defined herein) is the warehouse-keeper of the Trust (“Warehouse-keeper”).  The Trust intends to issue shares on a continuous basis.

The shares may be purchased from the Trust only in one or more blocks of 2,500 shares.  A block of 2,500 shares is called a “Creation Unit.”  The Trust will issue shares in Creation Units to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Creation Units will be offered continuously, in exchange for copper having a specified weight, or the “Creation Unit Weight,” which will be published by the Administrative Agent on any day that an order for Creation Units are accepted by the Administrative Agent.

Prior to this offering, there has been no public market for the shares.  The Sponsor expects that the shares will trade on the [Exchange] (the “Exchange”) under the symbol “[•].”

Investing in the shares involves significant risks. See “Risk Factors” starting on page 14.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are neither interests in nor obligations of the Sponsor, the Administrative Agent, the Trustee or the Warehouse-Keeper.

It is expected that the shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of copper and the trading price of the shares on the Exchange at the time of each sale.

On [•], the Initial Purchaser purchased [•] shares, which comprise the initial Creation Units, as described in “Plan of Distribution.”  Delivery of the initial Creation Units will be made on or about [•].  The Trust will receive all proceeds from the offering of the initial Creation Units in copper in an amount equal to the full price for the initial Creation Units.

	Per share(1)		Per Creation Unit
Public offering price for the initial Creation Units(2)	$	[•]	$	[•]

(1)	The initial Creation Units will be created at a per share price equal to the value of one one-hundredth (1/100) of a metric ton of copper on the date on which the Trust first issued shares.

(2)
The Initial Purchaser may receive brokerage commissions or fees from investors who purchase shares that were created as part of the initial Creation Units through their brokerage accounts (including commission-based brokerage concerns and/or fee-based brokerage accounts).

The date of this prospectus is [•], 2011.

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus.  The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for copper and the shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its shares, it does not contain or summarize all of the information about the Trust and the shares contained in the prospectus that is material and/or that may be important to you.  You should read this entire prospectus, including “Risk Factors” beginning on page 14, before making an investment decision about the shares.

A glossary of defined terms appears beginning on page 98 below.

Trust Structure

The Trust

The Trust invests in Grade A Copper in physical form (“copper”).  The objective of the Trust is for the value of the Trust’s shares to reflect, at any given time, the value of copper owned by the Trust at that time, less the Trust’s expenses and liabilities.  The Trust’s copper is held in one or more warehouses maintained by the Warehouse-keeper.

The Trust’s shares will be listed and traded on the Exchange under the symbol “[•].”  Each share represents a fractional undivided beneficial interest in the net assets of the Trust.  The Trust will not issue or redeem shares individually, but rather, only in aggregations of 2,500 shares (or integral multiples thereof), which we refer to as “Creation Units.”  Only persons who have agreed to act as “Authorized Participants” of the Trust are permitted to create or redeem shares, and only in Creation Unit-size aggregations.  Shares of the Trust are created when an Authorized Participant transfers a specified weight of copper, which we refer to as the “Creation Unit Weight,” to the Trust and the Trust, in return for such copper, delivers a Creation Unit of shares to the Authorized Participant.  Shares of the Trust are redeemed when an Authorized Participant transfers a Creation Unit of shares to the Trust and the Trust, in return for such shares, delivers a Creation Unit Weight of copper to the Authorized Participant.

The Creation Unit Weight represents a pro rata portion, based on weight, of the copper owned by the Trust.  The copper in which the Trust invests trades in individual, standardized lots, each of which has a unique identification number.  Because the copper held by the Trust in different warehouse locations may vary in value, the value of the copper transferred to or from an Authorized Participant when it creates or redeems shares will depend on the location of the specific lot(s) of copper (which may be whole or fractional) that are transferred to or from the Authorized Participant.

The Trust holds only copper.  The Administrative Agent will transfer copper from the Trust to the Sponsor from time to time to pay the Trust’s expenses.

The material terms of the Trust are discussed in greater detail in the sections “Description of the Trust,” “Description of the Shares” and “Description of the Trust Agreement.”  The Trust is not a registered investment company under the Investment Company Act of 1940 and is not required to register under such act.

The Trust was formed as a Delaware statutory trust on October 15, 2010.

The Sponsor

The Trust’s Sponsor is J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company that is wholly owned by J.P. Morgan Ventures Energy Corporation.  The Sponsor is not

required to register as a “commodity pool operator” under the Commodity Exchange Act of 1936, as amended, supplemented or otherwise modified (the “Commodity Exchange Act”), with respect to its activities relating to the Trust.  The shares are not obligations of, and are not guaranteed by, J.P. Morgan Commodity ETF Services LLC or any of its subsidiaries or affiliates.

The Sponsor will arrange for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on the Exchange.  In exchange for its entitlement to the Sponsor’s fee, the Sponsor has agreed to pay certain fees and expenses, including the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper; the Trust’s customary periodic audit fees; and insurance premiums payable in connection with insurance coverage (if any) relating to the copper held by the Trust.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal fees and expenses and initial SEC registration fees.  For a more detailed description of the role and responsibilities of the Sponsor, see “The Sponsor.”

The Administrative Agent

The Administrative Agent is J.P.Morgan Treasury Securities Services, a division of JPMorgan Chase Bank, National Association.  The Administrative Agent is responsible for the day-to-day administration of the Trust.  The responsibilities of the Administrative Agent include: (1) receiving and processing orders for the creation and redemption of Creation Units; (2) coordinating with the Warehouse-keeper the receipt and delivery of copper transferred to, or by, the Trust in connection with each creation and redemption of Creation Units; (3) determining the net asset value of the Trust and making other calculations relating to the Trust’s operations on each day that the Exchange is open for regular trading and that is not a holiday in London, England (each such day, a “Business Day”); and (4) calculating the expenses payable by the Trust and instructing the Warehouse-keeper to deliver the Trust’s copper to the Sponsor to provide for the payment of such expenses.  The Administrative Agent is an affiliate of the Sponsor.  For a more detailed description of the role and responsibilities of the Administrative Agent, see “Description of the Trust” and “The Administrative Agent.”

The Valuation Agent

The Valuation Agent is Metal Bulletin Ltd., a third-party service provider that is not affiliated with the Sponsor.  The Valuation Agent is responsible for calculating the locational premium for each warehouse location, which is used to determine the net asset value of the Trust and to make other calculations relating to the Trust’s operations.  The “locational premium” for any warehouse location on any Business Day for a given Business Day is an amount expressed in U.S. dollars that is equal to the average value of copper per metric ton in such location minus the LME settlement price of copper on such Business Day.  The locational premia will also be used to determine certain allocations of copper relating to the operation of the Trust.  For a more detailed description of the role and responsibilities of the Valuation Agent, see “Description of the Trust—Reporting and Valuation” and “The Valuation Agent.”

The Warehouse-keeper

The Warehouse-keeper is the Henry Bath Group.  The Henry Bath Group will operate through five primary subsidiaries, Henry Bath LLC, Henry Bath & Son Ltd., Henry Bath Singapore Pte Ltd., Henry Bath BV and Henry Bath Italia Srl, which we refer to collectively as the “Warehouse-keeper.”  The Warehouse-keeper will establish a warehousing relationship with the Trust, each Authorized Participant and the Sponsor for each warehouse location.  The Warehouse-keeper will be responsible for storing the Trust’s copper at its warehouse locations.  The Warehouse-keeper will be responsible for transferring the ownership of copper between the Trust and the Authorized Participants, and between the Trust and the

Sponsor, in connection with the Trust’s operations.  Such transfers will be effected through book-entry accounts established and maintained by the Warehouse-keeper.  Copper held by the Trust can be stored by the Warehouse-keeper in both LME-approved and non-LME-approved warehouses and is not subject to regulation by the LME.  The Warehouse-keeper is a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation and is an affiliate of the Sponsor.  For a more detailed description of the role and responsibilities of the Warehouse-keeper, see “The Warehouse-keeper.”

The Trustee

The Trustee is Wilmington Trust Company, a Delaware banking corporation.  The Trustee will delegate to the Sponsor its duty and authority to administer the Trust, as defined and limited by the terms of the Trust Agreement.  The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the shareholders or the Sponsor.  The general role and responsibilities of the Trustee, which are limited in nature, as well as the regulation of the Trustee, are further described in “The Trustee.”

Patent Pending

Certain processes and procedures used to administer the Trust are the subject of a pending patent owned by JPMorgan Chase Bank, National Association.

Trust Overview

The objective of the Trust is for the value of the shares to reflect, at any given time, the value of copper owned by the Trust at that time, less the Trust’s expenses and liabilities.  The Trust is not actively managed.  It does not engage in any activities designed to obtain a profit from, or to prevent losses caused by, changes in the price of copper.

The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in copper.  Although the shares are not the exact equivalent of an investment in copper, they provide investors with an alternative that allows a level of participation in the copper market through the securities market.  An investment in the shares is:

•
Backed by copper held by the Warehouse-keeper on behalf of the Trust. The shares will be backed by physical copper, identified on the Warehouse-keeper’s books on behalf of the Trust and held by the Warehouse-keeper in one or more warehouse locations.

•
Accessible through traditional brokerage accounts.  Retail investors may purchase and sell shares through traditional brokerage accounts at prices expected to be less than the amount that would be required for a retail investor to invest directly in physical copper using currently existing means.  The shares are eligible for margin accounts.

•	Listed. Although there can be no assurance that an actively traded market in the shares will develop or be maintained, the shares will be listed and traded on the Exchange under the symbol “[•].”

•
Relatively cost-efficient. Because the expenses involved in an investment in physical copper will be dispersed among all shareholders, an investment in shares may represent a cost-efficient alternative to investments in copper for investors not otherwise in a position to participate directly in the market for physical copper.

An investment in the shares is speculative and includes the following risks.  See “Risk Factors” starting on page 14 of this Prospectus.

•	The Trust has a limited operating history.

•	The price of the shares will fluctuate based on the value of copper held by the Trust. Copper markets have historically experienced extreme volatility.

•	The performance of the shares will not correlate precisely with the price of copper during particular periods or over the long term. As a result, the shares may underperform the price of copper.

•	The Trust is subject to fees and expenses described in this Prospectus, which are payable whether or not a shareholder experiences gain or loss on its investment in shares.

•	There may be conflicts of interest between the shareholders and the Sponsor and its affiliates. See “Conflicts of Interest” on page 88.

Principal Offices

The Sponsor’s principal office is located at 4 New York Plaza, 19th Floor, New York, NY 10004-2413 and its telephone number is (212) 270-6000.  The Administrative Agent’s office is located at JPMorgan Chase Bank, N.A., One Beacon Street, Boston, MA 02108. The Valuation Agent’s principal office is located at Nestor House, Playhouse Yard, London, EC4V 5EX United Kingdom.  The Trustee’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890.  The Warehouse-keeper’s principal office is located at 8 Princes Parade, St. Nicholas Place, Liverpool L3 1DL, United Kingdom.

THE OFFERING

Offering	The shares represent units of fractional undivided beneficial interests in the assets of the Trust.

Use of Proceeds
Proceeds received by the Trust from the issuance and sale of Creation Units, including the [•] Creation Units issued to the Initial Purchaser (“Initial Creation Units”), will consist only of copper. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) transferred to Authorized Participants in connection with the redemption of Creation Units, (iii) transferred to the Sponsor to pay the Sponsor’s fee or (iv) transferred to the Sponsor for sale on behalf of the Trust to pay expenses of the Trust other than the Sponsor’s fee (“Other Expenses”).

Exchange Symbol	[•]

CUSIP	[•]

Creation and Redemption
The Trust intends to issue and redeem shares only in blocks of 2,500, which we refer to as Creation Units.  Creation Units of shares are issued and redeemed only in exchange for a specified weight of copper per Creation Unit on each Business Day.  The weight of copper per Creation Unit is referred to as the Creation Unit Weight.  The Creation Unit Weight for a particular day will be calculated after 4:00 p.m. New York City time on the immediately prior Business Day and is equal to 25.0 metric tons of copper multiplied by the Creation Unit Ratio applicable for such day (which will have been determined on the immediately prior Business Day).  The “Creation Unit Ratio” will initially be equal to 1.0, but will decline gradually over time to reflect the Trust’s expenses and liabilities.  As a result, the weight of copper necessary for the creation of a Creation Unit of shares, or to be received upon redemption of a Creation Unit, will decrease over the life of the Trust.  See “Description of the Trust—Reporting and Valuation—Creation Unit Ratio and Creation Unit Weight.”

Creation Units may be created or redeemed only by Authorized Participants, which will pay the Administrative Agent a transaction fee for each creation order or redemption order.  In order to provide a consistent and transparent method for delivery of copper, the Administrative Agent will follow procedures intended to result in the Trust always delivering copper from the warehouse(s) at which copper has the lowest locational premium (the “cheapest-to-deliver location”) (i.e., copper from the warehouse location that has the lowest locational premium at a particular time) to Authorized Participants in connection with the redemption of shares.  See “Description of the Trust—Procedures for Creating and Redeeming Shares.”

Trust Expenses	The Trust’s expenses will be divided into two categories: (i) the Sponsor’s fee and (ii) Other Expenses.

The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  In order to pay the Sponsor’s fee, on any Business Day that the Administrative Agent has determined that the amount of accrued unpaid Sponsor’s fee exceeds the value of one or more whole lots of copper held by the Trust in the cheapest-to-deliver location, the Trust will transfer one or more whole lots of copper to the Sponsor, and the amount of any accrued unpaid Sponsor’s fee will be reduced by an amount equal to the value of such copper as of the date of the transfer (as determined by the Valuation Agent in accordance with the Trust’s valuation process).  The Sponsor may sell for its own account the copper transferred to it in payment of the Sponsor’s fee, and such amount may be more or less than the value at which such copper was transferred to the Sponsor.  As discussed in “Description of the Trust—Expenses of the Trust,” the Sponsor’s fee is subject to change from time to time.  Notice of any such change will be provided on the Trust’s website at least 45 days prior to taking effect.  See “Description of the Trust—Expenses of the Trust—Calculation and Payment of Expenses.”

In exchange for its entitlement to the Sponsor’s fee, the Sponsor has agreed to pay the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper, the Trust’s customary periodic audit fees, and any insurance premiums payable in connection with insurance coverage (if any) relating to the copper held by the Trust.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal fees and expenses and initial SEC registration fees.  The Sponsor will not be reimbursed for paying these fees and expenses.

The Trust’s Other Expenses include:

•  all legal fees relating to the ongoing operations of the Trust (other than any such fees borne by the Sponsor as organizational expenses);

•  all Exchange listing fees (other than any such fees borne by the Sponsor as organizational expenses);

•  all SEC registration fees (other than any such fees borne by the Sponsor as organizational expenses);

•  all expenses relating to the preparation and distribution of reports and notices to shareholders, including printing and mailing costs;

•  any expenses and fees incurred directly by and reimbursable to the Administrative Agent, the Valuation Agent, the Trustee or the Warehouse-keeper for their respective services to the Trust (other than any such expenses or fees borne by the Sponsor as periodic fees);

•  any extraordinary expenses of the Trust (including, but not limited to, any indemnification obligations, litigation expenses and expenses related to the transport of copper due to the removal of any warehouse location from the list of permitted warehouse locations for the Trust);

•  any taxes or other governmental charges payable by the Trust; and

•  all expenses relating to the Sponsor’s storage, on behalf of the Trust, of copper to be liquidated for the payment of Other Expenses, as such expenses are not covered by the Warehouse-keeper’s periodic fee paid by the Sponsor on behalf of the Trust for the Trust’s day-to-day storage expenses.

See “Description of the Trust—Expenses of the Trust” for further description of the Trust’s expenses and the manner in which expenses are paid.

Insurance of the Trust’s Copper
The Sponsor intends to maintain an umbrella insurance policy on behalf of the Trust and other physical base metal exchange-traded investment vehicles currently or expected to be sponsored by the Sponsor (each, a “Base Metal Vehicle”) in order to cover certain events of physical loss of, or damage to, the copper held by the Trust and the physical base metals held by the other Base Metal Vehicles.  As described above in “—Trust Expenses,” the Sponsor has agreed to pay any such insurance premiums payable in connection with such insurance coverage, if any.  However, no assurance can be made that the Sponsor will maintain such an insurance policy or that any such policy, if obtained, would be renewed on an annual basis or otherwise.

Net Asset Value
The net asset value of the Trust is obtained by subtracting the Trust’s expenses and liabilities on any day from the value of the copper owned by the Trust on that day.  The NAV per share on any day is obtained by dividing the net asset value of the Trust on that day by the number of shares outstanding on that day.  The net asset value will be calculated by the Administrative Agent on each Business Day as promptly as practicable after 4:00 p.m. New York City time.  The Administrative Agent will determine the value of the Trust’s copper on the basis of that day’s official settlement price per metric ton in U.S. dollars of Grade A Copper as quoted on the LME (the “settlement price” or the “LME settlement price”) plus the weighted average locational premium calculated by the Valuation Agent for the Trust’s copper held in each warehouse location for such Business Day.  See “Description of the Trust—Reporting and Valuation.”

Secondary Market Trading
While the Trust’s investment objective is for the value of the shares to reflect, at any given time, the value of the copper owned by the Trust at that time, less the Trust’s expenses and liabilities, the shares may trade in the secondary market on the Exchange at prices that are lower or higher than the NAV per share.  The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by, among other things, non-concurrent trading hours between the Exchange and the LME.  While the shares will trade on the Exchange until the market closes (generally 4:00 p.m. New York City time), liquidity in the global copper market will be reduced after the close of copper trading on the LME (generally 4:55 p.m. London time, or 11:55 a.m. New York City time).  As a result, during the time after the close of trading on the LME, trading spreads, and the resulting premium or discount on the shares, may widen.  In addition, the NAV per share includes a locational premium for the Trust’s copper in each warehouse location, which will not be reflected in the price of copper that is traded on the LME.  Creations and redemptions of Creation Units are not executed at the NAV per share, but rather occur based on a specified weight of copper required to create or redeem shares on a particular day, which may contribute to disparities between the NAV per share and the secondary market price of shares.

On each Business Day, as promptly as practicable after 4:00 p.m. New York City time (unless otherwise indicated below), the following information will be published on the Trust’s website:

•  the number of outstanding shares of the Trust as of the beginning of the Business Day;

•  the Trust’s net asset value;

•  the NAV per share;

•  the locational premium for each warehouse location where the Trust is permitted to hold copper, as calculated by the Valuation Agent at 5:00 p.m. London time, quoted both in U.S. dollars and as a percentage premium relative to the LME settlement price;

•  the price per metric ton of copper in each warehouse location where the Trust is permitted to hold copper;

•  the aggregate weight in metric tons of all copper owned by the Trust;

•  the aggregate weight in metric tons of the copper owned by the Trust in each warehouse location;

•  the gross value in U.S. dollars of the copper owned by the Trust in each warehouse location;

•  the Creation Unit Ratio; and

•  the Creation Unit Weight.

On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, a downloadable file will be made available on the Trust’s website with the following information relating to each lot of copper owned by the Trust (a “lot” or “whole lot” being defined as an amount of copper equal to 25.0 metric tons, subject to a market-accepted tolerance of plus or minus 2% in weight):

•  the unique identification number of such lot;

•  the warehouse location at which such lot is held;

•  the brand of such lot and, if such brand of copper is not of a brand approved by the LME as an “Acceptable Delivery Brand,” an indication that such lot consists of a brand of copper that has been de-registered;

•  the weight in metric tons of such lot; and

•  the date upon which such lot was delivered to the Trust.

In addition, during the Exchange trading day, the Exchange will calculate and publish:

•  the “First-Out IIV,” an intraday indicative value per share disseminated approximately every 15 seconds that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem one share included in a Creation Unit, assuming that copper in the cheapest-to-deliver location was used for such creation or redemption; and

•  the “Liquidation IIV,” an intraday indicative value per share disseminated approximately every 15 seconds that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust divided by the number of shares then outstanding.

See “Description of the Trust—Reporting and Valuation” for more information on the Trust’s reporting and valuation requirements.

Transaction Fee
An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation or redemption order.  The transaction fee will be a flat fee expressed as a fixed dollar amount regardless of the number of Creation Units created or redeemed. The transaction fee may be increased or decreased, for all Authorized Participants or on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.

Suspension of Issuances, Transfers and Redemptions
The Administrative Agent will, when directed by the Sponsor, suspend the creation, issuance, delivery or registration of transfers of shares, or may refuse a particular deposit or transfer of shares at any time, if the Sponsor determines it to be advisable for any reason.  At the direction of the Sponsor, the Administrative Agent will suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the Exchange or the LME is closed other than customary weekend or holiday closings, or during which trading on the Exchange or the LME is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not reasonably practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.

The Warehouse-keeper will, when directed by the Sponsor, suspend transfers of copper in connection with a creation or redemption of shares if the Sponsor at any time determines it to be advisable for any reason.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right, in its discretion, to suspend such transfers (i) for any period during which an emergency exists as result of which transfer, delivery, disposal or evaluation of copper is not commercially practicable or (ii) if the Warehouse-keeper determines upon advice of counsel that such transfers are contrary to applicable law, rule or regulation.

U.S. Federal Income Tax Considerations
The Trust intends to take the position that it is a grantor trust for U.S. federal income tax purposes.  Because of the absence of authority addressing the classification of an entity such as the Trust, the Internal Revenue Service or a court might not agree with this treatment, in which case the Trust would be treated as a partnership for U.S. federal income tax purposes.  Assuming that the Trust will be treated as a grantor trust for U.S. federal income tax purposes, each shareholder will generally be treated, for U.S. federal income tax purposes, as the owner of an undivided interest in the copper held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions.  See “United States Federal Income Tax Consequences” below.

Dissolution Events	The Trust will be dissolved at any time upon the occurrence of any of the following events:

	•	the Sponsor is notified that the shares have been de-listed from Exchange and have not been approved for listing on another national securities exchange within five Business Days of their de-listing;

•
the warehouse agreement between the Trust and the Warehouse-keeper (the “Trust Warehouse Agreement”) is terminated for any reason and at the time of such termination a successor warehouse-keeper has not been appointed and accepted its appointment;

	•	The Depository Trust Company (“DTC”) is unable or unwilling to continue to perform its functions, and a comparable replacement depository is unavailable;

•
the Sponsor determines that the amount of the Trust’s aggregate net assets in relation to the expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust, or, in the exercise of its reasonable discretion, the Sponsor decides to dissolve the Trust because the aggregate net asset value of the Trust as of the close of any

Business Day declines below $10 million;

	•	the SEC or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940, as amended;

	•	the CFTC (i) determines that the Trust is a commodity pool under the Commodity Exchange Act or (ii) issues a regulatory order that is materially adverse to the Trust;

•
the LME ceases to publish the settlement price for Grade A Copper  and, in the opinion of the Sponsor, no successor or substantially similar contract is available to provide a comparable settlement price for Grade A Copper; or

•
the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Sponsor determines that, in its sole discretion, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor.  Upon dissolution, the Administrative Agent, upon instruction from the Sponsor, will wind up and liquidate the Trust.  The Sponsor will cause the Trust to sell the copper held by the Trust over a commercially reasonable time period.  After paying or making provision for the Trust’s liabilities, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the remaining proceeds to the shareholders.

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants.  Each Authorized Participant must (a) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions; (b) be a participant in DTC; (c) have entered into, or had its agent enter into, a warehouse agreement with the Warehouse-keeper (the “Authorized Participant Warehouse Agreement”) establishing the Authorized Participant’s Reserve Account and Private Account (as defined below); (d) have entered into an authorized participant agreement with the Sponsor, acting on behalf of the Trust (the “Authorized Participant Agreement”); and (e) have delivered at least 25.0 metric tons of copper to the Warehouse-keeper at a permitted warehouse location of the Trust to establish its Reserve Account.  The Authorized Participant Agreement and the Authorized Participant Warehouse Agreement provide the procedures for the creation and redemption of Creation Units and for the delivery of copper in connection with such creations and redemptions.

For more information about the Authorized Participant’s Reserve Account and Private Account, see “Description of the Trust—Daily Operations of the Trust.”

Clearance and Settlement
The shares will be evidenced by one or more global certificates that the Administrative Agent will issue to DTC.  The shares will be available only in book-entry form.  Shareholders may hold their shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY OF FINANCIAL CONDITION

As of the close of business on [•], 2011, the net asset value of the Trust, which represents the value of the copper accepted into and held by the Trust in exchange for the Initial Creation Units, was $[•] and the NAV per share was $[•].  See “Statement of Financial Condition.”

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as other information included or incorporated by reference in this prospectus.

Risks Related to the Copper Markets

The value of the shares relates directly to the value of the copper held by the Trust and fluctuations in the price of copper could materially adversely affect an investment in the shares.

The shares are designed to reflect, at any given time, the value of the copper owned by the Trust at that time less the Trust’s accrued but unpaid expenses and other liabilities. The price of copper has fluctuated widely over the past several years.  If copper markets continue to be characterized by the wide fluctuations that they have shown in the past several years, the price of the shares from time to time will vary widely and in an unpredictable manner.  This volatility exposes your investment to potential losses if you need to sell your shares at a time when the price of copper is lower than it was when you made your investment in the shares.  Even if you are able to hold shares for the mid- or long-term, your shares may not increase in value because copper markets have historically experienced extended periods of flat or declining prices.

Following your investment in the shares, several factors may cause a decline in copper prices and a corresponding decline in the price of the shares, including:

•
global copper supply and demand, which is influenced by factors such as (i) sales of copper by copper producers; (ii) purchases of copper by consumers (e.g., manufacturers) to meet demand for their products; (iii) sales by consumers of their existing copper supply as a result of decreased demand for their products; (iv) purchases made by copper producers, including as part of their respective hedging strategies; (v) production and cost levels in major copper-producing countries; (vi) the cost and availability of transportation from a copper-producing country or region to a copper-consuming country or region; (vii) industrial demand, including in the developing and emerging markets; and (viii) financial activities including investment trading, hedging or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, governments or other investors and speculators.

•
changes in expectations regarding the availability and cost of copper, which is influenced by such factors as: (i) changes in technology used in the extraction and processing of copper ore and the recovery and recycling of copper from above ground stock; (ii) changes in law and regulation relating to the extraction and processing of copper ore and the recovery and recycling of copper ore from above ground stock, including environmental and health and safety laws and regulations; (iii) changes in current reserves, including proven and probable reserves; and (iv) changes in estimates for long term copper prices, which may affect the economic viability of the extraction of reserves.

•
disruptions that may impact the accuracy of copper supply projections, ranging from technical issues at mines to political and social instability in production areas to infrastructure and workforce constraints.  For example, in Africa, the two most productive countries, Zambia and the Democratic Republic of Congo, which combined produce approximately 83% of the continent’s 2009 copper mine supply, have been inconsistent suppliers of copper since the mid-1970s, due to political and social instability causing supply risks, including sovereign risk, threat of asset expropriation, ownership disputes over certain large mines and limited infrastructure.

•	changes in the geographic distribution of sources of copper supply and changes in areas of copper use and consumption.

•	changes in expenses relating to the insurance, transportation and storage of copper.

•	the rate of inflation and investors’ expectations with respect to future inflation.

•	currency exchange rates, including volatility of the U.S. dollar (the principal currency in which the price of copper is generally quoted).

•	interest rates in the United States and globally, as well as expectations with respect to future interest rates.

•	unexpected global or regional political, economic or financial events and situations, or an increase or decrease in the likelihood of such events.

•	reduced economic activity or a recessionary environment, which can impact demand for physical copper that is used in a wide range of practical applications.

•
changes in tax, royalty, land and mineral rights ownership and leasing regulations under different political regimes, which can affect market functions and expectations for future physical copper supply. These factors can affect the relative prices of other commodities, which can also be competitive factors that affect investor decisions with respect to investing in physical copper.

•	increases in warehousing and delivery costs or changes in locational premia.

There is no assurance that copper will maintain its value in the future.  In the event that the price of copper declines, the Sponsor expects the value of an investment in the shares to decline proportionately.  Conversely, several factors may trigger a temporary increase in the price of copper prior to your investment in the shares.  If that were to occur, you would be buying shares at prices affected by the temporarily higher prices of copper, and you may incur losses when the causes for the temporary increase disappear.

The price of copper has recently been affected by increased demand for copper in emerging market countries, and any decrease in such demand could adversely affect the value of the shares.

The global price of copper has recently been affected by increased demand for copper in emerging market countries, including China.  Factors correlated with such increased demand include increases in large-scale manufacturing and infrastructure projects and a deficiency of domestic copper resources to meet demand.  Any future decrease in such demand could cause the price of copper to fall, and subsequently, cause the value of your shares to decline.

Crises may motivate large-scale sales of copper, which could decrease the value of copper held by the Trust and adversely affect an investment in the shares.

The possibility of large-scale distressed sales of physical copper in times of crisis may have a short-term negative impact on the price of copper and may adversely affect an investment in the shares.

For example, the 2008 financial credit crisis resulted in significantly depressed prices of copper largely due to reductions in copper inventories by copper consumers.  As demand for copper and the availability of financing declined, the ability and incentives of consumers to hold copper inventories declined.  Institutional investors, such as hedge funds, sovereign wealth funds and endowments, may have also been forced to sell copper, as financing and liquidity decreased.  Crises in the future may impair copper’s price performance which would, in turn, adversely affect an investment in the shares.

Imposition of export restrictions and customs duties on copper could have a material adverse affect on the value of your shares.

It is expected that copper held by the Trust will be located in geographic areas that are exempt from export restrictions and customs duties on copper.  If governmental authorities in such geographic areas were to impose or consider imposing export restrictions or customs duties applicable to copper, the value of any copper held by the Trust could decline and the value of the shares could be materially adversely affected.  Furthermore, copper is often transported from warehouse locations in such geographic areas to various countries where copper is consumed.  If custom duties are levied in the delivery of copper to countries where copper is consumed, such duties could affect the demand for copper in those countries, and thus, adversely affect the price of copper.

Changes in market practice regarding acceptable quality standards for copper delivery could have a material adverse effect on the value of your shares.

The copper delivered to the Trust must be of a brand approved by the LME as an “Acceptable Delivery Brand” and is therefore required to meet certain “good delivery standards” established by the rules and practices of the LME, which specify requirements for the composition, quality, shape and size of a lot of copper and establishes current market practice as to what quality of copper is accepted for good delivery.  If market practice or LME “good delivery standards” change such that copper held by the Trust is no longer accepted for good delivery, the value of copper held in the Trust may decline and the value of the shares could be materially adversely affected.  It is also possible that such a change in market practice could impede creations and redemptions of shares, thereby negatively impacting the liquidity of the shares and potentially causing the value of the shares to become more volatile.

Risks Related to the Trust

The amount of copper represented by the shares will decrease over the life of the Trust due to the delivery of copper in payment of the Sponsor’s fee and the sale of copper to pay the Trust’s Other Expenses.  Without increases in the price of copper sufficient to compensate for that decrease, the price of the shares will also decline and you will lose money on your investment in the shares.

The Trust will deliver copper in kind in payment of the Sponsor’s fee and will sell copper in order to pay Other Expenses.  As a result of these periodic deliveries and sales of copper for payment of expenses, the amount of copper represented by each share will decrease. New transfers of copper, received in exchange for new shares issued by the Trust, will not reverse this trend.

For example, as of [•], 2011, the estimated amount of all fees and expenses that are anticipated to be incurred by a new investor during the first twelve months is $[•] (or expressed as a percentage, assuming shares were purchased at an initial offering price of $[•] per share, [•]%). See “Hypothetical Expense Example” on page 56.  A decrease in the amount of copper represented by each share will result in a decrease in the share price even if the price of copper has not changed.  In order for the shares to retain their original price, the price of copper has to increase.  Without that increase, the lower amount of copper represented by a share will cause a share to have a correspondingly lower price.  If increases in the price of copper do not occur, or are not sufficient to counter the lower amount of copper represented by each share, you will sustain losses on your investment in shares.

An increase in the Trust’s expenses, or the existence of unexpected liabilities affecting the Trust (such as extraordinary expenses) will force the Trust to deliver or sell larger amounts of copper in order to pay expenses, and will result in a more rapid decrease of the amount of copper represented by each share and a corresponding decrease in share price.

The Trust has a limited operating history.

The Trust has been established in connection with this offering and has no operating history that potential investors may evaluate.

Since the Sponsor does not have prior experience in administering an investment vehicle like the Trust, their experience may be inadequate or unsuitable for sponsoring and maintaining the Trust.

The Sponsor does not have prior experience in sponsoring and maintaining investment vehicles like the Trust.  If the prior experience of the Sponsor is not adequate or suitable to sponsor and maintain an investment vehicle like the Trust, the Trust may be adversely affected.

The Trust is a passive investment vehicle.  As a result, the value of your shares may be adversely affected by Trust losses that it might have been possible to avoid if the Trust had been actively managed.

Neither the Sponsor nor the Administrative Agent will actively manage the copper held by the Trust.  This means that the Trust will not sell copper at times when the price of copper is high or acquire copper at low prices in the expectation of future price increases.  It also means that the Trust will not make use of any of the hedging techniques available to professional copper investors to attempt to reduce the risk of losses resulting from price decreases.  Any losses sustained by the Trust will adversely affect the value of your shares.

If the Trust is required to dissolve and liquidate, this event may occur at a time when the disposition of the Trust’s copper will result in losses to investors.

If certain dissolution events occur, or if the Sponsor in its discretion dissolves the Trust for any reason at any time, the Sponsor will instruct the Administrative Agent to wind up and liquidate the Trust.  See “Description of the Trust Agreement—Dissolution of the Trust” for more information about the dissolution of the Trust, including when events outside of the control of the Sponsor, the Administrative Agent, the Trustee or the shareholders may prompt the Trust’s dissolution.

Upon dissolution of the Trust, the Sponsor will cause the Trust to sell the copper held by the Trust.  The Trust will use the proceeds first to cover all expenses of liquidation and to pay or make provision for any outstanding liabilities of the Trust.  Thereafter, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the remaining proceeds to the shareholders.  If the Trust is required to dissolve and liquidate, such dissolution and liquidation could occur at a time that is disadvantageous to shareholders, such as when copper prices are lower than the copper prices at the time when shareholders purchased their shares.  Sales of copper in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect any gains, on your investment in the shares.

The Trust’s copper may be subject to loss, damage, theft or restriction on access for which it does not have adequate sources of recovery.

There is a risk that part or all of the Trust’s copper held by the Warehouse-keeper on behalf of the Trust could be lost, damaged or stolen.  In addition, access to the Trust’s copper could be restricted due to natural events (such as an earthquake), governmental actions (for example, transfer or export restrictions) or human actions (such as nuclear accidents, terrorism, riots, insurrections, strikes and similar causes).  Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the shares.  Any loss of or damage to copper owned by the Trust will result in a corresponding decrease in the net asset value per share and it is reasonable to expect that such loss will also result in a decrease in the prices at which the shares are traded on the Exchange.

If the Trust’s copper is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have financial resources sufficient to satisfy the Trust’s claim.  For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the relevant Warehouse-keeper or warehousing sub-contractor or, to the extent identifiable, other responsible third parties (such as a thief or terrorist), any of which may not have sufficient financial assets (including liability insurance coverage, if any) to satisfy a valid claim of the Trust.

It is possible that the amount of copper held by the Trust will exceed the amount covered by any insurance policy maintained by the Sponsor or that the loss of, or damage to, the Trust’s copper while in storage will be attributable to an event not covered by any policy.

The Sponsor intends to maintain an umbrella insurance policy on behalf of the Trust and other Base Metal Vehicles currently sponsored or expected to be sponsored by the Sponsor in order to cover certain events of physical loss of, or damage to, the copper held by the Trust and the physical base metals held by the other Base Metal Vehicles.  The insurance policy would be expected to cover against loss or damage in connection with certain covered events, subject to certain limits and exclusions.  The terms and conditions of the insurance policy, if obtained, may vary from year to year, and may be subject to renewal on an annual basis.  The Sponsor has agreed to pay any insurance premiums payable in connection with such insurance coverage.  However, no assurance can be made that the Sponsor will maintain such an insurance policy on behalf of the Trust, or that any such policy, if obtained, would be renewed on an annual basis or otherwise.  Neither can assurances be made that any such insurance policy will provide adequate recovery for the Trust in the event of loss of or damage to the Trust’s copper.  It is possible that the amount of copper held by the Trust will exceed the amount covered by the insurance policy that the Sponsor may determine not to make payment of any deductibles required for recovery or that the loss of, or damage to, the Trust’s copper while in storage will be attributable to an event not covered by insurance policy.  In addition, any loss of, or damage to, the physical base metals of the other Base Metal Vehicles could reduce the amounts recoverable by the Trust for loss of or damage to the Trust’s copper or adversely affect the terms of insurance coverage that may be available to the Trust in the future.  The Sponsor may terminate any such insurance coverage maintained on behalf of the Trust for any reason in its discretion, including, for example, if such insurance policy cannot be maintained at commercially reasonable levels.

In the event of loss, damage or theft of the Trust’s copper, shareholders’ recourse against the Trust, the Sponsor, the Administrative Agent, the Warehouse-keeper or any other person under New York law and the laws of any other jurisdiction or country where the warehouses are located will be limited.  Consistent with industry standards, the Warehouse-keeper will not maintain any insurance with respect to the Trust’s copper held in its warehouses.  If in the future the Warehouse-keeper maintains insurance in connection with its storage service obligations, it will do so on such terms and conditions as it considers appropriate in its sole discretion and the Trust will neither be a beneficiary of any such insurance nor have the ability to dictate the existence, nature or amount of such coverage.  Consequently, a loss may be suffered with respect to the Trust’s copper that is not covered by insurance and for which no person is liable.

The Warehouse-keeper’s liability is limited under the Trust Warehouse Agreement.  This limited liability may impair the ability of the Trust to recover losses for its copper.

The liability of the Warehouse-keeper is limited under the Trust Warehouse Agreement.  Under the terms and conditions of the Trust Warehouse Agreement, the Warehouse-keeper is generally liable only for losses that are the direct result of its own gross negligence, willful misconduct or fraud in the performance of its duties, and the Trust will indemnify the Warehouse-keeper for any loss, damage, expense, liability or claim arising out of, or based upon, the exercise of the Warehouse-keeper’s duties under the Trust Warehouse Agreement and not attributable to the Warehouse-keeper’s gross negligence, willful misconduct or fraud.  The Trust will also indemnify the Warehouse-keeper with respect to certain error-related losses certain physical loss or damage, all duties, taxes, imports, levies, deposits and outlays of whatsoever nature and all payments and fines, resulting from the Warehouse-keeper’s acting in accordance with the Trust’s instructions with respect to the storage services or arising from any breach by the Trust of any warranty or obligation made with respect to such storage services.  Additionally, the Warehouse-keeper will not be liable for, and the Trust will indemnify and hold the Warehouse-keeper harmless from, any loss or damage arising under certain enumerated circumstances with respect to the storage services, such as the insufficiency of the packing or labeling of goods or the provision by the Trust to the Warehouse-keeper of inaccurate, obscure and inadequate instructions, information and/or documents.  The Warehouse-keeper’s liability with respect to any physical storage services provided under the Warehouse Agreement is subject to maximum limits that differ from warehouse location to warehouse location.  Additionally, the assets of the Trust are not insured by the Warehouse-keeper against loss or damage at any time.  As a result, the recourse of the Trust, under New York law or any other jurisdiction’s law applicable to any warehouse location is limited.

The value of the shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Warehouse-keeper, the Administrative Agent or the Trustee.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without (i) gross negligence, bad faith or willful misconduct on its part or (ii) any bad faith violation of the implied contractual covenant of good faith and fair dealing.  Under the Administrative Agency Agreement, the Administrative Agent has a right to be indemnified from the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part.  As discussed in the risk factor immediately above, the Warehouse-keeper will also be indemnified by the Trust under certain circumstances.  In addition, the Sponsor and the Administrative Agent may be indemnified by the Trust with respect to certain error-related losses in connection with the Trust’s operations. As a result, the Trust’s copper may need to be sold in order to cover losses or liabilities of the Trust’s service providers.  Any sale of this kind would reduce the amount of the Trust’s copper and consequently, the net asset value of the shares.

The value of the shares will be adversely affected if any services provided to the Trust by the Sponsor, the Warehouse-keeper, the Administrative Agent, the Trustee or the Valuation Agent are suddenly or unexpectedly terminated.

The Trust’s operations are dependent upon the services provided by the Sponsor, the Warehouse-keeper, the Administrative Agent, the Trustee and the Valuation Agent.  Although the Administrative Agency Agreement and the Valuation Agreement generally provide for an initial five-year term and will each automatically renew for successive one-year terms (unless otherwise terminated upon 180 days’

prior written notice as of the end of the initial five-year term or any subsequent one-year term thereafter), and the Trust Warehouse Agreement generally provides for successive one-year terms (unless otherwise terminated upon 180 days’ prior written notice as of the end of any such one-year term), the agreements may be terminated sooner upon the occurrence of certain events.  Under the Trust Agreement, the Trustee may at any time resign as Trustee by giving at least 30 days’ advance written notice to the Sponsor, and such resignation will take effect upon the appointment of a successor Trustee by the Sponsor and its written acceptance of such appointment.  Upon the sudden or unexpected termination, resignation or removal of any service provider to the Trust, it is possible that a comparable replacement service provider is unavailable or cannot be appointed without material delay.  Any such unavailability or delay could have a materially adverse effect on the Trust and consequently, the net asset value of the shares.  If the Trust Warehouse Agreement is terminated for any reason and at the time of such termination, a successor warehouse-keeper has not been appointed and accepted its appointment, the Trust will be dissolved.

Copper held by the Trust may be stored in only a few warehouse locations or even a single warehouse location, which could have a materially adverse impact of the value of the shares.

Initially, the Trust will be permitted to hold copper in any of the following warehouse locations: the Netherlands (Rotterdam), Singapore (Singapore), South Korea (Busan and Gwangyang) and the United States (Baltimore, Chicago and New Orleans).  Although the Trust may hold copper in warehouses in any of these locations (or other locations that may be determined from time to time), the locations at which copper is actually held will depend on (i) the warehouse locations at which Authorized Participants have actually delivered copper and (ii) the warehouse locations from which copper is or has been delivered pursuant to the Trust’s redemption procedures.  In order to provide a consistent and transparent mechanism for delivery of copper, the Administrative Agent will follow procedures intended to result in the Trust’s always delivering copper from the warehouse location that has the lowest locational premium at a particular time to Authorized Participants in connection with the redemption of Shares.  It is therefore expected that, under most circumstances, the Trust will hold most of its copper in the warehouse maintained by the Warehouse-keeper that is in the cheapest-to-deliver location.  Therefore, the Trust’s storage of copper may ultimately be concentrated in only a few warehouse locations or even a single warehouse location.  As a result, the Trust’s copper, and therefore will be subject to the geographical, economic, political and other conditions affecting such locations.  In addition, the size of the Trust may be limited to the extent that the cheapest-to-deliver location has reached maximum warehousing capacity.  Any such adverse conditions affecting such locations could have a materially greater adverse impact on the value of the shares than if the Trust’s copper were stored in multiple locations on a worldwide basis.

Because there is no limit on the amount of copper that the Trust may acquire, the Trust, as it grows, may have an impact on supply and demand for copper that ultimately may affect the price of the shares in a manner unrelated to other factors affecting the global markets for copper.

The Trust Agreement places no limit on the amount of copper the Trust may hold.  Moreover, the Trust may issue an unlimited number of shares, subject to registration requirements, and thereby may in theory acquire an unlimited amount of copper.  Based on data from Brook Hunt, annual refined copper supply and demand in 2000 are estimated, to have been equal to approximately 14.8 million metric tons and 15.2 million metric tons, respectively.  In 2010, annual refined copper supply and demand are estimated to have been approximately 19.1 million metric tons and 19.2 million tons, respectively.  If the amount of copper acquired by the Trust were large enough in relation to global copper supply and demand, in-kind creations and redemptions of shares could have an impact on the supply and demand for copper unrelated to other factors affecting the global markets for copper.  Such an impact could affect the prices for copper and, as a result, could affect the price at which shares are traded on the Exchange or the value of future Creation Units created or redeemed by the Trust.

The Sponsor generally expects that the market price of copper, and whether that price exceeds or is less than the price of shares, will determine whether Authorized Participants will create or redeem shares.  Creation and redemption activity are thus affected by both supply and demand for copper, and supply and demand for the Trust’s shares.  Global supply and demand for copper, and therefore the price of copper, are influenced by a number of factors, including but not limited to (i) changes in the supply of copper based on existing resources and sales of copper by producers, (ii) changes in the supply of copper based on new and future resources (e.g., increased production from scrap metal), (iii) changes in industrial demand and purchases by manufacturers and other consumers, which may result from changes in manufacturing and other industrial activity, including new needs and innovations, (iv) sales of above-ground inventories of refined and unrefined copper by producers and (v) changes in demand due to financial activities, including investment trading or other activities conducted by large trading houses, producers, users, hedge funds, commodity funds, governments and other investors and speculators.   The foregoing factors in combination affect the price of copper for both immediate and future delivery, but the aggregate effect of such factors on the price of copper is difficult to predict.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, and this will have an adverse effect on your shares.

During the life of the Trust, unanticipated events may occur generating extraordinary expenses payable by the Trust.  Examples of such expenses include, but are not limited to, expenses arising from changes in tax law, regulatory authority, export restrictions, customs duties or other applicable laws; unexpected litigation costs; indemnification; obligations and expenses arising from closures of certain warehouse locations.  Any of these occurrences could increase the expenses of the Trust, potentially causing the price of the shares to decline.

Risk Factors Related to Conflicts of Interest

Currently, JPMorgan affiliates will be acting as the Sponsor, the Administrative Agent, the Warehouse-keeper and the initial Authorized Participant of the Trust, which may present various conflicts of interest between such JPMorgan affiliates, on the one hand, and the Trust and shareholders, on the other hand.

The Trust, the Sponsor, the Administrative Agent, the Warehouse-keeper and J.P. Morgan Securities LLC, the initial Authorized Participant, are all affiliates of JPMorgan Chase & Co.  In addition, the Sponsor may appoint, or in the future appoint, an affiliate of JPMorgan Chase & Co. to act as marketing agent for the Trust.  We refer to all of these affiliated entities, and all other affiliates of the Sponsor, collectively, as the “JPMorgan Entities.”  It is currently expected that a JPMorgan Entity will purchase the Initial Creation Units of the Trust and continue to act as an Authorized Participant for the Trust after the issuance and sale of the Initial Creation Units and act as market-maker for the shares or act as a physical dealer of copper, on its own behalf or for its clients.  These and other affiliations may present a conflict between the interests of shareholders and the Trust, on the one hand, and the interests of JPMorgan Entities, on the other.

For example, the Sponsor’s current affiliation with the Administrative Agent, the Warehouse-keeper or the marketing agent for the Trust may present certain conflicts of interest.  In particular, the Sponsor, which has authority, subject to the terms of the Administrative Agency Agreement, the Trust Warehouse Agreement and the marketing agent agreement, to remove the Administrative Agent, the Warehouse-keeper or the marketing agent, has an incentive not to exercise this authority, even when it may be in the best interests of the shareholders to do so, because of the affiliation among the entities.  Although the periodic fees charged by the Warehouse-keeper are negotiated on an arm’s length basis, the

Warehouse-keeper may modify such fees a maximum of once per calendar year on a commercially reasonable basis, with at least sixty (60) days’ prior written notice to the Sponsor and the Administrative Agent.  In exchange for its entitlement to the Sponsor’s fee, the Sponsor has agreed to pay the Warehouse-keeper’s periodic fees.

A conflict of interest may also exist for the Sponsor in determining the amount of the Sponsor’s fee that the Sponsor charges to the Trust.  The Sponsor’s fee may be increased or decreased by the Sponsor at any time upon 60 days’ prior notice to the Administrative Agent without the consent of any person or entity, provided that the Sponsor will post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to the effective date of any such increase or decrease.

Certain JPMorgan Entities are currently active participants in the copper markets and other commodities markets and their interests as they conduct such trading activities may be adverse to those of the Trust and the shareholders.

Certain JPMorgan Entities are currently active participants in the copper markets and other commodities markets, including in the physical markets for commodities, the futures markets (on multiple commodity exchanges) and the over-the-counter (“OTC”) markets, including the trading of commodity swaps, options and other derivatives.  JPMorgan Entities currently engage in, and in the future expect to engage in, such trading activities relating to copper or other commodities for their own respective accounts or the accounts of their respective clients, and not for the account of, or on behalf of, the Trust or the shareholders.  For example, a JPMorgan Entity may buy or sell physical commodities (including copper) or commodity derivatives and enter into long or short positions on such assets.  A significant portion of trading in the physical copper market is currently conducted by such JPMorgan Entities.  JPMorgan Entities currently intend to buy or sell shares of the Trust, on their own behalf, as part of a hedge or as a principal investor, or on behalf of a client.  These trading activities may influence the value of the copper or the shares, and will present a conflict between the shareholders’ interest in the shares and the interest of JPMorgan Entities in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management.  For example, a copper producer may ask a JPMorgan Entity to help it lock in a certain price for copper to be delivered on a certain date in the future.  The JPMorgan Entity may sell a contract to the producer agreeing to buy copper at a certain price (i.e., put option).  In order to hedge its liabilities, the JPMorgan Entity may sell copper or enter into a similar transaction with another counterparty.  These transactions may adversely affect the price of copper and therefore, affect the price of the shares.  With respect to any such activities, none of the JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

Certain JPMorgan Entities currently serve as issuer, agent or underwriter for issuances of competing products into the marketplace and their interests as they conduct such business activities may be adverse to those of the Trust and the shareholders.

JPMorgan Entities currently serve, and will likely in the future serve, as issuer, agent or underwriter for issuances of competing products into the marketplace.  For example, JPMorgan Entities engage in the underwriting or issuing of other securities or financial instruments indexed to copper or taking long or short positions in copper-related instruments, such as copper exchange-traded futures or a commodity index that references, in whole or in part, the spot or forward price of copper.  These business activities may influence the value of the copper or the shares.  To the extent that a JPMorgan Entity serves as an issuer, agent or underwriter for such securities or financial instruments, their interests with respect to such products may be adverse to those of the Trust and the shareholders.  With respect to any of these activities, none of the JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

It is expected that confidential or material nonpublic information regarding copper production or consumption may become available to a JPMorgan Entity, for example in the context of a JPMorgan Entity’s representation of copper consumers or producers in the context of a JPMorgan Entity’s corporate finance or mergers and acquisitions advisory businesses.  Any such confidential or material nonpublic information will not be disclosed to the Trust or the shareholders.  In addition, certain JPMorgan Entities have published, and in the future expect to publish, research reports related to: the price of copper; the supply and demand of copper producers and copper consumers; physical commodities generally; industrial metals (including copper); commodity indices (which may include copper); futures contracts that reference copper; and the market for copper generally.  Such research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the shares.  Such research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares.

In connection with the sale of copper to pay the Trust’s expenses, a JPMorgan Entity could be engaged as the broker that sells copper on behalf of, or as a principal that buys copper from, the Trust, and this could conflict with your interests as a shareholder.

In certain circumstances, the Sponsor will nominate a broker to assist with the sale of copper on behalf of the Trust or an Authorized Participant.  For example, the Sponsor will nominate a broker to assist with the sale of copper in order to generate cash to pay Other Expenses.  In any such transaction, a JPMorgan Entity could be engaged as the broker that sells copper on behalf of the Trust and a JPMorgan Entity could buy copper from the Trust as a principal.  Although the nominated broker will be required to seek “best execution” for any sale, and such broker may consider, among other things, current copper market conditions, the liquidity in the copper market, the weight of copper to be sold, the terms of the available bids for such copper, and other factors relevant to such sale as such broker, in its sole discretion, considers appropriate at such time, engagement of a JPMorgan Entity as a broker and/or buyer could nevertheless present conflicts of interest in the pricing and sale of such copper.  For example, the nominated broker may determine to sell copper at a lower price to a JPMorgan Entity rather than the highest price available in the physical market for such copper, while still complying with its best execution obligations.

Risks Related to the Shares

The market price of the shares may be less than the value of the copper represented by such shares.

The result obtained by subtracting the Trust’s accrued unpaid expenses and liabilities on any day from the value of the copper owned by the Trust on that day is the net asset value of the Trust which, when divided by the number of shares outstanding on that date, results in the NAV per share.

Shares may trade at, above or below the NAV per share.  The NAV per share will fluctuate with changes in the market value of the Trust’s assets.  The trading prices of shares will fluctuate in accordance with changes in NAV per share as well as market supply and demand.  The amount of the discount or premium in the trading price relative to the NAV per share may also be influenced by non-concurrent trading hours between the major copper markets and the Exchange.  While the shares will trade on the Exchange until the market close (generally 4:00 p.m. New York City time), liquidity in the market for copper will be reduced after the close of the LME, which is the largest market for copper and trades in U.S. dollars per metric ton.  As a result, during this time, trading spreads, and the resulting premium or discount on shares, may widen.

The NAV per share may decline due to a change in the value of the copper held by the Trust even if the settlement price of copper remains unchanged.

The value of the copper held by the Trust is generally a function of the settlement price of copper plus the locational premium related to each warehouse location where the Trust’s copper is stored.  Any increase or decrease in the locational premia (for example, due to changes in storage costs or the relative values of particular warehouse locations) will cause a proportionate increase or decrease in the value of the copper held by the Trust, with a corresponding increase or decrease in NAV per share.  Although the average price of copper in a warehouse location is generally expected to be greater than the LME settlement price, it is, however, possible for the average price of copper in a warehouse location to be less then the LME settlement price, which would result in a negative locational premium.  Therefore, the NAV per share may decline even if the settlement price of copper remains unchanged.

The lack of an active trading market for the shares may result in losses on your investment at the time you choose to sell your shares.

Although shares are listed for trading on the Exchange, you should not assume that an active trading market for the shares will develop or be maintained.  The market for the shares may not provide enough liquidity to allow investors to trade or sell the shares easily.  If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, will likely be lower than the price you would receive if an active market did exist.

As an owner of shares, you will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company.  Consequently, the owners of shares do not have the regulatory protections provided to investors in investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) and regulate sales loads or other fees or expenses do not apply to the Trust.

The Trust does not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the Commodity Futures Trading Commission (“CFTC”). Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and neither the Sponsor nor the Administrative Agent is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor.  Owners of shares therefore do not have the regulatory protections provided to investors in Commodity Exchange Act regulated instruments or commodity pools.  For example, owners of shares do not receive the disclosure document and certified annual report required to be delivered by commodity pool operators to investors in commodity pools.

Regulation of the Trust and its activities may have a detrimental effect on the Trust’s operations and could have a material adverse effect on the value of your shares.

The securities and commodities markets are subject to comprehensive statutes and regulations, both in the United States and in other jurisdictions.  The Trust is not a “commodity pool” and the Sponsor is not a “commodity pool operator” or a “commodity trading advisor” of the Trust under the Commodity Exchange Act and the CFTC’s rules thereunder.  However, the Trust’s activities may be affected by the Commodity Exchange Act and actions of the CFTC.  For example, the CFTC is authorized to monitor, investigate and take actions with respect to activities that may have a material impact on the markets for physical commodities, commodity futures, commodity options, and swaps in the United States, which may include activities of the Sponsor or the Authorized Participants in the markets for physical copper, the investment assets of the Trust and the creation, redemption or trading of Trust shares.  The Trust and its shares are also subject to regulation by the SEC, because the shares are publicly offered and traded on the Exchange.  Regulatory and self-regulatory bodies including the CFTC, SEC, LME and the Exchange generally are authorized to take extraordinary actions in the event of market emergencies, including, for example, the implementation of position limits, limitation of trading to liquidation-only, the implementation of market “circuit breakers” and suspensions of trading, any of which could have a material adverse affect on the value of your shares.  In addition, the regulation of securities and commodities both inside and outside the United States is a rapidly changing area and is subject to modification by government, regulatory and judicial action.  Any investigation, emergency action or expansion of regulatory oversight of the physical commodities market in the United States or abroad could have a material adverse effect on the Trust (including, but not limited to, increasing the expenses of the Trust), and a corresponding material adverse effect on the value of your shares.

As an owner of shares, you will not have the rights normally associated with ownership of other types of shares.

As interests in an investment trust, the shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation.  The shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors.  By acquiring the shares, you are not acquiring the right to elect directors, to receive dividends or to take other actions normally associated with the ownership of shares.  Under the Trust Agreement, shareholders have limited voting rights.  Shareholders will have the right to vote only as required by applicable federal law or under the rules or regulations of the Exchange, or as the Sponsor may authorize in its sole discretion.  Amendments to the Trust Agreement require advance notice to the shareholders before the effectiveness of such amendments, but no shareholder vote or approval is required for any amendment to the Trust Agreement.

An investment in the shares may be adversely affected by competition from other methods of investing in copper.

The shares will compete with other financial instruments, including traditional debt and equity securities issued by companies in the copper industry and other securities backed by or linked to copper, direct investments in copper and investment instruments similar to the shares, including other exchange-traded products.  Market and financial conditions, and other conditions beyond the Sponsor’s control may make it more attractive to invest in other financial instruments or vehicles offering copper exposure or to invest in physical copper directly, which could limit the market for the shares and reduce the liquidity of the shares.

To the extent that other exchange-traded products tracking copper emerge and represent a significant proportion of demand for copper, large redemptions by investors in such products could negatively affect copper prices.  Any decrease in the value of copper owned by the Trust will result in a corresponding loss in the net asset value, and it is reasonable to expect that such loss will also result in a decrease in the market price of the shares.

The shares are subject to concentration risk, including non-diversification of assets, that could have a materially adverse impact on the value of the shares.

The investment objective of the Trust is to provide shareholders indirect, but highly correlated and unhedged, exposure to the price performance of copper.  The Trust’s holdings will not be diversified and therefore the value of the shares may be more volatile than the value of a diversified portfolio and may fluctuate substantially over short periods of time.  This concentration in a single asset may have a negative impact on the value of the shares.  Because the Trust’s assets will be concentrated in copper, the value of the shares will be subject to the risk that economic, political or other conditions may have a negative effect on the copper market or the copper industry as a whole and negatively impact the value of the shares to a greater extent than if the Trust’s assets were invested in a wider variety of assets.

The market value of the shares could decrease if unanticipated Trust administration or share trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the administration of the Trust and the trading of the shares that could have a material adverse effect on an investment in the shares.  Although the Trust has established procedures to address issues with respect to the mechanics of the Trust’s operations that may arise, as described in “Description of the Trust—Adjustments, Identified Errors or Omissions,” the Sponsor is under no obligation to resolve or correct any issues or errors if it does not consider taking such action to be appropriate.  In addition, although the Trust is not “managed,” to the extent that unanticipated Trust administration or share trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.  Therefore, the net asset value of the shares could decrease if unanticipated Trust administration or share trading problems arise.

Risks Related to the Creation and Redemption of Shares

If there is only a small number of Authorized Participants, or if one or more Authorized Participants withdraw from participation, the liquidity of the shares may be affected and this could have a material adverse effect on the market price of your shares.

If there is only a small number of Authorized Participants, the liquidity of the shares may be limited.  Additionally, in the event that one or more Authorized Participants having substantial interests in the shares or otherwise responsible for a significant portion of the shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the shares will also likely be impaired.  The occurrence of any such events could adversely affect the market price of the shares and result in your incurring a loss on your investment.

The liquidity of the shares may be affected by the suspension of the creation or redemption of shares by the Administrative Agent.

The Administrative Agent will, when directed by the Sponsor, suspend the creation, issuance, delivery or registration of transfers of shares, or may refuse a particular deposit or transfer of shares at any time, if the Sponsor determines it to be advisable for any reason.  For example, the Administrative Agent will, when directed by the Sponsor, suspend the issuance or delivery of shares if the Sponsor determines it to be advisable due to the Sponsor’s consideration of factors relating to the copper market, including, without limitation: the amount of copper held by the Trust, global copper supply and demand, expectations regarding the availability and cost of copper, disruptions that may impact copper supply projections, and the geographic distribution of copper supply sources as compared to copper use and consumption.  A suspension of the issuance or delivery of shares could occur upon the receipt of any cash or other non-copper assets by the Sponsor or the Administrative Agent on behalf of the Trust.  At the direction of the Sponsor, the Administrative Agent will suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the Exchange or the LME is closed other than customary weekend or holiday closings, or during which trading on the Exchange or the LME is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not commercially practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.

The Warehouse-keeper will, when directed by the Sponsor, suspend transfers of copper in connection with a creation or redemption of shares if the Sponsor at any time determines it to be advisable for any reason.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right, in its discretion, to suspend such transfers (i) for any period during which an emergency exists as result of which transfer, delivery, disposal or evaluation of copper is not commercially practicable or (ii) if the Warehouse-keeper determines upon advice of counsel that such transfers are contrary to applicable law, rule or regulation.

The liquidity of the shares and the correlation between the value of the shares and the value of the copper held by the Trust may be adversely affected in the event of any such suspension of issuance, transfer or redemption or refusal of transfer instructions.  Additionally, a suspension of redemptions could delay or preclude the withdrawal of copper from the Trust by an Authorized Participant.  In this way, the terms of delivery of copper by the Trust upon a redemption of shares by an Authorized Participant are unlike the terms of LME futures contracts, which, subject to certain conditions and exceptions, grant an automatic right to take delivery of copper to the purchaser under a contract.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the secondary market price of the shares closely linked to the value of copper in the Trust may not exist and, as a result, the secondary market price of the shares may be affected.

If the processes of creation and redemption of shares (which depend on timely transfers of copper by the Warehouse-keeper) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional shares after the present offering is completed, potential market participants which might otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the value of the underlying copper may not do so because of the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.  In that event, the liquidity of shares may decline and the price of the shares may fluctuate independently of the price of copper and may fall.

Purchasing activity in the copper market associated with the purchase of Creation Units from the Trust or selling activity following the redemption of Creation Units may affect the price of copper and the trading prices of the shares.  These price changes may adversely affect an investment in the shares.

Purchases of copper for transfer into the Trust in connection with the creation of Creation Units may increase the market price of copper, which will result in higher trading prices for the shares.  Increases in the market price of copper may also occur as a result of the purchasing activity of other market participants.  However, other market participants may attempt to benefit from an increase in the market price of copper that may result from such increased purchasing activity by selling copper.  Consequently, the market price of copper may decline immediately after Creation Units are created.  If the price of copper declines, the trading price of the shares may also decline.

Selling activity associated with the sale of copper withdrawn from the Trust in connection with the redemption of Creation Units may decrease the market price of copper, which will result in lower trading prices for the shares.  Decreases in the market price of copper may also occur as a result of the selling activity of other market participants.  If the price of copper declines, the trading price of the shares will also decline.

If an Authorized Participant ceases to be an Authorized Participant, there may be a period of time when some of the Authorized Participant’s copper is held by the Sponsor in anticipation of sale and the Authorized Participant will have only a contractual claim against the Sponsor in the event of any loss or damage to such copper or loss of any proceeds realized from the sale of such copper.

In connection with the Trust’s creation and redemption procedures, each of the Trust and an Authorized Participant may at any time own a fractional portion of a whole lot of copper (a “fractional lot”) at a particular warehouse location.  If an Authorized Participant ceases to be an Authorized Participant, any such “divided lot” of copper (i.e., a whole lot of copper that has been divided into two fractional lots, one  held by the Authorized Participant, and the other by the Trust) will be transferred to the Sponsor, which will hold such lot on behalf of the Trust and such Authorized Participant for sale by a broker nominated by the Sponsor.  Therefore, there may be a period of time during which some or all of the Authorized Participant’s copper is held by the Sponsor in anticipation of such sale, and the Authorized Participant will have only a contractual claim against the Sponsor in the event of any loss or damage to such copper.  The proceeds of such sale attributable to the Authorized Participant’s share of the divided lot will be distributed by the Administrative Agent to the Authorized Participant as soon as commercially practicable after such sale.

Risks Related to Warehousing Issues

From time to time, the Sponsor may, in its discretion, determine to remove one or more existing warehouse locations, which could adversely affect the value of your shares.

Initially, the Trust will be permitted to hold copper in any of the following warehouse locations: the Netherlands (Rotterdam), Singapore (Singapore), South Korea (Busan and Gwangyang) and the United States (Baltimore, Chicago and New Orleans). From time to time, the Sponsor may, subject to the conditions described in “Description of the Trust—Addition or Removal of Warehouse Locations,” determine to add or remove one or more warehouse locations.  Examples of circumstances in which the Sponsor would consider removal of an existing warehouse location include, but are not limited to: changes in tax law, regulatory authority, export restrictions, customs duties or other applicable laws that could have an adverse effect on the operations of the Trust; material issues arising in or closures of certain warehouse locations; adverse changes in the storage policies of the Warehouse-keeper; or the lack of an active trading market for physical copper in such warehouse location.  If the Sponsor determines that such an event has occurred and there is copper stored by the Trust in the removed warehouse location, the Sponsor will arrange for the movement of the copper to a different warehouse location at the expense of the Trust.  Although the Sponsor will seek to minimize the economic impact of such an event on the Trust, such expense could be considerable and any such determination made by the Sponsor could temporarily disrupt the creations and redemptions of shares, negatively impacting the liquidity of the shares, or, to the extent copper is moved to a cheaper-to-deliver location than the previous warehouse location, cause a decline in the locational premium of such copper and therefore the net asset value of the Trust.  Any of these occurrences could potentially cause the value of the shares to decline.

The obligations of the Warehouse-keeper for warehousing are governed by New York law and other applicable law which may frustrate the Trust in attempting to seek legal redress against the Warehouse-keeper for warehousing the Trust’s copper.

The obligations of the Warehouse-keeper under the Trust Warehouse Agreement are governed by New York law and the laws applicable to the jurisdiction of each warehouse location.  Any dispute that arises out of or in connection with the Trust Warehouse Agreement will be resolved by arbitration.  The Trust is a statutory trust formed under Delaware law.  Any arbitration forum, including any international arbitration forum applicable to a warehouse location, may have difficulty interpreting the laws applicable to the warehouse locations, LME Rules or the customs and practices in the London markets.  In addition, it may be difficult, time-consuming and/or expensive for the Trust to enforce in a foreign court an arbitration judgment rendered by an arbitration forum situated in the United States.

Shareholders and Authorized Participants lack the right under the Trust Warehouse Agreement to assert claims directly against the Warehouse-keeper for warehousing.

Neither the shareholders nor any Authorized Participant will have a right under the Trust Warehouse Agreement to assert a claim of the Trust against the Warehouse-keeper.  Claims under the Trust Warehouse Agreement may be asserted only by the Sponsor on behalf of the Trust.

Failure by any warehousing sub-contractor to exercise due care in the safekeeping of the Trust’s copper could result in a loss to the Trust.

Under the Trust Warehouse Agreement, the Warehouse-keeper may employ sub-contractors for warehousing.  The warehousing sub-contractors are not directly liable to the Trust for any sub-contracting services so provided and do not owe any duties to the Trust under the Trust Warehouse Agreement.  The Warehouse-keeper will at all times be responsible for such physical storage services provided by the sub-contractors and will generally be responsible for any loss or damage suffered by the Trust as a result of a warehousing sub-contractor’s gross negligence, willful misconduct or fraud in the performance of its duties, but only to the extent that the Warehouse-keeper would have been liable had it provided such services directly.  Otherwise, the Warehouse-keeper will not be liable for the acts or omissions of its warehousing sub-contractors.  Failure by any warehousing sub-contractor to exercise due care in the safekeeping of the Trust’s copper could result in a loss to the Trust for which neither the Warehouse-keeper nor the warehousing sub-contractor will be responsible.

The obligations of any warehousing sub-contractor for the Trust’s copper are not determined by contractual arrangements between the Trust and any sub-contractor, but instead by contractual arrangements between Henry Bath and its sub-contractors, Henry Bath rules, and copper market customs and practices, which may prevent the Trust’s recovery of damages for losses on its copper stored with such sub-contractors.

There are expected to be no written contractual arrangements between the Trust and any sub-contractor of the Warehouse-keeper that holds the Trust’s copper.  If the Trust’s copper is lost or damaged while held by a warehousing sub-contractor, the Trust may only bring a claim against the Warehouse-keeper, and not against any sub-contractor, and the Trust may not be able to recover damages from the Warehouse-keeper or the sub-contractor.  In addition, arrangements between the Warehouse-keeper and its sub-contractors are based in part on Henry Bath rules and the customs and practices of the physical copper market.  In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such rules, customs and practices.  The Henry Bath rules may be subject to change outside the control of the Trust.

Copper held by the Trust and the warehousing of such copper are not subject to regulation by the LME and therefore will not have the protections afforded by the LME Rules.

Copper held by the Trust will not be registered with the LME (i.e., will not underlie the issuance of an LME Warrant) and can be stored by the Warehouse-keeper in both LME-approved and non-LME-approved warehouses.  Although the Trust’s copper will be stored consistent with the standards, customs and practices of the physical copper market, such copper and its warehousing (similar to copper and the warehousing of copper in the physical copper market generally) is not subject to LME supervision or the LME Rules.  For example, the copper held by the Trust will not be subject to mandatory LME inspection or the maximum daily rent charges and rental payment schedule required for LME-registered metal.  Furthermore, non-LME approved warehouses are not required to comply with the LME Rules, including those rules related to road, rail and water access or minimum security standards.  Consequently, the copper held by the Trust and the warehousing of such copper will not have the protections afforded by the LME Rules.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Units, including the Initial Creation Units, will consist only of copper.  Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) transferred to Authorized Participants in connection with the redemption of Creation Units, (iii) transferred to the Sponsor to pay the Sponsor’s fee or (iv) transferred to the Sponsor for sale on behalf of the Trust to pay Other Expenses.

OVERVIEW OF THE COPPER INDUSTRY

Introduction

This section provides a summary of the copper industry by looking at some of the key participants and detailing the primary sources of supply and demand in the market.  It also provides a description of the typical path copper and its alloys take from the mine to the customer.  Unless otherwise indicated, all market data herein was published in March 2011 by Brook Hunt, a wholly owned subsidiary of Wood Mackenzie that has provided such data to the Sponsor for an annual subscription fee.

Copper Basics

Copper is a chemical element with the symbol Cu and atomic number 29.  Soft and malleable in its ore form, copper was the first metal to be used by man in large quantities.  Copper is ductile, corrosion resistant, malleable and an excellent conductor of heat and electricity.  As a result, one of its main industrial usages is for the production of cable, wire and electrical products for both the electrical and building industries.  In the current market, approximately three-quarters of copper demand is for electrical purposes, including power transmission and generation, telecommunications and electrical and electronic consumer and industrial products.  The construction industry accounts for copper’s second largest usage demand in such areas as pipes for plumbing, heating and ventilating as well as building wire and sheet metal facings.  Alloyed with other metals, such as zinc (to form brass), aluminum or tin (to form bronzes), or nickel, it can acquire new characteristics for use in highly specialized applications.  Copper’s physical, chemical and aesthetic properties make it a material of choice in a wide range of electrical, electronics and communication, construction, transportation, industrial machinery and equipment and general consumer applications, such as coins and keys.  Copper by-products from manufacturing and obsolete copper products are readily recycled and contribute significantly to copper supply.

Market Participants

The participants in the world copper market may be classified in the following sectors: primary and secondary producers; fabricators, manufacturers and end-use consumers; the banking sector; and the investment sector.  A brief description of each follows.

Primary and Secondary Producers. Primary and secondary producers are generally the market participants that bring physical copper supplies to the market. This sector is primarily comprised of mining companies that specialize in copper production, metal processors, such as refiners and smelters, and scrap recyclers.

Fabricators, Manufacturers and End-use Consumers.  Consumption of extracted resources typically occurs in two phases.  Refined copper supplies in various grades and forms are initially demanded by fabricators that convert unwrought metals to salable “semi-fabricated” products such as wire, tubing and plates.  These semi-fabricated products are available for consumption by other fabricators and/or manufacturers to further upgrade the copper product until the material is ultimately converted into a final saleable product (such as keys, coins and air conditioning unit parts).

Banking Sector.  Banks provide a variety of services to the copper market and its participants, thereby facilitating interactions between other parties.  Services provided by the banking community include traditional banking products as well as mine financing (both secured and unsecured), physical copper purchases and sales, hedging and risk management and inventory management for industrial users and consumers.

Investment Sector.  The investment sector includes professional and private investors and speculators who are involved in investment and trading activities related to copper.  Participants range from large hedge funds and other investment vehicles to day-traders on futures exchanges.

Copper Supply Process

Copper supply generally comes from two sources: (1) the extraction and processing of copper ore (referred to as “primary production”) and (2) the recovery of copper from existing stock (referred to as either “secondary copper” or “copper scrap”).  Primary production accounts for the majority of new global copper supply.  However, in developed countries with significant amounts of copper already in use or in the supply chain, secondary copper provides a significant portion of new supply.

Primary copper production

There are two common methods of copper extraction used by primary producers, reflecting the two types of copper ore, copper sulfides and copper oxides.  Copper is extracted from copper sulfide ores using a multi-step production process.  First, a “mine production” process is used to extract the metal.  The metal ore is separated from the waste.  The ore is subsequently crushed and placed in flotation cells with chemical reagents, and, using a process called froth flotation, a material commonly known as “copper in concentrate” is extracted.  Copper in concentrate is a mixture of about 25-35% copper (the rest being various other metals and impurities).  The copper in concentrate then undergoes a “smelter production,” through which the copper is processed under high heat (or “smelted”) to remove impurities, such as iron, sulfur and oxygen.  Finally, the copper is chemically leached through an electro-refining process (“electro-refined copper production”), whereby copper is placed into a bath of sulfuric acid and then an electric current is used to move the copper out of the solution onto a stainless steel sheet (i.e., an “anode”).  This is repeated until the steel sheets are covered in copper in cathode form.

Copper is extracted from copper oxide ores using a chemical leaching process called solvent extraction and electrowinning (“SX/EW production”), a process which involves dissolving copper into a soluble liquid such as acid, from which the copper is later recovered as copper plates (“cathodes”).  As compared to the extraction process for copper sulfides, SX/EW production, and the extraction of copper from copper oxides, is a relatively newer refining process and technology in terms of broad-scale commercial application.

Copper cathodes are later melted and cast into various shapes, such as ingots, cakes, billets, or rods, depending on the final application.  Ingots are rectangular or trapezoidal bricks, which are often re-melted, along with other metals, to make brass and bronze products.  Cakes are rectangular slabs approximately 8 inches thick and up to 28 feet long.  They are rolled to make copper plate, strip, sheet and foil products.  Billets are cylindrical logs approximately 8 inches in diameter and of various lengths.  They are extruded or drawn to make copper tubing and pipe.  Rods have a round cross-section about a half inch in diameter.  They are usually cast into very long coiled lengths, which are then drawn down further to make copper wire.

Primary mine production in 2010 is expected to have reached 16.252 million metric tons, a modest 1.4% increase from 2009.  That primary production has grown only modestly in spite of extremely high copper prices may reflect, to some degree, the entrenched inelasticity of supply, as old mines continue to face “head grade” decline (i.e., a decreasing percentage of copper content in copper ores, due to factors such as good quality copper sources already being exploited) and new mine projects encounter production delays.  There appears, however, to be no shortage of underlying copper resources.  For example, the United States Geological Service estimates that current reserves – both proven and probable reserves – amount to around 550 million metric tons (source: U.S. Geological Survey).  In addition, measured or inferred resources that may become economically viable for extraction to the extent financiers, geologists and surveyors increase their estimate for long-term copper prices.

Chart 1: Global Electro-Refined and Fire-Refined Copper  production, 1992-2010 (000 metric tons)

Source: Brook Hunt

Copper mine supply in 2005 to 2010 faced a number of constraints.  Many existing mines are struggling to meet targets and, with only a few notable exceptions, new projects and project upgrades are subject to delay, with geo-technical issues being a major inhibiting factor.  In addition to disruptions to existing operations, supply growth is dependent on further exploitation of copper reserves concentrated primarily in Africa and Latin America.  Latin American production is dominated by Chile, which is the world’s largest copper producer and has the largest proven reserve base of economically viable copper deposits (source: U.S. Geological Survey).  Reliable and cost-effective power and clean water represent two large hurdles to new primary production in Chile.  Outside of Chile, Peru remains one of South America’s prospective regions and is affected by many of the same inhibiting factors to new production as Chile.  In Africa, the two most prospective countries are Zambia and the Democratic Republic of Congo, whose combined production is approximately 85% of the continent’s 2010 copper mine supply.  Both nations have been inconsistent suppliers of copper since the mid-1970s due to political and social instability causing supply risks, including sovereign risk, threat of asset expropriation, ownership disputes over certain large mines and limited infrastructure.

Secondary copper production

Copper and copper alloys have been recycled for hundreds of years and secondary copper remains a major source of supply in developed economies.  The copper and copper alloy industries rely on the fact that copper scrap is easily and economically used and reused.  Depending on its quality and other factors, copper scrap can be refined and converted back into cathode form for further use, directly melted to produce semi-fabricated products or used in primary production as a cooling additive during the smelting process.

When copper scrap is received for refining, it is visually inspected and graded, and chemically analyzed if necessary.  Most copper scrap collected globally is designated as No.1 or No.2 quality.  No.1 scrap consists of clean, unalloyed and uncoated copper, is generally of copper cathode quality and generally commands over 90% of the price of new refined copper.  No.2 scrap includes non-excessively oxidized or coated/plated pieces and is of generally lower quality and price as compared to No.1 quality.  No.1 scrap is refined by direct melting and is in some cases brought to higher purity while molten (i.e., fire refined).  No. 2 scrap is usually refined into copper cathode form using electro-refined copper production.  Copper alloys are also recycled.  Copper alloy scrap has to be segregated, kept clean and identified so that the alloying elements and impurity content of each batch are known.  Scraps of unknown composition may be melted and analyzed to determine composition.  Alloy recycling is then accomplished by melting together batches of scrap of known composition so that the recycled material has the desired alloy composition.  Most copper scrap, particularly that of No.1 quality, and copper alloy scrap are remelted directly by fabricators such as brass mills, wire rod producers and foundries in order to produce semi-fabricated products (this is referred to herein as “direct use”).  The remainder, including No.2 and other lesser quality copper scrap, must first be smelted and/or refined before going back into the supply stream.

Old scrap, also called post-consumer scrap, consists of discarded electric cable, junked automobile radiators and air conditioners and other consumer and industrial products.  Such old scrap represents low-velocity material, with product life of 10 to 100 years or more before it is recovered as scrap.  Recovery rates of old scrap generally decline when copper prices are low.  As copper prices have increased, old scrap has constituted a greater amount of the recycling stream.

The primary drawback to copper scrap is that, even after refining, it may contain trace impurities that negatively impact its properties.  As a result, some applications, particularly high conductivity wire, require either primary copper or copper scrap that has been re-refined or re-smelted and re-refined.

Copper Consumption

Main copper products

As highlighted above, copper has many uses.  From copper derived from primary and secondary production, fabricators produce semi-fabricated products, such as copper wire, copper alloys, tube products, rods, bars, section, plate, sheets and strips, for various applications.  For example, tube products are used for plumbing, heating, vacuuming and air conditioning applications.  Copper wire accounted for 53% of total copper fabrication in 2010.

Global copper consumption in 2010 is estimated to have measured 19.2 million metric tons, an increase of approximately 10.5% from 2009.  By market sector, copper is equally exposed to construction and electrical and electronic applications (each, 33% of total demand in 2009).  In 2009, significant other sources of demand included industrial machinery (13%), transportation (13%) and consumer products (8%).

The combination of a Western economic recovery and ongoing robust demand in emerging markets is expected to result in growth of global copper demand of close to 5% in 2011.  According to projections by Brook Hunt, copper demand is likely to measure 20.2 million metric tons in 2011 (excluding the direct use of secondary copper by semi-fabricators).  Current projections for total copper consumption in 2010 are at about 23.6 million metric tons, a number inclusive of refined copper from primary and secondary production and the direct use of secondary copper in the fabrication sector.

Chart 2: Global refined copper consumption, 1992-2010 (excluding direct use of secondary copper)

Source: Brook Hunt
Y axis is shown in (000) metric tons

Chart 3: Global copper production by semi-fabricated product type, including production from the direct use of secondary copper

Source: Brook Hunt

Copper demand also continues to be influenced by China’s increased presence in the copper fabrication industry.  China’s share of global copper consumption increased from 3.7% in 1976 to approximately 37% in 2010.  China’s share of global copper consumption is projected to increase to approximately 48% in 2025.

World Copper Production and Consumption 2000–2010 (in metric tons)

The following table sets forth a summary of world copper production and consumption from 2000 to 2010:

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010

Electro-Refined Copper Production	12552	13118	12733	12601	13277	13954	14548	15048	15227	15027	15769
SX/EW Production	2291	2538	2619	2676	2658	2644	2754	2992	3110	3338	3337
Refined Copper Production(1)	14844	15656	15352	15277	15935	16598	17302	18040	18336	18366	19106

Western Europe Consumption	4040	3925	3739	3716	3797	3574	3936	3667	3433	2839	3125
Americas Consumption	3281	2859	2644	2497	2712	2549	2395	2304	2185	1773	1892
China Consumption	1850	2230	2425	3020	3565	3815	3967	4670	5100	6375	7204
Japan Consumption	1349	1145	1164	1202	1279	1256	1307	1268	1199	876	1060
Other Consumption	4642	4625	4923	5135	5663	5738	5830	6053	6124	5544	5960
Refined Copper Consumption(1)	15160	14783	14895	15570	17015	16932	17436	17962	18041	17406	19241
Refined Metal Balance	-317	873	457	-293	-1080	-334	-134	78	295	960	-135

(1)	Please note that the figures above may not add up to equal the totals listed due to independent rounding.

The following are some of the notable characteristics of the copper market as illustrated by the table above:

Copper production from 2005 to 2010 averaged a growth rate of 3.1% per annum, with an average production of 18.0 million metric tons of refined metal from SX/EW production and electro-refined copper production.  During this period, the percentage of refined metal production from the relatively newer technology of SX/EW production increased from 16% of global refined copper supply to around 17% of refined copper supply.  The percentage of total refined copper production solely from copper in concentrate has been steadily decreasing in recent years, from approximately 74% in 2005 to 68% in 2010.  Over this period, the use of secondary copper in refined copper production and SX/EW production has grown in size relative to the use of copper in concentrate.

OPERATION OF THE COPPER MARKET

Introduction

The operation of the copper market is based on certain assumptions and particulars that are specific to base metals generally and copper specifically.  Copper is bulky relative to precious metals such as gold, silver, platinum and palladium.  In contrast to base metals such as copper, precious metals are more valuable relative to their weight.  For example, gold is traded and delivered in bars of bullion equal to approximately 320 to 400 troy ounces (roughly 9 to 11 kilograms) per bar, which as of the date of this prospectus, is approximately U.S. $500,000 in value.  The value of gold is measured by purity and weight, and people are generally less interested as to where it was refined.  In other words, the marketplace does not assign greater value to a bar of gold because it was refined by Company A instead of Company B, and a bar of gold is worth roughly the same value in London as it would be worth in Singapore.  In contrast to the value of base metals like copper, the value of gold does not take into account the cost of transportation because it is not general market practice regularly to move gold from storage location to location.  The storage of gold is generally centered in the large financial centers of the world.  The cost of transportation is further minimized due to the low relative cost to transport such gold relative to its U.S. dollar value due to its relative size.

In comparison, copper is physically voluminous and hence the cost of freight, insurance and storage is higher relative to its U.S. dollar value per metric ton.  Copper supply generally requires a large effort in transporting concentrate from a mine to a smelter or refinery and transporting the refined product from a refinery to fabricators and consumers.  Copper is used in many different industrial processes, which makes its location relative to consumption demand important, especially given its bulk and the cost of transportation.  Copper supply chains need to be actively managed on a continuous basis because of fluctuating demand in the market.

The source of copper (i.e., mine location and smelters/refineries) is actively tracked by buyers, including fabricators and consumers, and affects buying behavior.  Buyers may require copper from very specific sources because both the physical shape and chemical composition must match the setup of their respective production facilities or fabrication needs.

The Global Copper Market

The global market in copper consists of trading within the physical market and financial trading through either the OTC market or the exchange-traded futures and options market.  Each of these is described below in further detail.

The Physical Copper Market

Copper, like any other good or merchandise, is traded between producers (such as mining companies and refiners), consumers (such as fabricators and manufacturers) and/or merchants.  Mining companies sell their present or future production to refiners and smelters that transform the metal into shapes or alloys, so that fabricators and manufacturers can then transform these into different end-use products.  Depending on the timing of physical delivery, the price of copper is usually a function of the cash price (specifically, the settlement price) for the present day or the relevant forward price for future days.  The settlement price is the price utilized in a trade for physical delivery of copper assuming that delivery occurs two business days after the price is agreed upon, while a forward price is employed when the delivery will take place at a specific time in the future.  The LME provides the global benchmark prices for the settlement price and forward prices of Grade A Copper.  The LME settlement price and three-month forward price of Grade A Copper are the most widely used benchmarks for daily prices of physical copper held in bonded, customs- and duties-free zones and traded in the international physical copper market, and are published by various financial information sources.  Unless otherwise specified, for purposes of this Prospectus, “copper” always refers to Grade A Copper and the “settlement price” or “LME settlement price” of copper always refers to the official cash-sellers price per metric ton in U.S. dollars of Grade A Copper as quoted on the LME for a particular Business Day.

In addition to the settlement price or forward prices, in order to obtain copper of a specific brand that is stored at a specific location, consumers are prepared to pay an additional locational premium.  As discussed further in “—Locational Premia for Copper” below, these locational premia are based on various supply and demand factors, for example, freight rates, time to transport and relative pricing power of the producers versus consumers, which in turn is reflective of available sources of copper.  A location that is low in supply and high in demand will generally carry a higher locational premium than a location where supply is high and demand is low.  Supply contracts between physical market participants are generally annual contracts under which the locational premium is fixed for the period of the contract, while the spot or forward price is floating and only fixed at the point of delivery.  This approach ensures that the physical aspects of the contract are fixed in order to provide both producers and consumers certainty but leaves both parties exposed to price risk.  This price risk is managed independently by both producers and consumers through positions either on futures exchanges or in OTC markets.

According to the Valuation Agent, on [•], 2011, average locational premia in the physical copper market ranged from approximately $[•] to $[•] over an LME settlement price of $[•].

Copper held by the Trust in each warehouse location may thus trade at a locational premium relative to the LME settlement price.  This locational premium will be independently determined by the Valuation Agent in accordance with the procedures set forth in “Description of the Trust—Reporting and Valuation.”

The Role of Futures Exchanges

The role of a commodity futures exchange is to facilitate and make transparent the process of determining commodity prices.  A majority of copper trading occurs on three commodity exchanges: the LME, COMEX and the Shanghai Futures Exchange (“SHFE”).  Futures prices are settled by bid and offer, reflecting the market’s perception of supply and demand of a commodity on a particular day.  On the LME, copper is traded in 25 metric ton lots and quoted in U.S. dollars per metric ton.  On COMEX, copper is traded in lots of 25,000 pounds and quoted in U.S. cents per pound.  On the SHFE, copper is traded in lots of five metric tons and quoted in Chinese renminbi per metric ton.  At present, Chinese regulations stipulate that only companies or organizations organized and registered in China or Chinese citizens are allowed to participate in trading on the SHFE, which is regulated by the Chinese Securities Regulatory Commission.

Exchanges provide for the trading of futures and options contracts.  These contracts allow producers and consumers to fix a price in the future, thus providing the consumers a hedge against price variations.  Producers and consumers often seek to manage their price risk by taking long or short positions on the futures exchange.  The participation of investors, who are ready to buy the risk of price variation in exchange for potential monetary reward, increases liquidity in the market.  A futures or options contract defines the standard of the product, the size of the lot, delivery dates and other aspects related to the trading process.  Contracts are unique for each exchange.  The existence of futures contracts also allows producers and their clients to agree on different price settling arrangements to accommodate different interests.

Over-the-Counter Contracts

OTC contracts are principal-to-principal agreements traded and negotiated privately between two principal parties, without going through an exchange or intermediary.  Unlike exchange contracts, OTC contracts can be customized to the counterparty’s individual exposures (e.g., through changes to the standardized contract terms in areas such as settlement dates, settlement process, strike, spot or averaging settlement calculations, underlying currency exposures and contract size).  The OTC derivatives market remains relatively unregulated with respect to public disclosure of information by the parties.  However, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, passed in the United States on July 21, 2010, will impose mandatory clearing, exchange-trading, margin and disclosure requirements on many derivatives transactions for certain participants in the U.S. market, including formerly unregulated OTC derivatives.  The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the CFTC, the SEC, the Federal Reserve and other regulators in a regulatory implementation process that is expected to take a year or more to complete.

OTC contracts can also be structured similarly to exchange contracts such that they are “look-alikes” to underlying exchange contracts.  In other words, OTC contracts can contain the same economic terms as exchange contracts, although they are not registered with an exchange and are settled bilaterally between the parties to the contract.  At present, a central clearing counterparty does not stand between OTC counterparties for the purpose of insulating counterparties from default losses.  The underlying price risk of OTC contracts is determined bilaterally, between a dealer or a market maker, acting as a counterparty, and another trading counterparty, which may be a consumer, producer or another dealer.  Such OTC transactions can be documented using negotiated terms and references that suit the parties to the contract.  These can be the same as the terms and references contained in exchange contracts (the “terms of business”) or can consist of documentation provided by the International Swaps and Derivatives Association, Inc.

The London Metal Exchange

The most significant copper futures exchange is the LME.  The LME was founded to trade copper in 1877 and later added the trading of additional metals.  The LME is a principal-to-principal market where only eligible organizations or “members” are able to participate directly in trading. Through its members, the LME offers its clients, who represent all aspects of the physical industry, the opportunity to “hedge” their price risk and therefore gain protection from future adverse price movements.  Within the membership structure, there are a number of categories of membership, and each category provides for a different level of activity.  For example, the trading and clearing members can provide their clients with access to the market, its risk management tools and the LME’s delivery mechanism.

Trading between members takes place across three trading platforms: through open-outcry trading in the “Ring,” through an inter-office telephone market and through LMEselect, the LME’s electronic trading platform.  The LME is a member-owned organization, and membership is open to all companies that meet the relevant criteria as described in the LME’s rules and regulations.  Membership categories are generally divided between broker members and trade members.

Category 1 members are “Ring Dealing Members,” currently including twelve entities, which are entitled to trade in the Ring, on LMEselect and by telephone. They may operate a 24-hour market by trading through the inter-office telephone market. All Ring Dealing Members are also members of LCH.Clearnet and hence are entitled to clear all transactions with other LCH.Clearnet members through the independent clearing house.  The twelve Ring-Dealing members of the LME are: Amalgamated Metal Trading Limited, Barclays Capital, ED & F Man Commodity Advisers Limited, J.P. Morgan Securities Ltd., MAREX Financial Limited, Metdist Trading Ltd, MF Global U.K. Limited, Natixis Commodity Markets Limited, Newedge Group (U.K. Branch), Société Générale, Sucden Financial Limited, and Triland Metals Ltd.

Category 2 members are “Associate Broker Clearing Members,” currently including 26 entities, which have all the trading rights of the Ring Dealing Members, except that they may not trade in the Ring.  As members of LCH.Clearnet, they also have the capacity to clear all transactions with other LCH.Clearnet members through the independent clearing house.

Category 3 members are “Associate Trade Clearing Members,” currently including two entities, which cannot issue client contracts or trade in the Ring.  They are typically industrial users of the market that are able to clear their own transactions through LCH.Clearnet.

Category 4 members are “Associate Broker Members,” currently including seven entities, which can issue exchange contracts but are not members of LCH.Clearnet and hence cannot make use of its clearing services.  They may not trade in the Ring, nor directly on LMEselect, and instead trade though the 24-hour inter-office telephone market.

Category 5 members, “Associate Trade Members,” have no trading rights on the LME except as clients.  Associate Trade Members are typically industrial and financial companies with an interest in the base metals market.

The LME provides a transparent forum for the trading of exchange contracts.  As a result of this daily trading, prices are “discovered” and published by the LME.  The prices are then used by the international physical industry as the basis of price negotiations for the physical purchase or sale of base metals.  As discussed above, the LME provides global benchmark prices by publishing the settlement price and three-month forward price of Grade A Copper.  Price discovery (i.e., the process of establishing these official prices), as well as a significant portion of the trading volume on the LME, is conducted during regular London trading hours by open-outcry among the twelve Ring Dealing Members in the Ring, a circular area in which the LME Ring Dealing Members trade.

Open outcry is the oldest and most popular way of trading on the LME and consists of a morning session and an afternoon session, in which each of the different metal contracts traded on the LME is traded in a five-minute ring session for each contract, and after a five-minute interval break, the series is repeated.  The second ring session in the morning session is integral to setting the cash buyer price, the cash seller price (i.e., the settlement price) and three-month seller price (which is a three-month forward price) for Grade A Copper.  At the end of this ring session, the LME determines official prices for these contracts from the last bid and offer prices, before the bell is sounded to signal the session’s end.  Ring prices are disseminated around the world in real time.

The LME is required by statute to ensure that business on its markets is conducted in an orderly and transparent manner, providing proper protection to investors and persons looking to manage risk. Regulation of the market is largely carried out by the LME, while the Financial Services Authority (“FSA”), the regulator of the financial services industry in the United Kingdom, is responsible for regulating the financial soundness and conduct of business of LME members.  The FSA was given rule-making, enforcement, and regulatory powers by the Financial Services and Markets Act 2000 (the “FSM Act”).  The FSA was granted this authority to fulfill four statutory objectives: (1) market confidence, (2) financial stability, (3) consumer protection, and (4) reduction of financial crime. The LME is approved as a Recognised Investment Exchange, and, in conformance with U.K. and other international regulatory requirements, the LME offers, through price, volume transparency and audit trails, a forum for the trading of base metals, including by providing rules for arbitration proceedings.  LME members also operate in a strict regulatory environment overseen by the FSA.

The LME and its members are also subject to regulatory controls and input from various U.K. government bodies and offices, as well as directives from the European Union Commission.  In international trading, rules applied by overseas regulatory bodies, such as the CFTC, are also taken into account.

LME Warrants

All contracts registered with the LME are executed on the basis of physical settlement by delivery.  In order to effectuate such physical delivery, the LME members document the obligation to deliver base metal against LME futures contracts is in the form of LME Warrants.  An “LME Warrant” is a bearer document evidencing the right of the holder to possession of a specified lot of metal at a specified LME warehouse location.  It is the right of the seller to select the LME Warrant it will deliver to the buyer.  LME Warrants are tradable in their own right in the OTC market.  The holder of each LME Warrant bears the rental payments for storage of the underlying copper in an LME-approved warehouse location, as well as the risk of any changes to the value of the LME Warrant due to the physical variance of the underlying copper and any changes in the locational premium or rent.  See “—Physical Variance of Copper” and “—Locational Premia for Copper” below.  The system for recording all pertinent information regarding LME Warrants is called LME Sword and is controlled by the LME as part of its custody and clearing operations.  The LME publishes, as a matter of public record (in the form of daily stock reports), the number of, and tonnage associated with, LME Warrants (including cancelled LME Warrants for which copper has yet to be delivered out of the relevant LME warehouse), as well as other relevant information, such as holding reports.  The LME has become a primary source of information regarding the physical demand and supply for specific metals, such as copper.  This is because of the perception that it is a “market of last resort” for participants to sell excess stock in times of oversupply or as a source of material in times of extreme shortage.

Physical Variance of Copper

The LME trades, promotes and maintains the standards of quality, shape and weight of Grade A Copper, a commonly accepted standardized form of copper cathode.  Grade A Copper currently must conform to the standard BS EN 1978:1998 (Cu-CATH-1).  This standard specifies the allowed source, shape and chemical composition of the cathode.  Most copper cathodes are 99.95% to 99.99% pure copper.  The chemical composition, and impurities, in the cathode depend largely on the source of the copper and whether the metal has been processed from copper sulfide ore or copper oxide ore.  Copper oxides have a smaller number of residual chemical elements in the cathode.

As discussed further below, all copper delivered to the LME that underlies an LME Warrant must be of an acceptable weight (with each LME Warrant representing one lot of copper), Acceptable Delivery

Brand (as defined below) and acceptable chemical composition (i.e., Grade A Copper) and must be stored in an LME-approved warehouse.

Each cathode varies in size and weight, depending on the refining process.  Cathodes are aggregated into “lots” of 25 metric tons each, which is the standard weight of the physical metal underlying each LME futures contract traded through the LME clearing system and futures market.  Each LME futures contract provides for the delivery of one lot of copper (i.e., 25 metric tons), and upon the settlement of an LME futures contract, a person can satisfy the futures contract’s physical delivery requirement with the delivery of one LME Warrant representing one lot of copper.  Because all physical substances vary in weight, the LME Rules and Regulations (the “LME Rules”) provide for a tolerance of plus or minus 2% in the weight of a lot of copper as represented by an LME Warrant.

Similarly, the physical copper market also trades most copper based on a 25 metric ton lot and has also adopted the standard tolerance of plus or minus 2% in the weight of a lot of copper as set by the LME Rules.  In practice, this means that one lot of copper in the physical market generally uses the same tolerance levels applied by the LME of plus or minus 2% in weight.  Therefore, any transaction in physical copper, including a transaction by the Trust, will need to account for this physical tolerance.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots.”

Acceptable Delivery Brands and Good Delivery Standards

Each lot of physical copper has a specific brand that is specific to one refiner.  A lot of copper always has a single brand, and there is no commingling of brands within an individual lot.

The LME oversees the registration process for each refinery seeking to register its brand of copper as an acceptable delivery brand for LME registered transactions.  Copper cannot be represented by LME Warrants unless the source refinery has had its brand registered with the LME (an “Acceptable Delivery Brand”).  Currently, there are 78 brands that are Acceptable Delivery Brands.  Some refineries have more than one smelting and refining process, so a refinery may register more than one brand, reflecting, among other factors, the different chemical composition, size, origins and bundling of the copper cathodes.  The country with the largest number of Acceptable Delivery Brands is Chile, which has 22 Acceptable Delivery Brands, followed by Japan, which has nine Acceptable Delivery Brands.

The LME has the ability to de-register brands from time to time.  This decision is generally made by the LME, on the recommendation of the LME’s Copper Committee, when an Acceptable Delivery Brand ceases to have a proper tradable market, for example, upon a merger of the refiner that causes the brand to be subsumed into the surviving entity’s product line, upon closure of the refinery or specific mining source or due to other commercial reasons.  An Acceptable Delivery Brand may be de-registered after the issuance of a notice to LME members and other market participants indicating that (i) no further deliveries of such brand will be accepted for LME warranting as of a stated effective date and (ii) once the stocks of such brand in the LME system are exhausted, the brand will be delisted and such copper will no longer constitute good delivery against LME Grade A Copper contracts. The LME attempts to make this process occur in an orderly fashion with sufficient notice to the market.

Acceptable Delivery Brands, de-registered brands and unregistered brands of copper are traded actively in the physical copper market.  If a de-registered or unregistered brand has a relationship to an Acceptable Delivery Brand (e.g., a brand is de-registered and phased out due to the merger of the refiner, whose copper product is now registered under a different Acceptable Delivery Brand) it is generally traded in the physical copper market at a slight discount to the LME price.  Generally, copper that is not of an Acceptable Delivery Brand is worth less than copper that is of an Acceptable Delivery Brand because of the perceived lower liquidity associated with that brand of metal.

The Trust will accept only copper of an Acceptable Delivery Brand in connection with the creation of shares.  See “Description of the Trust.”

Warehousing of Copper

The warehousing of copper can generally be divided into two primary systems: the LME-approved warehousing system (i.e., for LME Warrants) and the warehousing of copper for the physical market (i.e., any copper delivered outside of systems or exchanges like the LME).

Copper represented by an LME Warrant may be stored only in an LME-approved warehouse.  Each LME-approved warehouse must comply with the LME Rules related to road, rail and water access to the specific warehouse.  LME-approved warehouses are required to be in bonded, customs- and duties-free zones within a jurisdiction and the LME Rules set certain requirements, such as mandatory inspections carried out by the LME, to ensure that LME-registered metal is accepted, processed and stored in accordance with the LME Rules.  The LME sets the maximum storage and delivery fees a warehouse can charge for the delivery of LME-registered metal into or out of an LME-approved warehouse.  Additionally, the LME sets a maximum daily rent charge (per metric ton) and the rental payment schedule for LME-registered metal stored in an LME-approved warehouse.  Current warehouse rental rates range from 34 to 36 cents per metric ton per day, with annual payment in advance due on March 31 of each calendar year.  As a result, LME Warrants generally trade in between these payment dates, inclusive of accrued rent.  Warehouse rental charges are typically revised annually, generally in April or May of each calendar year.

In contrast to the LME-approved warehousing system, warehousing in the physical copper market is not subject to regulations like the LME Rules, although it has developed links, locations and standard practices similar to those used by LME-approved warehouses.  These warehouses can be established in bonded, customs- and duties-free zones within a country (as with LME-approved warehouses), or alternatively located in jurisdictions where the movement of metal is subject to customs and duties charges.  Rental rates for the storage of non-LME registered copper are agreed upon on a bilateral basis between the warehouse-keeper and the contracting party.

An LME-approved warehouse can reside within the same location as a non-LME-approved warehouse.  In addition, LME-approved warehouses may hold copper that is not registered with the LME (i.e., not underlying the issuance of an LME Warrant).  Such metal is not subject to LME supervision or the LME Rules.  Copper held by the Trust can be stored by the Warehouse-keeper in both LME-approved and non-LME-approved warehouses and is not subject to regulation by the LME.  All warehouse locations for the Trust will be in bonded, customs- and duties-free zones.  For the avoidance of doubt, the Trust will only hold physical copper, not LME Warrants.

Locational Premia for Copper

Copper is bulky relative to precious metals, such as gold, silver, platinum and palladium.  Copper is used in many different industrial processes, which makes its location relative to the place of consumption important, especially given its bulk relative to its monetary value.  The settlement price of copper determined on the LME is based on a theoretical “cheapest-to-deliver” LME Warrant of copper in the LME system (that is, the LME Warrant of copper with the lowest locational premium) because determining which copper will be delivered is the right of the seller.  In other words, the settlement price is determined by the Ring Dealing Members relative to a theoretical “cheapest-to-deliver” lot because each transaction requires only the delivery of an LME Warrant representing a lot of copper in any LME-approved warehouse.  By virtue of market forces, any LME dealer required to deliver copper will always, if possible, deliver the LME Warrant representing the “cheapest-to-deliver” LME Warrant of copper it owns.

LME Warrants in the OTC market (i.e., not used for the settlement of LME registered transactions) may trade at a price that is different from the LME settlement price.  Depending on the location and the brand associated with a particular LME Warrant, the relevant premium will differ in amount, reflecting the supply and demand dynamics of the specific location and brand of copper underlying that LME Warrant.

Within the physical copper market, there is a similar dynamic, with the result that copper trades at a locational premium (or discount) to the settlement price, depending on the grade, brand and location of the copper and the terms of delivery (which are often based on the International Commercial Terms, an internationally recognized standard used in contracts for the sale of goods also referred to as the Incoterms®).  All other pricing variables being equal (if copper is consistently the same grade (e.g., Grade A Copper), the same brand (e.g., an Acceptable Delivery Brand) and delivered under the same International Commercial Terms (e.g., same in-warehouse insurance, transportation and/or delivery costs paid, as well as similar pre-entry customs, duties and taxes)), differences in locational premia can reflect various supply and demand factors, such as the relative pricing power of the producers versus the consumers.  Currently, warehouse locations in Asia, such as Singapore, Malaysia and South Korea, due to their proximity to China, carry the highest locational premia over the LME settlement price.  Fundamentally, copper that is stored in a location that is low in supply and high in demand will carry a higher premium than copper that is stored in a location where supply is generally high and demand is low.

The Trust is Not a Regulated Commodity Pool

The Trust will hold only copper and will not trade in copper futures contracts on the LME, COMEX, the SHFE or any other futures exchange.  The Trust will not buy, sell or hold LME Warrants.  Rather, the Trust will take delivery of copper in the form of Grade A Copper.  The Trust will not be regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor.  Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the LME, COMEX, the SHFE or any futures exchange enforce its rules with respect to the Trust’s activities.

DESCRIPTION OF THE TRUST

The Trust will invest in Grade A copper in physical form.  All copper owned by the Trust will be of an Acceptable Delivery Brand at the time such copper enters the Trust.  The Trust will store copper in warehouses that are maintained by the Warehouse-keeper.  Initially, the permitted warehouse locations are in the Netherlands (Rotterdam), Singapore (Singapore), South Korea (Busan and Gwangyang) and the United States (Baltimore, Chicago and New Orleans).  Although the Trust may hold copper in warehouses in any of these locations (or other locations that may be determined from time to time), the locations at which copper is actually held will depend on (i) the warehouse locations at which Authorized Participants have actually delivered copper to the Trust and (ii) the warehouse locations from which copper is or has been delivered pursuant to the Trust’s redemption procedures.

As discussed in “The Global Copper Market—The Physical Copper Market,” copper at different warehouse locations will trade with different locational premia, based on supply and demand factors (for example, freight rates, insurance costs, time to transport and the relative pricing power of the producers versus consumers).  The Trust’s Selection Protocol, which is described in “—Selection Protocol” below, is designed to ensure that the Trust will always deliver copper first from the warehouse where it holds available copper that has the lowest locational premium at a particular time, which we refer to as the “cheapest-to-deliver location.”  The cheapest-to-deliver location is determined by the Valuation Agent in its sole discretion, using the same procedure applied by the Valuation Agent to determine the locational premium of each warehouse location where the Trust holds copper.

The following summary describes the key operative terms of the Trust, which are set forth in the Master Terms Addendum that forms a part of the Trust Agreement, the Trust Warehouse Agreement, the Sponsor Warehouse Agreement, each Authorized Participant Warehouse Agreement, each Authorized Participant Agreement and the Administrative Agency Agreement.

Daily Operations of the Trust

On each Business Day, after 4:00 p.m. New York City time (unless otherwise indicated below), the following activities, each of which is described in more detail below, will be taken by or on behalf of the Trust, in the order indicated:

•
First, if the Valuation Agent has determined and informed the Administrative Agent, by 5:00 p.m. London time on any such Business Day, that the cheapest-to-deliver location has changed, the Administrative Agent and the Warehouse-keeper will follow the procedures described in “—Change in Cheapest-To-Deliver Location.”

•
Second, the Administrative Agent will (A) process any creation orders successively, in the order that they were submitted in completed form to the Administrative Agent, (B) instruct the Warehouse-keeper to give effect to changes in the ownership of copper as a result of processing any such creation orders and (C) cause the Trust to create shares to effect any such creation orders.

•
Third, the Administrative Agent will (A) process any redemption orders successively, in the order that they were submitted in completed form to the Administrative Agent, (B) instruct the Warehouse-keeper to give effect to changes in the ownership of copper as a result of processing any such redemption orders and (C) cause the Trust to redeem shares to effect any such redemption orders.

•	Fourth, the Administrative Agent will calculate the Trust’s net asset value, NAV per share, Creation Unit Ratio and Creation Unit Weight effective for the next Business Day.

•
Fifth, if the Trust’s procedure for paying the Sponsor’s fee (as discussed below in “—Expenses of the Trust”) requires copper to be transferred on such Business Day, the Administrative Agent will instruct the Warehouse-keeper to effectuate a book-entry transfer of the ownership of copper to the Sponsor for payment of any accrued unpaid Sponsor’s fee.

•
Sixth, if the Trust’s procedure for paying Other Expenses (as discussed below in “—Expenses of the Trust”) requires copper to be transferred on such Business Day, the Administrative Agent will instruct the Warehouse-keeper to effectuate a book-entry transfer of such copper from the Trust to the Sponsor for sale and the application of the proceeds toward payment of accrued unpaid Other Expenses.

Creations and Redemptions of Shares

Shares of the Trust will be created when an Authorized Participant transfers copper having a weight equal to the Creation Unit Weight to the Trust and the Trust, in return for such copper, delivers a Creation Unit of shares to the Authorized Participant.  Shares of the Trust will be redeemed when an Authorized Participant transfers a Creation Unit of shares to the Trust and the Trust, in return for such shares, delivers copper having a weight equal to the Creation Unit Weight to the Authorized Participant.

A Creation Unit of shares is a block of 2,500 shares.  The Creation Unit Weight for a particular day is equal to 25.0 metric tons multiplied by the Creation Unit Ratio in effect for such day.  The Creation Unit Ratio will initially be equal to 1.0, but will decline gradually over time, reflecting the payment of expenses by the Trust.  As a result, the Creation Unit Weight will decline gradually over time as well.  The Creation Unit Weight and Creation Unit Ratio in effect on any Business Day will have been calculated on the prior Business Day, after the calculation of the Trust’s net asset value on such Business Day.  See “—Reporting and Valuation” below for further explanation of how the Creation Unit Ratio and the Creation Unit Weight are calculated.

All references to the “weight” of copper herein refer to the net weight of copper in metric tons.  This means, with respect to any lot, the weight of the actual copper in the lot and does not include the weight of any bindings, straps or wooden platforms (pallets) or of any temporary or permanent storage mechanisms.

Holding and Transferring Copper in Whole Lots and Fractional Lots

In connection with a creation order or a redemption order, an Authorized Participant must transfer to the Trust, or the Trust must transfer to the Authorized Participant, as applicable, copper having an aggregate weight equal to the number of Creation Units being created or redeemed, multiplied by the Creation Unit Weight in effect for such day.  The copper that the Trust holds normally trades in standardized lots, each of which weighs between 24.5 metric tons and 25.5 metric tons.  These lots, which we refer to as “whole lots,” will not be physically divisible in connection with the Trust’s activities, and consequently the exact weight of copper required for a creation or a redemption generally cannot be transferred using only whole lots.

Example.  On a particular day, an Authorized Participant submits an order to create two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Authorized Participant must transfer 49.4 metric tons of copper to the Trust.  The Authorized Participant owns two whole lots of copper, one of which weighs 25.1 metric tons and one of which weighs 24.9 tons.  If the Authorized Participant were to transfer these two whole lots of copper to the Trust, the aggregate weight transferred would be 50.0 metric tons, or 0.6 metric tons more than the aggregate weight required to be transferred (based on the Creation Unit Weight for such day and the number of Creation Units ordered by the Authorized Participant).

As a result, the creation and redemption of shares in the manner contemplated by the Trust’s operations requires a means of owning and transferring not only whole lots of copper, but also “fractional lots,” i.e., interests that represent a fractional portion of a whole lot, in order to resolve any overweight amounts or underweight amounts.

The Warehouse-keeper will establish and utilize a book-entry procedure to record ownership by the Trust, the Sponsor or an Authorized Participant of specific whole and fractional lots of copper held in the warehouse locations.  The Warehouse-keeper’s book-entry system will use three different types of accounts, which we refer to as the Trust Account, the Reserve Accounts and the Private Accounts.  The Warehouse-keeper will record in these accounts the warehouse receipts it issues representing the ownership by the Trust, the Sponsor or an Authorized Participant of specific whole and fractional lots of copper.  An overview of each of these accounts is provided below, and the operation of the accounts in connection with creations and redemptions of Creation Units is described further in “—Creation of Shares” and “—Redemption of Shares” below.  For purposes of the following descriptions, all references to copper, or any whole or fractional lot of copper, being held, delivered, allocated, reflected, withdrawn, removed or otherwise existing in or transferred to or from one or more such accounts will assume the application of such book entry procedure, including the crediting and debiting of any corresponding warehouse receipts, as applicable, in accordance with the terms of the applicable Warehouse Agreement(s).

Trust Account

The Warehouse-keeper will maintain a book-entry account at each warehouse location to record all of the copper that is owned by the Trust.  Collectively, such book-entry accounts are referred to herein as the “Trust Account.”  The Trust’s ownership of whole lots and fractional lots of copper will be recorded in the Trust Account.  Copper that is transferred to the Trust in connection with creation orders will be recorded by the Warehouse-keeper, upon instruction from the Administrative Agent, as an addition to the Trust Account, and copper that is transferred from the Trust in connection with redemption orders or the payment of Trust expenses will be recorded by the Warehouse-keeper, upon instruction from the Administrative Agent, as a removal from the Trust Account.

The Sponsor will pay all expenses associated with the storage of copper owned by the Trust and recorded in the Trust Account, including both whole and fractional lots.

Reserve Accounts

The Warehouse-keeper will maintain at each warehouse location a book-entry account to record the private ownership interest in copper held by an Authorized Participant at such warehouse location.  These book-entry accounts with respect to an Authorized Participant are collectively referred to herein as the “Reserve Account” of such Authorized Participant.

A Reserve Account serves two primary purposes.  First, in order to reduce the risk that creation orders will fail as a result of an insufficient amount of copper being transferred from an Authorized Participant’s Private Account (as discussed below) to the Trust in connection with a creation order, each Authorized Participant will be required to hold an excess amount of copper that meets a minimum requirement in order to satisfy any underweight amounts remaining from a creation order.  This copper will be held in the Reserve Account so that it is separately identifiable from the copper owned by the same Authorized Participant through its Private Account.  Second, a Reserve Account will be used to record any fractional lot of copper that an Authorized Participant may hold at a warehouse location as a result of the processing of creation or redemption orders.  A fractional lot can be created when the weight of copper needed to create or redeem a Creation Unit of shares is more or less than the weight of the whole lots of copper delivered.

In connection with entering into an Authorized Participant Agreement with the Sponsor, each Authorized Participant must deposit into its Reserve Account at a permitted warehouse location of the Trust initial lots of copper having an aggregate weight of no less than 25.0 metric tons.  An Authorized Participant may not submit, and the Administrative Agent will not process, any creation order unless there are at least 15.0 metric tons of copper in such Authorized Participant’s Reserve Account at a permitted warehouse location of the Trust.

The Reserve Account will also be used to implement certain changes to the ownership of copper as between the Authorized Participants and the Trust in connection with a change in the cheapest-to-deliver location, as discussed in “—Change in Cheapest-To-Deliver Location” below.

Although the Administrative Agent has the ability to instruct the Warehouse-keeper to make changes to the ownership of copper in connection with creations and redemptions of Creation Units and changes in the cheapest-to-deliver location, all copper recorded at any time in an Authorized Participant’s Reserve Account will be owned by that Authorized Participant.

Each Authorized Participant’s Reserve Account may hold an unlimited number of whole lots of copper, but will at no time hold more than one fractional lot of copper.  When an Authorized Participant owns a fractional lot of copper, the Authorized Participant’s portion of such lot will be held in its Reserve Account, while the Trust’s portion of the lot will be held in the Trust Account.

At any time an Authorized Participant is required to deposit copper into its Reserve Account, it may do so by instructing the Warehouse-keeper to transfer whole lots of copper in any warehouse location from the Authorized Participant’s Private Account to its Reserve Account.  An Authorized Participant may transfer whole lots of copper, but not any fractional lot, from its Reserve Account to its Private Account.  An Authorized Participant cannot transfer a fractional lot of copper (i.e., anything less than a whole lot) from its Private Account to its Reserve Account.

An Authorized Participant will bear all expenses and fees associated with the storage of copper in its Reserve Account, including both whole lots and any fractional lot.

Private Accounts

The Warehouse-keeper will maintain at each warehouse location book-entry accounts to record the private ownership interest in copper held by each of the Sponsor and each Authorized Participant, as applicable.  These book-entry accounts of the Sponsor or an Authorized Participant, as applicable, are collectively referred to herein for any single owner as the “Private Account” of such owner.  A Private Account serves as the primary means by which lots of copper are added to or removed from a warehouse location.

An Authorized Participant will instruct the Warehouse-keeper to transfer whole lots of copper from its Private Account to the Trust Account in connection with share creations, and will receive transfers of whole lots of copper into its Private Account from the Trust Account in connection with share redemptions.  Any lots of copper that an Authorized Participant intends to transfer to the Trust Account for a share creation must have already been recorded in the books and records maintained by the Warehouse-keeper as owned by such Authorized Participant in its Private Account prior to such Authorized Participant’s submitting a share creation order.  An Authorized Participant may remove copper from its Private Account in its discretion pursuant to the warehouse terms and conditions established by the Warehouse-keeper from time to time.

The Administrative Agent generally will not have any right to instruct the Warehouse-keeper to transfer copper from an Authorized Participant’s Private Account, other than in accordance with a valid creation order.

The Sponsor will maintain its own Private Account to facilitate payment by the Trust of the Sponsor’s fee and Other Expenses.  See “—Expenses of the Trust” below.

Except for copper that is transferred by the Trust to the Sponsor’s Private Account in connection with the Trust’s payment of Other Expenses (which will belong to the Trust and will be held by the Sponsor solely as agent for the Trust, as discussed in “Expenses of the Trust – Calculation and Payment of Expenses”), copper held in a Private Account will be owned solely by the holder of the account.  In general, the holder of a Private Account will be responsible for all expenses associated with the storage of the copper that is recorded in that Private Account.  However, any expenses associated with the storage of the copper in the Sponsor’s Private Account for the payment of Other Expenses will also be considered Other Expenses of the Trust.

The amount of copper held in a Private Account is not a public record and in general, only the Warehouse-Keeper and the owner of such Private Account will have be aware of the copper owned through the Private Account.

Selection Protocol

The operation of the Trust requires the Administrative Agent to follow a prescribed procedure to identify specific lots of copper to be used for (i) the reconciliation of any creation overweight and creation underweight amounts when the Trust issues Creation Units of shares, (ii) the satisfaction of any redemption orders accepted on any Business Day, (iii) the reconciliation of any redemption underweight amounts when the Trust redeems Creation Units of shares, (iv) the calculation and payment of Trust expenses and (v) the reallocation of ownership interests in copper to the extent required in connection with a change in the cheapest-to-deliver location, as described in “—Change in Cheapest-To-Deliver Location” below.  The “Selection Protocol” is the procedure followed by the Administrative Agent whenever it needs to select lots for these purposes.

The Selection Protocol is intended to provide a consistent and transparent method of selecting lots, by requiring the Administrative Agent to select lots in the following manner:

•	Lots will be selected first from the cheapest-to-deliver location, and then from other warehouse locations successively based on a ranking of their respective locational premia from lowest to highest.

•
If there are multiple lots in the same warehouse location specified by the first step, lots in such warehouse location will be selected based on the date such lots were first delivered to the relevant account, with the earliest-delivered lot being selected first.

•
If there are multiple lots in the same warehouse location that were first delivered to the relevant account on the same date, lots will be selected based on the actual weight of the lot, with the lot having the lowest actual weight being selected first.

De-branded Copper

Any copper that is delivered to the Trust by an Authorized Participant must, at the time of such delivery, be of an Acceptable Delivery Brand.  However, as discussed in “Operation of the Copper Market—Acceptable Delivery Brands and Good Delivery Standards,” the LME has the ability to de-register brands from time to time.  In general, de-branded copper may become less valuable and less liquid over time.  If any copper held by the Trust is de-branded, the Administrative Agent will instruct the Warehouse-keeper to use whole lots of de-branded copper to satisfy redemptions before using any other lots of copper, even if the de-branded copper is not held in the cheapest-to-deliver location.  If the Trust holds more than one lot of de-branded copper, the specific lots used to satisfy redemptions will be selected from the available de-branded lots in accordance with the Selection Protocol, and any other lots of copper will be used to

satisfy redemptions only after all lots of de-branded copper have been delivered out of the Trust.   De-branded copper will be disregarded by the Administrative Agent for any allocations of copper that do not involve redemptions, such as the reconciliation of overweight or underweight amounts (unless a fractional lot of de-branded copper already exists), the reallocation of copper in connection with a change in the cheapest-to-deliver location and the payment of Trust expenses, each as discussed below.

If the LME announces that a brand of copper will be de-registered, any copper of such brand will cease to be treated as being of an Acceptable Delivery Brand on the earlier of (x) if the LME has announced a date upon which such brand will be de-registered, such date specified in such announcement and (y) if the LME has announced that such brand will be de-registered but has not specified a date upon which such brand will be de-registered, a date specified by the Sponsor in its discretion, notice of which will have been provided by the Sponsor to the Administrative Agent and the Warehouse-keeper.

Creation of Shares

In connection with any creation order on any Business Day, an Authorized Participant will be required to transfer to the Trust copper having an aggregate weight equal to the number of Creation Units being created multiplied by the Creation Unit Weight in effect for such Business Day.  When an Authorized Participant submits a creation order, it must specify, among other things, the specific whole lot(s) in its Private Account to be transferred to the Trust Account for such creation order (using the unique identification number(s) of such lot(s)), as well as the warehouse location and weight of each such lot (calculated to the nearest 0.001 metric ton).  In order to assure that the exact required amount of copper is transferred to the Trust Account in connection with any creation order, the Administrative Agent will calculate the amount by which the aggregate actual weight of the whole lots to be transferred by the Authorized Participant falls short of (a “creation underweight”) or exceeds (a “creation overweight”) the aggregate Creation Unit Weight for such creation order, and will instruct the Warehouse-keeper to adjust for any such overweight or underweight amount for such creation order by transferring ownership of copper between the Authorized Participant’s Reserve Account and the Trust Account pursuant to the following prescribed procedure:

•
First, the Administrative Agent will instruct the Warehouse-keeper to transfer all or part of an existing fractional lot (i.e., a portion of a specific whole lot in which each of the Trust and such Authorized Participant has an existing ownership interest) in order to satisfy such creation underweight or creation overweight to the extent possible.  With respect to a creation underweight, the Warehouse-keeper will transfer ownership of all or part of such fractional lot, in an amount up to the creation underweight, from such Authorized Participant’s Reserve Account to the Trust Account.  With respect to a creation overweight, the Warehouse-keeper will transfer ownership of all or part of such fractional lot, in an amount up to such creation overweight, from the Trust Account to such Authorized Participant’s Reserve Account.

•
Second, if there is any remaining portion of the creation underweight or creation overweight after the first step above, the Administrative Agent will instruct the Warehouse-keeper to transfer, to the extent possible, ownership of one or more whole lots, selected by the Administrative Agent in accordance with the Selection Protocol, from such Authorized Participant’s Reserve Account to the Trust Account, or vice versa, to resolve the remaining portion of the creation overweight or creation underweight.  With respect to a creation overweight, if such remaining portion of the creation overweight is larger than the next whole lot owned by the Trust that would be selected in accordance with the Selection Protocol, the Warehouse-keeper will transfer ownership of such whole lot from the Trust Account to such Authorized Participant’s Reserve Account.  With respect to a creation underweight, if such remaining portion of the creation underweight is larger than the next whole lot owned in such Authorized Participant’s Reserve Account that would be selected in accordance with the Selection Protocol, the Warehouse-keeper will transfer ownership of such whole lot from such Authorized Participant’s Reserve Account to the Trust Account.  This step will be repeated until the remaining portion of the creation overweight or creation underweight is less than the weight of the next whole lot that would be selected by the Administrative Agent in accordance with the Selection Protocol.

•
Third, once the remaining portion of the creation overweight or creation underweight is less than the weight of the next whole lot that would be selected by the Administrative Agent in accordance with the Selection Protocol, the Administrative Agent will (i) select such next whole lot in accordance with the Selection Protocol and (ii) instruct the Warehouse-keeper to divide such whole lot using a book-entry procedure into two new fractional lots and transfer ownership of one of the fractional lots as follows.  If the remaining amount in this step represents the remaining portion of a creation overweight, the Administrative Agent will select and instruct the Warehouse-keeper to divide a whole lot that is held by the Trust in the Trust Account and transfer a fractional lot having a weight equal to the remaining portion of the creation overweight to such Authorized Participant’s Reserve Account.  If the remaining amount in this step represents the remaining portion of a creation underweight, the Administrative Agent will select and instruct the Warehouse-keeper to divide a whole lot held by such Authorized Participant in its Reserve Account and transfer a fractional lot having a weight equal to the remaining portion of the creation underweight to the Trust Account.

Example.  An Authorized Participant holds in its Reserve Account a fractional lot, which is a partial interest in whole lot #ABC.  Lot #ABC has a net weight of 24.5 tons.  The Authorized Participant’s fraction of the lot represents 16.5 metric tons of copper, meaning that the Trust’s fraction of the lot represents 8.0 metric tons of copper.

On a particular day, the Authorized Participant submits an order to create two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Authorized Participant must transfer 49.4 metric tons of copper to the Trust.  The Authorized Participant holds two whole lots of copper in its Private Account, one of which weighs 25.1 metric tons and one of which weighs 24.9 metric tons.

In connection with its Creation Unit order, the Authorized Participant will transfer the two whole lots of copper in its Private Account to the Trust.  Because the aggregate weight transferred is 50.0 metric tons, or 0.6 metric tons more than the aggregate weight required to be transferred (based on the Creation Unit Weight for such day and the number of Creation Units ordered by the Authorized Participant), the Administrative Agent will instruct the Warehouse-keeper to transfer 0.6 tons of copper from the Trust to the Authorized Participant.  The Warehouse-keeper will effect such transfer by using a book-entry procedure to change the Authorized Participant’s fractional ownership of lot #ABC in its Reserve Account to 17.1 metric tons to change the Trust’s fractional ownership of lot #ABC to 7.4 metric tons.

For purposes of the second and third steps above, any whole lots that an Authorized Participant, in its creation order, indicates should be transferred to the Trust will be treated as having already been processed and transferred to the Trust Account, so that such whole lots (or portions thereof) may be returned to such Authorized Participant in effectuating the second and third steps above if those whole lots are selected using the Selection Protocol.  In other words, if whole lots being delivered by the Authorized Participant to the Trust as part of a creation order would be selected by the Selection Protocol, those whole lots may be the same lots delivered out of the Trust as part of that creation order.  Generally, this would occur only if the creation overweight exceeded one whole lot.

Creation orders will be processed individually on each Business Day after 4:00 p.m., New York City time, in the order that such creation orders will be received in satisfactory form by the Administrative Agent.  Creation orders will be processed prior to the processing of redemption orders and prior to the calculation of the Trust’s net asset value and the payment of any accrued expenses on any day.

Further detailed information regarding the process for creating shares is provided in “—Procedures for Creating and Redeeming Shares—Creation Orders” below.

Redemption of Shares

In connection with any redemption order on any Business Day, the Trust will be required to transfer to the redeeming Authorized Participant copper having an aggregate weight equal to the number of Creation Units being redeemed multiplied by the Creation Unit Weight in effect for such Business Day (calculated to the nearest 0.001 metric ton).  In order to assure that the exact required amount of copper is delivered from the Trust to the redeeming Authorized Participant in connection with any redemption order, the Administrative Agent will select, in accordance with the Selection Protocol, specific whole lots to be transferred from the Trust to the redeeming Authorized Participant, and will instruct the Warehouse-keeper to transfer such selected whole lots to such Authorized Participant’s Private Account, until the aggregate weight of whole lots transferred in connection with the such redemption order is less than the aggregate Creation Unit Weight of such redemption order and the remaining weight of copper needed to satisfy the redemption order is less than the weight of the next whole lot that would be selected pursuant to the Selection Protocol.

The remaining weight by which the aggregate weight of the transferred whole lots (calculated to the nearest 0.001 metric ton) falls short of the aggregate weight of the copper required to be transferred from the Trust to the Authorized Participant is the “redemption underweight.”  Following the transfer of whole lots of copper, the Administrative Agent will instruct the Warehouse-keeper to adjust for any redemption underweight by transferring ownership of copper recorded in the Trust Account to the relevant Authorized Participant’s Reserve Account, pursuant to the following prescribed procedure:

•
First, the Administrative Agent will instruct the Warehouse-keeper to transfer all or part of an existing fractional lot owned by the Trust (i.e., the Trust’s portion of a specific whole lot in which each of the Trust and such Authorized Participant has an existing ownership interest) in order to satisfy such redemption underweight to the extent possible.  The Warehouse-keeper will transfer ownership of all or part such fractional lot, in an amount up to the redemption underweight, from the Trust Account to such Authorized Participant’s Reserve Account.

•
Second, if there is any remaining portion of the redemption underweight following the first step above, the Administrative Agent will (i) select the next available whole lot in the Trust Account in accordance with the Selection Protocol and (ii) instruct the Warehouse-keeper to divide such whole lot using a book-entry procedure into two new fractional lots and transfer ownership of one of the fractional lots having a weight equal to the remaining portion of the redemption underweight from the Trust Account to such Authorized Participant’s Reserve Account.  As discussed in “—Selection Protocol—De-branded Copper” above, whole lots that are not of an Acceptable Delivery Brand will not be divided into new fractional lots.

Example.  An Authorized Participant holds in its Reserve Account a fractional lot, which is a partial interest in whole lot #ABC.  Lot #ABC has a net weight of 24.5 tons.  The Authorized Participant’s fraction of the lot represents 17.1 metric tons of copper, meaning that the Trust’s fraction of the lot represents 7.4 metric tons of copper.

On a particular day, the Authorized Participant submits an order to redeem two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Trust must transfer 49.4 metric tons of copper to the Authorized Participant.  The next two whole lots of copper that would be selected (using the Selection Protocol) by the Administrative Agent to fulfill the redemption order are, respectively, Lot #JKL, which weighs 25.1 metric tons, and Lot #XYZ, which weighs 24.9 metric tons.

To fulfill the Authorized Participant’s order for redemption of the two Creation Units of shares, the Administrative Agent first will instruct the Warehouse-keeper to select the next available whole lot in the Trust Account, which is Lot #JKL, and transfer the whole lot from the Trust Account to the Authorized Participant’s Private Account.  The aggregate weight thereby transferred is 25.1 metric tons, which is 24.3 metric tons less than the aggregate weight of 49.4 metric tons that is required to be transferred.

Next, the Administrative Agent will instruct the Warehouse-keeper to transfer the Trust’s portion of Lot #ABC from the Trust Account to the Authorized Participant’s Reserve Account.  The aggregate weight that has been transferred is now 32.5 metric tons (25.1 metric tons for Lot #JKL plus 7.4 metric tons for the Trust’s portion of Lot #ABC), which is 16.9 metric tons less than the aggregate weight of 49.4 metric tons that is required to be transferred.

Finally, the Administrative Agent will instruct the Warehouse-keeper to (i) select the next available whole lot in the Trust Account, which is Lot #XYZ, (ii) divide Lot #XYZ into two new fractional lots weighing 16.9 metric tons and 8.0 metric tons, respectively, and (iii) transfer the fractional lot weighing 16.9 metric tons to the Authorized Participant’s Reserve Account.  The aggregate weight that has been transferred is now 49.4 metric tons (25.1 metric tons for Lot #JKL, plus 7.4 metric tons for the Trust’s portion of Lot #ABC, plus 16.9 metric tons for a portion of Lot #XYZ), which is the weight required to be transferred from the Trust to the Authorized Participant to fulfill the redemption order for two Creation Units of shares.

When copper is redeemed in the foregoing manner, the amount of copper received by the Authorized Participant will equal a pro rata share of the copper held by the Trust based on the weight of the Trust’s aggregate copper holdings immediately prior to the processing of redemptions.  However, because the copper held by the Trust in different locations may vary in value based on the applicable locational premia, the value of the copper actually received by the Authorized Participant will depend on the location of the specific whole lot(s) and fractional lots, if any, of copper that were transferred to the Authorized Participant.

Redemption orders will be processed on each Business Day after 4:00 p.m., in the order that such redemption orders were received in satisfactory form by the Administrative Agent.  Redemption orders will be processed individually following the processing of all creation orders on such day but prior to the calculation of the Trust’s net asset value and the payment of any accrued expenses on such day.

Further detailed information regarding the process for redeeming shares is provided in “—Procedures for Creating and Redeeming Shares—Redemption Orders” below.

Expenses of the Trust

The Trust’s expenses will be divided into two categories:  (i) the Sponsor’s fee and (ii) Other Expenses.

The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  The Sponsor’s fee may be increased or decreased by the Sponsor at any time upon 60 days’ prior notice to the Administrative Agent without the consent of any person or entity, provided that the Sponsor must post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to the effective date of any such increase or decrease to the Sponsor’s fee.

In exchange for its entitlement to the Sponsor fee, the Sponsor has agreed to pay the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper, the Trust’s customary periodic audit fees and any insurance premiums payable in connection with insurance coverage (if any) relating to the copper held by the Trust.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal fees and expenses and initial SEC registration fees.  The aggregate amount of such organizational and offering expenses is expected to be approximately $[●].  The Sponsor will not be reimbursed for paying these fees and expenses.

The Trust’s Other Expenses will consist of all expenses of the Trust other than those specified above, including:

•	all legal fees relating to the ongoing operations of the Trust (other than any such fees borne by the Sponsor as organizational expenses);

•	all Exchange listing fees (other than any such fees borne by the Sponsor as organizational expenses);

•	all SEC registration fees (other than any such fees borne by the Sponsor as organizational expenses);

•	all expenses relating to the preparation and distribution of reports and notices to shareholders, including printing and mailing costs;

•
any expenses and fees incurred directly by and reimbursable to the Administrative Agent, the Valuation Agent, the Trustee or the Warehouse-keeper for their respective services to the Trust (other than any such expenses or fees borne by the Sponsor as periodic fees);

•
any extraordinary expenses of the Trust (including, but not limited to, any indemnification obligations, litigation expenses and expenses related to the transport of copper due to the removal of any warehouse location from the list of permitted warehouse locations for the Trust);

•	any taxes or other governmental charges payable by the Trust; and

•
all expenses relating to the Sponsor’s storage, on behalf of the Trust, of copper to be liquidated for the payment of Other Expenses, as such expenses are not covered by the Warehouse-keeper’s periodic fee paid by the Sponsor on behalf of the Trust for the Trust’s day-to-day storage expenses.

The Sponsor may, in its discretion, incur, in whole or in part, the Other Expenses on behalf of the Trust and/or pay any Other Expense incurred by the Trust.  The Sponsor will be entitled to reimbursement from the Trust for such Other Expenses in the same manner and to the same extent as any other person.

Calculation and Payment of Expenses

On each Business Day, after the processing of creation orders and redemption orders, the Administrative Agent will calculate each category of the Trust’s accrued unpaid expenses.  As of any Business Day, the amount of the accrued unpaid Sponsor’s fee or the accrued unpaid Other Expenses, as applicable, prior to any payment thereof on such Business Day, will be equal to the amount of such unpaid expenses accrued from and excluding the previous payment date for such expenses to such Business Day and will include any expenses incurred on such Business Day, plus any carried over unpaid amounts from the previous payment date.

The Trust will hold only copper.  In order to pay the Sponsor’s fee, the Administrative Agent will, from time to time, instruct the Warehouse-keeper to transfer whole lots of copper from the Trust Account to the Sponsor’s Private Account pursuant to the process described below, and the amount of any accrued unpaid Sponsor’s fee will be reduced by an amount equal to the value of such copper (as determined by the Valuation Agent in accordance with the Trust’s valuation process) as of the date of transfer.  In order to pay accrued unpaid Other Expenses, the Administrative Agent will, from time to time, instruct the Warehouse-keeper to transfer whole lots of copper from the Trust Account to the Sponsor’s Private Account pursuant to the process described below, and such copper will be sold and the proceeds applied toward payment of such accrued unpaid Other Expenses.  Any copper that is transferred to the Sponsor’s Private Account in connection with the payment of Other Expenses, as well as the proceeds from the sale of such copper, will continue to be an assets of the Trust, and the Sponsor will hold such copper solely as agent for the Trust.

On each Business Day, the Administrative Agent will calculate the accrued unpaid Sponsor’s fee and the Trust’s accrued unpaid Other Expenses separately, with the Sponsor’s fee being calculated first.  Following its calculation of the accrued unpaid expenses in each category, the Administrative Agent will process the expenses in each category separately, with the Sponsor’s fee processed first, in order to determine whether the expenses in each such category will be paid on such Business Day, in the following manner:

•	First, the Administrative Agent will select, in accordance with the Selection Protocol, the specific whole lot of copper owned by the Trust that is the next whole lot available for transfer.

•	Second, the Administrative Agent will determine whether the accrued unpaid expenses in the applicable category equal or exceed the value in U.S. dollars of such identified whole lot.

•
Third, if the accrued unpaid expenses in the applicable category equal or exceed the value of such identified whole lot, the Administrative Agent will direct the Warehouse-keeper to effectuate the book-entry transfer of such whole lot to the Sponsor’s Private Account.

•
Fourth, the first three steps will be repeated with respect to the remaining whole lots of copper owned by the Trust to select one or more additional whole lots of copper until the remaining accrued unpaid expenses in the applicable category are less than the value of the next whole lot that would be selected.

The Sponsor’s fee will be paid to the Sponsor through the transfer of whole lots of copper to the Sponsor’s Private Account using the process described above.  Any accrued Sponsor’s fee that remains unpaid following any such transfer on any Business Day will be carried forward to the next Business Day as an accrued unpaid expense of the Trust.  The Sponsor may, at any time in its sole discretion, sell for its own account the copper transferred to its Private Account in payment of the Sponsor’s fee, and the value received by the Sponsor in consideration for such sale may be more or less than the value at which such copper was transferred to the Sponsor.

In order to realize cash proceeds to pay any accrued unpaid Other Expenses, the Sponsor will nominate a broker to assist with the sale of any whole lots of copper that, pursuant to the process described above, have been transferred to the Sponsor’s Private Account.  The broker will be required to seek “best execution” for any such sale, and such broker may consider, among other things, current copper market conditions, the liquidity in the copper market, the weight of copper to be sold, the terms of the available bids for such copper, and other factors relevant to such sale as such broker, in its sole discretion, considers appropriate at such time.

If the amount of cash realized upon the sale of copper for the payment of Other Expenses pursuant to the process described above exceeds the accrued unpaid amount of such Other Expenses, the Administrative Agent will, at the Sponsor’s direction, (a) distribute such excess cash to the shareholders of the Trust, (b) pay such excess to the Sponsor as payment for any accrued unpaid Sponsor’s fee or (c) apply such excess toward any future Sponsor’s fee as and when it accrues.  Any accrued Other Expense that remains unpaid on any Business Day will be carried forward to the next Business Day as an accrued unpaid expense of the Trust.

For all determinations relating to the calculation of Trust expenses (except with respect to the determination of sales proceeds described in the paragraph immediately above), copper will be valued in accordance with the Valuation Agent’s valuation process.  All determinations made by the Administrative Agent with respect to the computation of Trust expenses on any Business Day will be conclusive and, absent manifest error, no revision or correction in any such computation will be made.  None of the Trustee, the Administrative Agent, the Sponsor or any broker will be liable for any losses due to a decline in the value of the Trust’s copper prior to the sale of such copper for the payment of Trust expenses.

See “United States Federal Income Tax Consequences—Tax Consequences to U.S. Holders” for information on the tax treatment of sales of copper.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the transfers and sales of the Trust’s copper discussed above on the Creation Unit Ratio and hence on the value of the assets represented by a share of the Trust over three years.  It assumes that the only dispositions of copper will be those deliveries needed to pay Trust expenses (i.e., the Sponsor’s fee and Other Expenses) and that the price of copper and the number of shares of the Trust outstanding remain constant during the three-year period.  It also assumes that all the Trust’s copper is held in a single warehouse location and that the locational premium for such location is incorporated into the hypothetical copper price per metric ton.  The table does not show the impact of any extraordinary expenses the Trust may incur.  Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of copper represented by each share.

Year
	1			2			3
Hypothetical copper price per metric ton	$	[•]		$	[•]		$	[•]
Sponsor’s Fee		[•]	%		[•]	%		[•]	%
Shares of Trust, beginning		[•]			[•]			[•]
Metric tons of copper in Trust, beginning		[•]			[•]			[•]
Beginning net asset value of the Trust	$	[•]		$	[•]		$	[•]
Metric tons of copper to be delivered to cover the Sponsor’s fee		[•]			[•]			[•]
Metric tons of copper to be delivered to cover hypothetical Other Expenses (excluding extraordinary expenses)		[•]			[•]			[•]
Metric tons of copper in Trust, ending		[•]			[•]			[•]
Ending net asset value of the Trust	$	[•]		$	[•]		$	[•]
Ending NAV per share	$	[•]		$	[•]		$	[•]

As of [•], 2011, the estimated amount of all fees and expenses that are anticipated to be incurred by a new investor during the first twelve months is $[•] (or expressed as a percentage, assuming shares were purchased at an initial offering price of $[•] per share, [•]%).

Please note that the table above is intended to provide a hypothetical example of the impact of Trust expenses on NAV per share only (subject to the assumptions described above) and is not intended to provide any information or examples regarding the secondary market price for the shares or any brokerage commissions or fees that an investor may pay when purchasing or selling shares through a brokerage account.

Reporting and Valuation

Reporting On the Trust’s Website

On each Business Day, as promptly as practicable after 4:00 p.m. New York City time (unless otherwise indicated below), the following information will be published on the Trust’s website:

•	the number of outstanding shares of the Trust as of the beginning of the Business Day;
•	the Trust’s net asset value;
•	the NAV per share;
•
the locational premium for each warehouse location, as calculated by the Valuation Agent at 5:00 p.m. London time, quoted both in U.S. dollars and as a percentage premium relative to the LME settlement price;

•	the price per metric ton of copper in each warehouse location where the Trust is permitted to hold copper;
•	the aggregate weight in metric tons of all copper owned by the Trust;
•	the aggregate weight in metric tons of the copper owned by the Trust in each warehouse location;
•	the gross value in U.S. dollars of the copper owned by the Trust in each warehouse location;
•	the Creation Unit Ratio; and
•	the Creation Unit Weight.

On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, a downloadable file will be made available on the Trust’s website with the following information relating to each lot of copper owned by the Trust:

•	the unique identification number of such lot;
•	the warehouse location in which such lot is held;
•	the brand of such lot and, if such brand of copper is not an Acceptable Delivery Brand, an indication that such lot consists of a brand of copper that has been de-registered;
•	the weight in metric tons of such lot; and
•	the date upon which such lot was delivered to the Trust.

In addition, during the Exchange trading day, the Exchange will calculate and publish:

•
the “First-Out IIV,” an intraday indicative value per share disseminated approximately every 15 seconds that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem one share included in a Creation Unit, assuming that copper in cheapest-to-deliver location was used for such creation or redemption; and

•
the “Liquidation IIV,” an intraday indicative value per share disseminated approximately every 15 seconds that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust divided by the number of shares then outstanding.

Valuation Agent’s Valuation Process

The Valuation Agent will be responsible for (i) calculating the locational premia used to calculate the Trust’s net asset value and in certain other calculations by the Administrative Agent and (ii) determining whether the cheapest-to-deliver location has changed.  The locational premium for a warehouse location for a Business Day will be calculated as an amount expressed in U.S. dollars that is equal to the average value of copper per metric ton in such location minus the LME settlement price of copper on such Business Day.  Although the average price of copper in a warehouse location is generally expected to be greater than the LME settlement price, it is possible for the LME settlement price to be greater than the average price of copper in a warehouse location, which would result in a negative locational premium.

The Valuation Agent will calculate the average value of copper in a location through a combination of (i) a weighted calculation (based on tonnage) of actual transactions and (ii) the indicative prices of market makers.  Data will be collected primarily by phone, but also by email and by direct submission.  In order to avoid any actual or potential conflict of interest, or perception of a conflict, the Valuation Agent will exclude any information provided by any JPMorgan-affiliated entity when calculating the locational premium of copper in any permitted warehouse location.  The Valuation Agent will record details regarding its contacts for reference and internal audit purposes.

When the Valuation Agent collects information on actual transactions for use in calculating locational premia, the Valuation Agent will generally request full details regarding such transactions, including price, material specifications, transaction size, delivery point and terms, payment details and other factors, all of which may inform the Valuation Agent’s assessment of the value of the underlying transaction.  If a particular transaction involves a significantly higher or lower price than other comparable transactions, the Valuation Agent may request proof of the transaction price, and if such information is not provided, the price may be excluded from the assessment.  Where possible, the Valuation Agent will seek to confirm details with the parties on both sides of a transaction.

The tonnage weighting of copper for indicative prices will be set at the equivalent of 10 lots, or approximately 250 metric tons, of copper.

In calculating the locational premia, the Valuation Agent will determine in its discretion the relative weights that it will give to actual transactions as compared to indicative prices.  The Valuation Agent may vary the relative importance of the components based on the level of physical activity on a particular Business Day, as well as other factors.  The use of both actual transaction information and indicative pricing information is intended to allow continuity of pricing and up-to-date market quotes when physical activity falls.

On each Business Day, the Valuation Agent will provide locational premia to the Administrative Agent by 5:00 p.m. London time.

The Sponsor and the Administrative Agent may rely on any evaluation furnished by the Valuation Agent, and the Sponsor and the Administrative Agent will have no liability or responsibility for such evaluation’s accuracy.  Under the valuation agreement between the Sponsor and the Valuation Agent (the “Valuation Agreement”), the Valuation Agent will be required to conduct its operations and perform its services, duties and obligations in good faith and with the care, skill, diligence and prudence that a prudent, experienced, sophisticated and expert professional valuation agent would use in providing valuation services to a client.  The Valuation Agent will be indemnified and held harmless by the Sponsor against any loss, damage, expense, liability or claim (including reasonable attorney’s fees, costs and expenses) arising out of or based upon the Valuation Agent’s performance of its duties under the Valuation Agreement, other than by reason of the Valuation Agent’s gross negligence, bad faith, willful misconduct or breach of a representation or covenant contained in the Valuation Agreement.

Net Asset Value

The Administrative Agent will calculate the net asset value of the Trust on each Business Day as promptly as practicable after 4:00 p.m. New York City time.

To calculate the net asset value of the Trust, the Administrative Agent will first calculate the Trust’s gross asset value.  The Trust’s gross asset value, with respect to any Business Day, will be equal to the aggregate value in U.S. dollars of all whole lots and fractional lots of copper held by the Trust in each warehouse location, calculated using the LME settlement price as of such Business Day plus the applicable locational premia, after giving effect to, as applicable, (i) any change in the cheapest-to-deliver location (as discussed below), (ii) any creation orders and (iii) any redemption orders, but before the selection of lots of copper for the purpose of paying any accrued unpaid Trust expenses on such Business Day.

After the Administrative Agent calculates the gross asset value, the Administrative Agent will calculate the Trust’s net asset value, with respect to any Business Day, as an amount equal to (x) the gross asset value of the Trust as of such Business Day minus (y) the Trust’s accrued unpaid expenses (i.e., the total amount of any accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses) as of such Business Day.

NAV Per Share

On any Business Day, as promptly as practicable following the calculation of the Trust’s net asset value as set forth above, the Administrative Agent will calculate the NAV per share by dividing (x) the Trust’s net asset value for such Business Day by (y) the number of shares of the Trust outstanding on such Business Day, after accounting for any creations or redemptions of shares for such Business Day.

Creation Unit Ratio and Creation Unit Weight

On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, the Administrative Agent will calculate the Creation Unit Ratio that will be effective for the next Business Day.  The Administrative Agent will use the Creation Unit Ratio to determine the Creation Unit Weight, which is the weight of copper that an Authorized Participant or the Trust is obligated to transfer in connection with a creation or redemption, as applicable, of a Creation Unit of shares for the applicable Business Day.

The Creation Unit Ratio will be determined by the Administrative Agent as follows:

•
First, the Administrative Agent will calculate the aggregate weight in metric tons of all the copper owned by the Trust, after giving effect to (i) any creation orders and (ii) any redemption orders, but before the selection of any lots of copper for the purpose of paying accrued unpaid Trust expenses on such Business Day.

•
Second, the Administrative Agent will calculate the accrued unpaid Sponsor’s fee, expressed in metric tons, owed by the Trust.  The Administrative Agent will do so by (i) first, calculating the accrued unpaid Sponsor’s fee in U.S. dollars, (ii) second, selecting pursuant to the Selection Protocol (from a population of whole lots available in the Trust Account) and taking into account their value (including any locational premia), the lots that would need to be transferred to pay such accrued unpaid Sponsor’s fee in full (including any portion of a whole lot, as applicable) and (iii) third, calculating the aggregate weight in metric tons of such lots identified in (ii).

•
Third, the Administrative Agent will calculate all accrued unpaid Other Expenses, expressed in metric tons, owed by the Trust.  The Administrative Agent will proceed in so doing by (i) first, calculating the accrued unpaid Other Expenses in U.S. dollars, (ii) second, selecting pursuant to the Selection Protocol (from a population of whole lots available in the Trust Account, excluding for such purposes any lots used, either in whole or in part, in the calculation described in step two above) and taking into account their value (including any locational premia), the lots that would need to be transferred or sold to pay such accrued unpaid Other Expenses in full (including any portion of a whole lot, as applicable) and (iii) third, calculating the aggregate weight in metric tons of such lots identified in (ii).

•
Fourth, the Administrative Agent will subtract the weights determined pursuant to the second and third steps above from the aggregate weight in metric tons of all of the Trust’s copper (i.e., the amount determined in the first step above).  This process represents a calculation of the Trust’s net asset value, but expressed in metric tons of copper instead of U.S. dollars.

•
Finally, Administrative Agent will calculate the Creation Unit Ratio by dividing (x) the weight derived pursuant to the fourth step above by (y) one-hundredth (1/100) multiplied by the number of shares of the Trust then outstanding.  (The divisor in this step reflects the fact that each share of the Trust included in the initial Creation Unit will have, a value equal to one-hundredth (1/100) of one metric ton of copper, because the initial Creation Unit of shares will be issued in exchange for 25 metric tons of copper and a Creation Unit will consist of 2,500 shares of the Trust.)

Example.  On a particular Business Day, the Administrative Agent determines that the Trust holds 100,000 metric tons of copper, after giving effect to (i) any creation orders and (ii) any redemption orders on such Business Day.  The Administrative Agent determines that the accrued unpaid Sponsor’s fee is equal to $300,500 and that there are no accrued unpaid Other Expenses.  Using the Selection Protocol and the value (including the relevant locational premium) of copper in effect for such Business Day, the Administrative Agent identifies, in accordance with the Selection Protocol, 1.243 lots, or 30 metric tons (calculated to the nearest .001 metric ton) of copper that would need to be transferred to pay all such accrued unpaid Trust expenses.  To obtain the Trust’s net asset value expressed in metric tons of copper, the Administrative Agent subtracts 30 metric tons from the 100,000 metric tons of copper held by the Trust to arrive at 99,970 metric tons.  Finally, the Creation Unit Ratio is calculated by dividing (x) 99,970 metric tons by

(y) one-hundredth (1/100) multiplied by 10,000,000, the number of shares of the Trust then outstanding, for a Creation Unit Ratio of 0.9997.

On each Business Day, as soon as practicable following the calculation of the Creation Unit Ratio, the Administrative Agent will calculate the Creation Unit Weight that will be effective for the next Business Day.  The Creation Unit Weight for any Business Day will be equal to 25.0 metric tons of copper multiplied by the Creation Unit Ratio in effect for the next Business Day, as calculated pursuant to the process described above.  The Creation Unit Weight is the weight of copper that an Authorized Participant or the Trust would be obligated to transfer in connection with a creation order or a redemption order in respect of one Creation Unit on such Business Day.

Intraday Indicative Values Provided by the Exchange

The Administrative Agent will calculate the net asset value of the Trust and the NAV per share only once each day.  In order to provide market participants with an indication of the underlying value of the Trust’s shares during the trading day, on each day on which the Exchange is open for business, the Exchange will disseminate, approximately every 15 seconds, two different intraday indicative values for the Trust’s shares, which we refer to as the “First-Out IIV” and the “Liquidation IIV.”

First-Out IIV

The Sponsor expects that, because of the Selection Protocol, Authorized Participants generally will expect to receive copper from the cheapest-to-deliver location whenever they redeem Creation Units of shares.  The Sponsor also expects that, because an Authorized Participant will not expect that the copper it will receive upon redeeming a Creation Unit will be more valuable (i.e., have a higher locational premium) than the copper it delivers to the Trust when creating a Creation Unit of shares, the Authorized Participant will tend to deliver copper in exchange for Creation Units of shares only from the cheapest-to-deliver location at which the Authorized Participant holds copper.  Because of the foregoing dynamic and the arbitrage mechanism described below, the Sponsor expects that the shares will trade with a market price that is within a limited range, with the lower end of that range approximating the value of copper in the cheapest-to-deliver location and the higher end of that range approximating the value of copper in the cheapest-to-deliver location at which the Authorized Participants have copper available.

The “First-Out IIV” is an intraday indicative value disseminated every 15 seconds during the Exchange trading day that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem one share included in a Creation Unit, assuming that copper in the cheapest-to-deliver location was used for such creation or redemption.

The Exchange will calculate the First-Out IIV as follows:

•
First, the Exchange will calculate an indicative price per metric ton of copper in the cheapest-to-deliver location, which will be the sum of (x) a deemed intraday indicative cash price per metric ton of copper in U.S. dollars based on either a live cash price or a combination of basis swaps and live intraday futures prices, as of the time of such First-Out IIV calculation, derived by methods and means established by the Exchange, and (y) the last available locational premium calculated by the Valuation Agent for copper in the cheapest-to-deliver location on such Business Day (which will have been provided to the Exchange by the Administrative Agent);

•	Second, the Exchange will calculate an indicative value for a Creation Unit Weight of copper in the cheapest-to-deliver location by multiplying the value calculated in the first step by the

Creation Unit Weight in effect for such Business Day (which will have been provided to the Exchange by the Administrative Agent).  The calculation in this step represents an indicative value in U.S. dollars, as of the time of calculation, of the amount of copper in the cheapest-to-deliver location that would need to be delivered by an Authorized Participant for a Creation Unit of shares; and

•
Third, the Exchange will convert the value obtained in the second step to a U.S. dollar value per share by dividing the value obtained in the second step by 2,500 (the number of shares in a Creation Unit).  The result of this calculation is the First-Out IIV.

The First-Out IIV is intended to facilitate arbitrage activity by Authorized Participants by serving as an indicator of whether the Trust’s shares are trading at a discount or premium during the Exchange trading day.  If an Authorized Participant views the First-Out IIV as an estimate of the underlying value of copper per share in U.S. dollars of the shares it could create or redeem on any Business Day, an Authorized Participant may seek to create shares when the market price exceeds the First-Out IIV (if the Authorized Participant has copper lots available for delivery to the Trust in the cheapest-to-deliver location), and may seek to redeem shares when the market price is less than the First-Out IIV, because:

•
if the market price per share is greater than the underlying value of copper per share in U.S. dollars, an Authorized Participant could create a Creation Unit of shares by delivering the Creation Unit Weight of copper in the cheapest-to-deliver location to the Trust, and may be able to sell such shares on the Exchange for an aggregate amount that is greater than the value of the copper used to create the shares; and

•
if the underlying value per share in U.S. dollars is greater than the market price per share, an Authorized Participant could redeem a Creation Unit of shares by delivering the Creation Unit to the Trust and receiving a Creation Unit Weight of copper in the cheapest-to-deliver location, and may be able to sell the copper for an aggregate amount that is greater than amount it paid to acquire the shares.

Liquidation IIV

The “Liquidation IIV” is an intraday indicative value disseminated every 15 seconds during the Exchange trading day that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust divided by the number of shares then outstanding.

The Exchange will calculate the Liquidation IIV as follows:

•
First, the Exchange will determine an indicative price per metric ton of copper reflecting the weighted average price of copper held in the Trust, calculated as the sum of (a) a deemed intraday indicative cash price per metric ton of copper in U.S. dollars based on either a live cash price or a combination of basis swaps and live intraday futures prices, as of the time of such Liquidation IIV calculation, derived by methods and means established by the Exchange, and (b) the weighted average locational premium per metric ton, calculated using the locational premium calculated by the Valuation Agent for each warehouse location in effect for such time for such Business Day, and the number of metric tons of copper held by the Trust at each warehouse location on such Business Day (which will have been provided to the Exchange by the Administrative Agent);

•
Second, the Exchange will calculate an indicative value for a Creation Unit Weight of copper in the Trust by multiplying the value calculated in the first step by the Creation Unit Weight in effect for such Business Day (which will have been provided to the Exchange by the Administrative Agent).  The calculation in this step represents an indicative average value in U.S. dollars, as of the time of calculation, of the amount of copper in the Trust (including both whole and fractional lots of copper) corresponding to a Creation Unit of shares; and

•
Third, the Exchange will convert the value obtained in the second step to a U.S. dollar value per share by dividing the value obtained in the second step by 2,500 (the number of shares in a Creation Unit).  The result of this calculation is the Liquidation IIV.

Change in Cheapest-To-Deliver Location

From time to time, the Valuation Agent may determine that the cheapest-to-deliver location has changed.  Upon receipt of notification from the Valuation Agent on any Business Day that the cheapest-to-deliver location has changed, the Administrative Agent will instruct the Warehouse-keeper to reallocate the ownership of (i) all the copper owned by the Trust and (ii) all the copper owned by the Authorized Participants in their respective Reserve Accounts pursuant to the procedure described below.  The objective of the procedure is to keep the whole and fractional lots within the Reserve Accounts of the Authorized Participants in the cheapest-to-deliver location, by first, consolidating all of the copper owned by the Trust, including both whole and fractional lots, with all of the fractional lots owned by the Authorized Participants, and second, reallocating lots of copper to the Reserve Account of each Authorized Participant based on the Selection Protocol (with lots in the new cheapest-to-deliver location being allocated first).  The result of the procedure is that the Reserve Account of an Authorized Participant will be left with the same amount of copper (in metric tons) as before the procedure was effected, but the specific lots of copper will have been allocated in accordance with the Selection Protocol so that, to the extent possible, the whole and fractional lots within the Authorized Participant’s Reserve Account are in the cheapest-to-deliver location.

This reallocation is intended to facilitate creations and redemptions using copper in the new cheapest-to-deliver location by providing an Authorized Participant with copper in its Reserve Account that, to the extent possible, is located in the cheapest-to-deliver location, so that this copper can be used for adjusting overweight and underweight amounts of copper in connection with creations and redemptions of Creation Units.  The procedure also contributes indirectly to the liquidity of the copper owned by an Authorized Participant, because, without the reallocation procedure, an Authorized Participant that creates or redeems Creation Units following a change in the cheapest-to-deliver location could potentially have multiple fractional lots, in different locations, in its Reserve Account (which an Authorized Participant would be unable to transfer out of its Reserve Account).

Upon receipt of notification from the Valuation Agent on any Business Day that the cheapest-to-deliver location has changed, the Administrative Agent will undertake the following procedure:

1.
First, the Administrative Agent will rank all of the Authorized Participants, based on the weight of all the copper held in their respective Reserve Accounts prior to the initiation of this procedure, from largest to smallest.

2.
Second, the Administrative Agent will notionally aggregate (a) all of the “divided lots” of copper (i.e., those whole lots of copper that have been divided between fractional lots held by the Authorized Participants in their respective Reserve Accounts and by the Trust in the Trust Account) with (b) all whole lots of copper held in the Reserve Accounts and in the Trust Account, to form notional whole lots.

3.
Third, the Administrative Agent will execute the steps in clauses (i) through (iii) and step four below, processing each Authorized Participant successively, beginning with the Authorized Participant with the largest Reserve Account balance ranked pursuant to the first step in this procedure that has not yet been processed, until each Authorized Participant has been processed in the order prescribed.

(i)
The Administrative Agent will first notionally allocate only whole lots, selected in accordance with the Selection Protocol from the notional whole lots of copper, to such Authorized Participant, such that the weight in tons of the copper notionally allocated to such Authorized Participant is as nearly equal as possible to, but not more than, the original weight of the sum of all the copper held in such Authorized Participant’s Reserve Account prior to the commencement of this procedure.

(ii)
Next, to the extent that the aggregate weight of the whole lots notionally allocated to such Authorized Participant pursuant to clause (i) above is less than the original weight of the sum of all the copper held in such Authorized Participant’s Reserve Account prior to the commencement of this procedure, the Administrative Agent will (a) select the next available lot in accordance with the Selection Protocol from the remaining notional whole lots of copper (after effectuating the step in clause (i) above), (b) notionally allocate a portion of such lot (i.e., a fractional lot), comprising a weight of copper equal to such difference, to such Authorized Participant and (c) notionally allocate the remainder of such lot (i.e., the corresponding fractional lot) to the Trust.

(iii)
Next, the Administrative Agent will reduce the number of notional whole lots by removing the whole lots notionally allocated to such Authorized Participant in clause (i) above and the whole lots from which fractional lots were notionally allocated to such Authorized Participant in clause (ii) above from the population of notional whole lots.

4.
Finally, to the extent that the whole lots notionally allocated to each Authorized Participant pursuant to clause (i) above and the fractional lots notionally allocated to each Authorized Participant pursuant to clause (ii) above differ from the whole lots and fractional lots held in each such Authorized Participant’s Reserve Account prior to processing such Authorized Participant using this procedure, the Administrative Agent will instruct the Warehouse-keeper to effect the corresponding changes in ownership of the whole lots and fractional lot held in each such Authorized Participant’s Reserve Account and the whole lots and corresponding fractional lots held in the Trust Account.

If the Valuation Agent determines on a particular Business Day that the cheapest-to-deliver location has changed, the foregoing reallocation procedure will be implemented prior to the processing of any creation orders or redemption orders, the calculation of expenses or the calculation of the Trust’s net asset value by the Administrative Agent on such Business Day.

Addition or Removal of Warehouse Locations

The Trust is currently permitted to hold copper in the following warehouse locations: the Netherlands (Rotterdam), Singapore (Singapore), South Korea (Busan and Gwangyang) and the United States (Baltimore, Chicago and New Orleans).  From time to time, a location may be added or removed from the above list of permitted warehouse locations, as described below.

Addition of Warehouse Locations

The Sponsor may add a warehouse location to the list of permitted warehouse locations only if:

•
such warehouse location is a location in which the Warehouse-keeper is permitted to store copper (either directly or indirectly through sub-contracting arrangements) which is a bonded, tax-free zone and the standards for warehousing and security are considered by the Warehouse-keeper to be appropriate or similar to the then-permitted warehouse locations and the Warehouse-keeper agrees to the addition of such location to the list of permitted warehouse locations;

•
the Valuation Agent (i) confirms to the Sponsor that such warehouse location has an active trading market that is sufficiently liquid, (ii) with respect to any increase in the number of permitted warehouse locations by more than 50% at any one time, consents to such increase and (iii) agrees with the Sponsor to amend the Valuation Agreement to provide valuation services to the Trust for such warehouse location on the same terms and conditions as for the then-permitted warehouse locations;

•
pursuant to the terms of each Warehouse Agreement, the Warehouse-keeper amends each Warehouse Agreement to permit the Trust, each Authorized Participant and the Sponsor to hold copper at such warehouse location and the terms and conditions for such warehouse location are substantially similar to the terms and conditions of the then-permitted warehouse locations;

•
the Sponsor receives confirmation in writing from local counsel at the applicable warehouse location (and, in the Sponsor’s reasonable discretion, from other counsel) that (i) the Trust will hold good and valid title to any copper delivered to the Trust at such warehouse location pursuant to the terms of the Trust Agreement and the Administrative Agency Agreement and (ii) the Trust will not be materially adversely affected by any taxes levied on the Trust as a result of the addition of such warehouse location (all fees and expenses incurred in obtaining such advice from legal counsel being borne by the Trust as an Other Expense); and

•
the Sponsor receives confirmation in writing from any applicable insurance brokers that the then-existing insurance coverage (if any) provided with respect to the assets of the Trust will apply to a loss incurred at such storage location with no incremental increase in cost to the premium rate payable by the Trust in connection with the Trust’s then-existing insurance coverage (if any).

Removal of Warehouse Locations

The Sponsor and the Valuation Agent will periodically review the warehouse locations and will evaluate whether any location should be removed from the list of permitted warehouse locations at such time.

A warehouse location may be removed from the list of permitted warehouse locations at any time upon at least ten Business Days’ notice to the Trust and each Authorized Participant:

•
if the Sponsor determines that, due to the adoption of, or any change in, any applicable law, rule, regulation or order (including, without limitation, any tax law), or the promulgation of, or any change in, any interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order:

o	it has become or is likely to become unlawful for the Trust or any Authorized Participant to hold, acquire or dispose of copper in the applicable warehouse location; or

o
 the Trust or any Authorized Participant will incur a materially increased cost in holding, acquiring or disposing of copper in the applicable location (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position);

•
upon notice from the Warehouse-keeper to the Sponsor and the Administrative Agent that the Warehouse-keeper intends to discontinue operations in such warehouse location or otherwise intends to cease providing services to the Trust at such warehouse location; or

•
upon notice from the Sponsor to the Administrative Agent, the Valuation Agent and the Warehouse-keeper, if the Sponsor has determined, following consultation with the Administrative Agent and the Valuation Agent, that there is a lack of an active trading market for physical copper at such location.

If the Trust holds copper in a warehouse location that is removed from the list of permitted warehouse locations pursuant to the above, the Sponsor will arrange for the transportation of such copper to another permitted warehouse location.  The Trust will bear all costs and expenses in connection with such transportation as Other Expenses.  The Sponsor will determine the permitted warehouse location to which such copper will be transported in its sole discretion and will consider, among other criteria, the locational premia for each potential permitted warehouse location and the cost of transporting such copper to such potential permitted warehouse location.

If an Authorized Participant holds copper at a warehouse location that is removed from the list of permitted warehouse locations, then:

•
first, such Authorized Participant will, within five Business Days of receipt of notice of such removal, instruct the Warehouse-keeper to transfer via book entry all whole lots of copper, if any, held by such Authorized Participant in such Authorized Participant’s Reserve Account at such warehouse location to such Authorized Participant’s Private Account at such warehouse location; and

•
next, the Authorized Participant and the Warehouse-keeper will cooperate in order to physically remove all whole lots of copper held in such Authorized Participant’s Private Account at such warehouse location in accordance with the terms of such Authorized Participant Warehouse Agreement.

In addition, the Administrative Agent will instruct the Warehouse-keeper to reallocate any fractional lot of copper held in such Authorized Participant’s Reserve Account at such warehouse location to the permitted warehouse location selected by the Sponsor as described above, with the costs of transportation of the divided lot to which such fractional lot of copper pertains being apportioned between such Authorized Participant and the Trust on a pro rata basis.  Such Authorized Participant will otherwise bear all costs and expenses in connection with the removal of such copper.

Procedures for Creating and Redeeming Shares

Creation orders and redemption orders will be settled by delivery of a Creation Unit of shares on the third Business Day following the order date.  However, the risk associated with changes in the price of copper shifts for the relevant copper from the Authorized Participant (both Private Account and/or Reserve Account) to the Trust or from the Trust to the Authorized Participant (both Private Account and/or Reserve Account), on the date that the creation order or the redemption order, as applicable, is accepted by the Administrative Agent.

To be an Authorized Participant, a person must:

•
be a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions;

•	be a participant in DTC;

•	have entered into, or had its agent enter into, an Authorized Participant Warehouse Agreement with the Warehouse-keeper establishing the Authorized Participant’s Reserve Account and Private Account;

•
have entered into an Authorized Participant Agreement with the Sponsor on behalf of the Trust, which among other things grants express authority to the Administrative Agent to instruct the Warehouse-keeper to transfer whole lots and/or fractional lots of copper (including creation overweight and creation underweight amounts of copper associated with any creation order and redemption underweight amounts of copper associated with any redemption order) between the Trust Account and such Authorized Participant’s Private Account and Reserve Account; and

•
have delivered at least 25.0 metric tons of copper to the Warehouse-keeper at a permitted warehouse location of the Trust to establish its Reserve Account (and thereafter maintain at least 15.0 metric tons of copper in its Reserve Account at any permitted warehouse location of the Trust).

Creation Orders

An Authorized Participant may place creation orders with the Administrative Agent on any Business Day.  A creation order will be effective if it is received by the Administrative Agent in satisfactory form before 4:00 p.m. New York City time on the applicable Business Day, which we refer to as the “cut-off time.”  A creation order may be cancelled on the Business Day on which it was submitted, provided that, prior to the cut-off time on such Business Day, the Authorized Participant (i) calls the Administrative Agent at the telephone number specified on the order form and orally notifies the Administrative Agent of such cancellation and (ii) provides a written cancellation notice, via facsimile, to the Administrative Agent.

By placing a creation order with the Administrative Agent, an Authorized Participant agrees to deliver copper to the Trust in the manner and the amount described below.  Prior to the settlement of Creation Units issued pursuant to a creation order, an Authorized Participant must have (a) paid to the Administrative Agent the non-refundable transaction fee due for such creation order and (b) transferred copper to the Trust Account in the required amount and manner, with such transfer having been accepted by the Trust.

Creation orders submitted to the Administrative Agent must contain the following information:

•	the number of Creation Units expected to be created;
•	the amount of the transaction fee due for such creation order;
•	the warehouse location for each whole lot proposed to be transferred to the Trust;
•	the specific identification number for each whole lot proposed to be transferred to the Trust;
•	the exact weight, expressed in metric tons, of each whole lot proposed to be transferred to the Trust; and
•	the brand of each whole lot to be transferred to the Trust, which must be an Acceptable Delivery Brand.

The Administrative Agent will acknowledge, via facsimile or email, receipt of the creation order within forty-five (45) minutes of the Administrative Agent receiving the order.  If the Authorized Participant has not received such acknowledgment within forty-five (45) minutes of transmitting the creation order, the Authorized Participant must call the Administrative Agent at the telephone number specified on the order form in order to orally confirm the Administrative Agent’s receipt of such creation order.  The Administrative Agent and the Warehouse-keeper will cooperate to resolve any discrepancies, errors or other issues affecting any creation order.

Creation orders will be given effect in the order accepted by the Administrative Agent, after the implementation of any change in the cheapest-to-deliver location on a particular Business Day, but before giving effect to any redemptions or the payment of any accrued unpaid Sponsor’s fee or accrued unpaid Other Expenses on such Business Day.  Once all information set forth in the creation order is determined to be accurate and complete, and the cutoff time for the day has passed, the creation order will generally be accepted as valid and binding by the Administrative Agent, which will inform the Authorized Participant of the acceptance as soon as reasonably practicable but not later than 6:15 p.m. New York City time on such day.  The Administrative Agent may reject a creation order if any discrepancies, errors or other issues in such creation order have not been resolved by 5:45 p.m. New York City time on such day.  The Administrative Agent will inform the Authorized Participant of any such rejection as soon as reasonably practicable but not later than 8:00 p.m. New York City time on such day.  Neither the Administrative Agent nor the Sponsor will be liable for the rejection of any creation order.

The amount of copper required to be transferred from the Authorized Participant to the Trust Account will be determined using the Creation Unit Ratio calculated on the immediately prior Business Day.  All weights will be calculated to the nearest 0.001 metric ton.

Any issues regarding a creation order or the creation procedures will be addressed by the Administrative Agent in accordance with the terms and conditions of the relevant Authorized Participant Agreement.  The Administrative Agent’s determination of whether the requirements for a creation order have been fulfilled will be final and binding.

Creation orders will be settled by delivery of a Creation Unit of shares on the third Trading Day following the creation order date; provided that, by 3:00 p.m. New York City time on the date such issuance and delivery is to take place, (x) the Warehouse-keeper confirms in writing to the Administrative Agent that the corresponding required amount of copper has been deposited in the Trust Account; and (y) the Authorized Participant has paid the applicable transaction fee to the Administrative Agent.  A “Trading Day” is defined as any day on which the Exchange is scheduled to be open for regular trading.

Redemption Orders

An Authorized Participant may place redemption orders with the Administrative Agent on any Business Day.  A redemption order will be effective if it is received by the Administrative Agent in satisfactory form before the cut-off time on the applicable Business Day.  A redemption order may be cancelled on the Business Day on which it was submitted, provided that, prior to the cut-off time on such Business Day, the Authorized Participant (i) calls the Administrative Agent at the telephone number specified on the order form and orally notifies the Administrative Agent of such cancellation and (ii) provides a written cancellation notice, via facsimile, to the Administrative Agent.

By placing a redemption order, an Authorized Participant agrees to deliver Creation Units in the manner described below.  Prior to the settlement of a redemption, an Authorized Participant must have delivered the Creation Units to be redeemed to the Trust through DTC’s book-entry system, not later than the third Trading Day following the redemption order date, and effectively wired to the Administrative Agent the non-refundable transaction fee due for such redemption order.

Redemption orders submitted to the Administrative Agent must contain, among other things, the following information:

•	the number of Creation Units to be redeemed; and
•	the amount of the transaction fee due for such redemption order.

The Administrative Agent will acknowledge, via facsimile or email, receipt of the redemption order within forty-five (45) minutes of the Administrative Agent receiving the order.  If the Authorized Participant has not received such acknowledgment within forty-five (45) minutes of transmitting the redemption order, the Authorized Participant must call the Administrative Agent at the telephone number specified on the order form in order to orally confirm the Administrative Agent’s receipt of such redemption order.  The Administrative Agent will communicate with the Warehouse-keeper to confirm the accuracy and completeness of the information provided by the Authorized Participant in the redemption order.

Redemption orders will be given effect in the order accepted by the Administrative Agent, after the implementation of any change in the cheapest-to-deliver location and the processing of any creation orders on a particular Business Day, but before giving effect to the payment of accrued unpaid Sponsor’s fee or accrued unpaid Other Expenses on such Business Day.  Once all information set forth in the redemption order is determined to be accurate and complete and the cutoff time for the day has passed, the redemption order will generally be accepted as valid and binding by the Administrative Agent, who will inform the Authorized Participant of the acceptance as soon as reasonably practicable but not later than 6:15 p.m. New York City time on such day.  The Administrative Agent may reject a redemption order if any discrepancies, errors or other issues in such redemption order have not been resolved by 5:45 p.m. New York City time on such day.  The Administrative Agent will inform the Authorized Participant of any such rejection as soon as reasonably practicable but not later than 8:00 p.m. New York City time on such day.  Neither the Administrative Agent nor the Sponsor will be liable for the rejection of any redemption order.

The amount of copper required to be transferred from the Trust Account to an Authorized Participant will be determined using the Creation Unit Ratio calculated on the immediately prior Business Day.  All weights will be calculated to the nearest 0.001 metric ton.

Any issues regarding a redemption order or the redemption procedures will be addressed by the Administrative Agent in accordance with the terms and conditions of the Authorized Participant Agreement.  The Administrative Agent’s determination of whether the requirements for a redemption order have been fulfilled will be final and binding.

Redemption orders will be settled by delivery of copper on the third Trading Day following the redemption order date, provided that, by 3:00 p.m. New York City time on the date such settlement is to take place, the Administrative Agent confirms in writing to the Warehouse-keeper that (x) the Administrative Agent’s DTC account has been credited with the Creation Units to be redeemed and (ii) the Authorized Participant has paid the Administrative Agent the applicable transaction fee for such redemption order.

All Creation Units need to be delivered in full as per the redemption order.  Partial settlements based on incomplete Creation Units are not permitted.

Creation and Redemption Transaction Fee

An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation order or redemption order.  The transaction fee will be a flat fee expressed as a fixed dollar amount payable for each creation order or redemption order, regardless of the number of Creation Units being created or redeemed.  The transaction fee may be increased or decreased, for all Authorized Participants or on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.  The Administrative Agent will notify DTC of any change in the transaction fee with respect to any Authorized Participant and will not implement any increase in the transaction fee with respect to any Authorized Participant until 30 days after the date of the notice.

Suspension of Issuance, Transfers or Redemptions

The Administrative Agent will, when directed by the Sponsor, suspend the creation, issuance, delivery or registration of transfers of shares, or may refuse a particular deposit of copper or transfer of shares at any time, if the Sponsor determines it to be advisable for any reason.  At the direction of the Sponsor, the Administrative Agent will suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the Exchange or the LME is closed other than for customary weekend or holiday closings, or during which trading on the Exchange or the LME is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not reasonably practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.  The Warehouse-keeper will, when directed by the Sponsor, suspend transfers of copper in connection with a creation or redemption of shares if the Sponsor at any time determines it to be advisable for any reason, and will promptly notify the Administrative Agent of any such suspension.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right, in its discretion, to suspend such transfers (i) for any period during which an emergency exists as result of which transfer, delivery, disposal or evaluation of copper is not commercially practicable or (ii) if the Warehouse-keeper determines upon advice of counsel that such transfers are contrary to applicable law, rule or regulation.

Adjustments, Identified Errors or Omissions

The Trust has established procedures intended to address unanticipated problems or issues with respect to the mechanics of the Trust’s operations.  If, in respect of the Trust, any price, level, variable, input or other matter that is used in any calculation, determination or action relevant to the operation of the Trust is subsequently adjusted or the Administrative Agent, the Warehouse-keeper, the Valuation Agent, the Sponsor or any Authorized Participant identifies an error or omission in any such calculation, determination or action, then the Sponsor may, if it considers addressing such problem or issue to be appropriate, determine the action to be taken in respect thereof.  The Administrative Agent, the Warehouse-keeper, the Valuation Agent, any Authorized Participant and the Trust, as applicable, will use its commercially reasonable best efforts to take such action pursuant to the instruction of the Sponsor.  However, the Sponsor is under no obligation to resolve or correct any issues or errors if it does not consider taking such action to be appropriate.

DESCRIPTION OF THE SHARES

General

Under the terms of the Trust Agreement, the Trust may create and issue an unlimited number of shares.  The Administrative Agent will create shares only in one or more whole Creation Units of 2,500 shares and only upon the order of an Authorized Participant.  The shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value.  Any creation and issuance of shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional shares.

Description of Limited Rights

The shares issued by the Trust do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors.  Shareholders will not have all of the statutory rights normally associated with the ownership of shares of a corporation.  All shares are of the same class with equal rights and privileges.  Shares are transferable and entitle the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement as described in “—Voting and Approvals” below.  The shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

As described under “Description of the Trust—Expenses of the Trust—Calculation and Payment of Expenses,” if the amount of cash realized upon the sale of copper for the payment of Other Expenses pursuant to the process described above exceeds the accrued unpaid amount of such Other Expenses, the Administrative Agent will, at the Sponsor’s direction, (a) distribute such excess cash to the shareholders of the Trust, (b) pay such excess to the Sponsor as payment for any accrued unpaid Sponsor’s fee or (c) apply such excess toward any future Sponsor’s fee that has not yet accrued.  In all other circumstances, cash proceeds or other non-copper assets held or received by the Sponsor or the Administrative Agent on behalf of the Trust (including any recovery under any insurance policy (if any) maintained by the Sponsor on behalf of the Trust) will be distributed by the Administrative Agent at the direction of the Sponsor to the shareholders of the Trust, in proportion to the number of shares held by each of them respectively.

If the Trust is dissolved and liquidated, the Administrative Agent will distribute to the shareholders any cash amounts remaining after sale of the Trust’s copper and the satisfaction of all outstanding expenses and liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Administrative Agent will determine.  See “Description of the Trust Agreement—Dissolution of the Trust.”  Shareholders of record on the record date will be entitled to receive their pro rata portions of any such distribution.

Voting and Approvals

Under the Trust Agreement, shareholders have limited voting rights.  Shareholders will have the right to vote only as required by applicable federal law or under the rules or regulations of the Exchange, or as the Sponsor may authorize in its sole discretion.  Amendments to the Trust Agreement require advance notice to the shareholders before the effectiveness of such amendments, but no shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

Shares of the Trust may be redeemed only by or through an Authorized Participant and only in Creation Units. See “Description of the Trust—Redemption of Shares” for details on the redemption of the shares.

Book-Entry Form

Individual certificates will not be issued for the shares.  Instead, one or more global certificates will be deposited by the Administrative Agent with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates will evidence all of the shares outstanding at any time.  Under the Trust Agreement, shareholders are limited to (i) participants in DTC such as banks, brokers, dealers and trust companies, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, and (iii) those banks, brokers, dealers, trust companies and others who hold interests in shares through DTC Participants or Indirect Participants. Shares are transferable only through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers will be made in accordance with standard securities industry practice.
THE SPONSOR

The Trust’s sponsor is J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company and wholly owned by J.P. Morgan Ventures Energy Corporation.  The Sponsor is an affiliate of the Administrative Agent and the Warehouse-keeper.  The shares are not obligations of, and are not guaranteed by, J.P. Morgan Commodity ETF Services LLC or any of its subsidiaries or affiliates.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on the Exchange.  As discussed in “The Trustee,” the Trustee will delegate to the Sponsor its duty and authority to administer the Trust, as defined and limited by the terms of the Trust Agreement.  In general, references to the Sponsor in this prospectus are references to the Sponsor in its capacity as delegate of the Trustee.  In that capacity, the Sponsor will cause the Trust to retain the Administrative Agent, the Valuation Agent or the Warehouse-keeper.  The Sponsor will not, however, exercise day-to-day oversight over the Trustee, the Administrative Agent, the Valuation Agent or the Warehouse-keeper.  In exchange for its entitlement to the Sponsor’s fee, the Sponsor has agreed to pay the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper, the Trust’s customary periodic audit fees and any insurance premiums payable in connection with insurance coverage (if any) relating to the copper held by the Trust.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal fees and expenses and initial SEC registration fees.

The Sponsor may appoint, or in the future appoint, an affiliate to act as marketing agent for the Trust.

There may be conflicts of interest between shareholders, on the one hand, and the Sponsor and its affiliates, on the other hand.  See “Conflicts of Interest” starting on page 88.

Patent Pending

Certain processes and procedures used to administer the Trust are the subject of a pending patent owned by JPMorgan Chase Bank, National Association.

The Sponsor’s Fee

The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  The Sponsor’s fee will be payable in copper.  The Sponsor may sell for its own account the copper transferred to it in payment of the Sponsor’s fee, and such amount may be more or less than the value at which such copper was transferred to the Sponsor.  See “Description of the Trust—Expenses of the Trust—Calculation and Payment of Expenses.”

The Sponsor’s fee may be increased or decreased by the Sponsor at any time upon 60 days’ prior notice to the Administrative Agent without the consent of any person or entity, provided that the Sponsor must post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to the effective date of any such increase or decrease to the Sponsor’s fee.  Any copper that is transferred to the Sponsor’s Private Account in connection with the payment of Other Expenses, as well as the proceeds from the sale of such copper, will continue to be an assets of the Trust, and the Sponsor will hold such copper solely as agent for the Trust.

THE ADMINISTRATIVE AGENT

J.P.Morgan Treasury Securities Services, a division of JPMorgan Chase Bank, National Association, an affiliate of the Sponsor, will serve as the Trust’s Administrative Agent.  The office of the Administrative Agent is at JPMorgan Chase Bank, N.A., One Beacon Street, Boston, MA 02108.  Information regarding creation and redemption order composition, net asset value of the Trust, transaction fees and the names of each party parties that has executed an Authorized Participant Agreement may be obtained from the Administrative Agent.

The Administrative Agent’s Role

The Administrative Agent will be responsible for the day-to-day administration of the Trust.  The Administrative Agent’s principal responsibilities will include:

(a)	receiving and processing orders from Authorized Participants to create and redeem Creation Units and coordinating the processing of such orders with the Warehouse-keeper and DTC;

(b)
instructing the Warehouse-keeper regarding the administration of copper in the Trust Account and the transfers of copper among the Trust Account, each Authorized Participant’s Private Account and Reserve Account and the Sponsor’s Private Account;

(c)	receiving from the Valuation Agent the locational premia used to determine the net asset value of the Trust, the NAV per share, the Creation Unit Ratio and other calculations;

(d)
determining the net asset value of the Trust, the NAV per share, the Creation Unit Ratio and other calculations and providing certain information for publication by the Sponsor (or its agent) on the Trust’s website;

(e)
if the cheapest-to-deliver location has changed, as determined by the Valuation Agent, instructing the Warehouse-keeper on the reallocation of the copper owned by the Trust and the copper owned by each Authorized Participant in its Reserve Account;

(f)
administering each creation and redemption order, including:  determining the metric tons of copper per order required to be delivered to or from the Trust in connection with such creation or redemption order, as applicable; calculating the creation overweight and creation underweight with respect to any Authorized Participant’s creation order; calculating the redemption underweight with respect to any Authorized Participant’s redemption order; and selecting and instructing the Warehouse-keeper to transfer to or from the Trust Account the requisite whole lots and/or fractional lot of copper in order to complete such creation or redemption order successfully;

(g)
calculating the daily accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses and instructing the Warehouse-keeper to deliver the Trust’s copper to the Sponsor in order to pay such Trust expenses; and

(h)	completing necessary bookkeeping and accounting services on behalf of the Trust.

See “Description of the Trust” and “Description of the Administrative Agency Agreement” for more detailed information regarding responsibilities of the Administrative Agent discussed above.

The Administrative Agent will not monitor the performance of the Warehouse-keeper.  The Administrative Agent, along with the Sponsor, will communicate and coordinate with the Trust’s legal, accounting and other professional service providers as needed.  The Administrative Agent will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Administrative Agent and any of its affiliates may from time to time purchase or sell shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE VALUATION AGENT

Metal Bulletin Ltd., a United Kingdom limited company, will serve as the Valuation Agent.  The Valuation Agent’s principal office is located at Nestor House, Playhouse Yard, London, EC4V 5EX United Kingdom.  The Valuation Agent is a third-party service provider that is not affiliated with the Sponsor.

The Valuation Agent’s Role

The Valuation Agent will generally be responsible for (i) calculating the locational premia used in connection with the determination of the net asset value, the NAV per share, the Creation Unit Ratio and other calculations by the Administrative Agent and (ii) determining whether the cheapest-to-deliver location has changed.  See “Description of the Trust—Reporting and Valuation—Valuation Agent’s Valuation Process” for more detailed information regarding the Valuation Agent’s responsibilities and valuation process.

The Valuation Agent is required to conduct its operations and perform its services, duties and obligations in good faith and with the care, skill, diligence and prudence that a prudent, experienced, sophisticated and expert professional valuation agent would use in providing valuation services to a client.  The Valuation Agent will be indemnified and held harmless by the Sponsor against any loss, damage, expense, liability or claim (including reasonable attorney’s fees, costs and expenses) arising out of or based upon the Valuation Agent’s performance of its duties under this Agreement, other than by reason of the Valuation Agent’s gross negligence, bad faith, willful misconduct or breach of a representation or covenant contained in the Valuation Agreement.

The Valuation Agreement may be modified or amended from time to time by mutual written agreement between the Sponsor and the Valuation Agent.  The Valuation Agreement has an initial five-year term and will automatically renew for successive one-year terms unless otherwise terminated upon 180 days’ prior written notice to the other party as of the end of the initial five-year term or any subsequent one-year term thereafter.  The Valuation Agreement may also be terminated by the Sponsor (i) upon 90 days’ prior written notice to the Valuation Agent for a material breach by the Valuation Agent of its obligations under the Valuation Agreement (as determined by the Sponsor in good faith and a commercially reasonable manner) or (ii) upon 90 days’ prior written notice to the Valuation Agent (or if impracticable, such shorter period as the Sponsor deems reasonable) during or after the dissolution, liquidation, winding up or termination of the Trust.  The Valuation Agreement may also be terminated by the Valuation Agent (i) upon 90 days’ prior written notice to the Sponsor for a material breach by the Sponsor or the Administrative Agent of its obligations under the Valuation Agreement (as determined by the Sponsor in good faith and a commercially reasonable manner), provided, however that the Valuation Agent will provide at least thirty (30) calendar day’s prior written notice to the Sponsor of its material breach and give the Sponsor at least thirty (30) calendar day’s to remedy such breach or (ii) immediately upon (A) any act by, against, or relating to the Valuation Agent or Sponsor, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person pursuant to court action or otherwise, over all or any part of such party’s property; or (B) the filing of any complaint, application, or petition by or against the Valuation Agent or Sponsor initiating any matter in which the Valuation Agent or Sponsor is or may be granted any relief from its debts pursuant to a bankruptcy or to any other insolvency statute or procedure.

Under the terms of the Valuation Agreement, the Valuation Agent will not purchase or sell, and will instruct its officers, directors, employees and agents not to purchase or sell, shares of the Trust for their own account.

THE TRUSTEE

Wilmington Trust Company is the sole Trustee of the Trust. The Trustee’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890.

The Trustee’s Role

Under the Trust Agreement, the Trustee will delegate to the Sponsor the duty and authority of the Trustee to administer the Trust, as defined and limited by the terms of the Trust Agreement.  Subsequent to this delegation, the Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee will not owe any other duties to the Trust, the shareholders or the Sponsor.  The Trustee has no duty or liability to supervise the performance of the Sponsor or any other agent of the Trust, nor will the Trustee have any liability for the acts or omissions of the Sponsor or any other agent of the Trust.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

The Trustee and any of its affiliates may from time to time purchase or sell shares of the Trust for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE WAREHOUSE-KEEPER

Each of Henry Bath & Son Ltd., Henry Bath LLC, Henry Bath Singapore Pte Ltd., Henry Bath Italia Sr1 and Henry Bath BV, is a member of the Henry Bath Group of companies and a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation and is an affiliate of the Sponsor.  The Henry Bath Group will serve as the Warehouse-keeper of the Trust’s copper (the “Warehouse-keeper”).

The Henry Bath Group has over 200 years of experience in storing and handling of metals traded on the LME.  The Henry Bath Group is a warehousing services provider specializing in the storage and shipping of exchange-traded metals and soft commodities around the world. The Henry Bath Group operates a global platform of exchange-approved storage warehouses for holding, making and taking delivery of physical commodity products and is licensed by the LME, the London International Financial Futures and Options Exchange, the Intercontinental Exchange and the Dubai Copper & Commodities Exchange to store and issue exchange-traded warrants for various commodities including copper, aluminum, zinc, lead, nickel, tin, aluminum alloy, steel billets, cocoa, robusta coffee, arabica coffee and plastics.

The Warehouse-keeper’s Role

The Warehouse-keeper is responsible for the day-to-day storage of the copper held by the Authorized Participants and the Trust and the accurate recordkeeping of these inventories of copper. The Warehouse-keeper’s principal responsibilities include:

(a)	facilitating the delivery of copper in and out of each Authorized Participant’s Private Account and Reserve Account;

(b)	storing the copper of the Trust, the Authorized Participants and the Sponsor in its warehouse locations;

(c)	effectuating the transfers or allocations of copper between the Trust Account and each Authorized Participant’s Private Account and Reserve Account;

(d)	effectuating the transfers or allocations of copper between the Trust Account and the Sponsor’s Private Account;

(e)
confirming the executability of creation orders and redemption orders and cooperating with the Administrative Agent to resolve any discrepancies, errors or any other issues affecting a creation order or redemption order prior to acceptance or rejection; and

(f)	selecting sub-contractors for warehousing.

See “Description of the Trust” and “Description of the Warehouse Agreements” for further information for more detailed information regarding the responsibility of the Warehouse-keeper discussed above.

Security of the Warehouse-keeper

The Henry Bath Group warehouse locations utilized by the Trust will consist of both LME-approved and non-LME-approved warehouses.  With respect to LME-approved warehouses, the LME sets minimum security standards for all such member warehouse facilities, including but not limited to scheduled inspections of premises, visual inspection of all metal in storage, quarterly inspection of all weighing equipment by an institution unaffiliated with the warehouse and review of all records and supporting documentation.  Although LME security standards may vary from location to location and are based largely upon (i) the physical location of an individual warehouse and (ii) the information provided to the LME in the warehouse’s LME application, each LME-approved warehouse must at a minimum maintain the level of security agreed to in its LME application and, in general, must keep the premises clean, dry, free from contaminants and in good repair.

Henry Bath Group will not maintain insurance with respect to the copper held on behalf of the Trust.  Henry Bath Group currently employs security measures that are consistent with industry standards for base metals storage facilities.

THE AUTHORIZED PARTICIPANTS

General

Creation Units may be created and redeemed only by Authorized Participants.  Each Authorized Participant must:

(a)
be a registered broker-dealer or another securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions;

(b)	be a participant in DTC;

(c)	have entered into, or had its agent enter into, an Authorized Participant Warehouse Agreement with the Warehouse-keeper establishing the Authorized Participant’s Reserve Account and Private Account;

(d)
have entered into an Authorized Participant Agreement with the Sponsor on behalf of the Trust, which among other things grants express authority to the Administrative Agent to instruct the Warehouse-keeper to transfer whole lots and/or fractional lots of copper (including creation overweight and creation underweight amounts of copper associated with any creation order and redemption underweight amounts of copper associated with any redemption order) between the Trust Account and such Authorized Participant’s Private Account and Reserve Account, as applicable; and

(e)	have delivered at least 25.0 metric tons of copper to the Warehouse-keeper at a permitted warehouse location of the Trust to establish its Reserve Account (and thereafter maintain at least 15.0 metric tons of copper in its Reserve Account at any permitted warehouse location of the Trust).

The Authorized Participant Agreement and the Authorized Participant Warehouse Agreement provide procedures for the creation and redemption of Creation Units and for the delivery of copper in connection with such creations and redemptions, respectively.  The Authorized Participant Agreement may be amended from time to time by the Sponsor without the consent of the applicable Authorized Participant, provided that the Sponsor provides a copy of any such amendment to the Authorized Participant and the Authorized Participant does not object in writing to the amendment within ten Business Days after receipt.  For a description of the amendment provisions of the Master Terms Addendum, which forms part of each Authorized Participant Agreement, see “Description of the Trust Agreement—The Master Terms Addendum” below.  For a discussion of certain terms of the Authorized Participant Warehouse Agreement, see “Description of the Warehouse Agreements” below.

An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation or redemption order.  The transaction fee will be a flat fee expressed as a fixed dollar amount regardless of the number of Creation Units created or redeemed. The transaction fee may be increased or decreased, for all Authorized Participants or on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.  Authorized Participants will deliver copper to the Trust in exchange for Creation Units without any exchange of cash other than the transaction fee.  No Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the shares.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.  An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients.  As of the date of this prospectus, [•] and [•] have each entered into an Authorized Participant Agreement.  Persons interested in purchasing Creation Units should contact the Sponsor or the Administrative Agent to obtain the contact information for the Authorized Participants.  Shareholders who are not Authorized Participants will only be able to create or redeem shares through an Authorized Participant.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, as amended (“Securities Act”), as described in “Plan of Distribution.”

DESCRIPTION OF THE WAREHOUSE AGREEMENTS

The Trust and the various parties associated with the Trust, including each Authorized Participant and the Sponsor, will each enter into a Warehouse Agreement.  Each such Warehouse Agreement will provide for standard terms and conditions for warehousing copper in each of the warehouse locations and provide for the legal framework for the creation of the Trust Account, the Reserve Account (in the case of each Authorized Participant) and the Private Account (in the case of each Authorized Participant and the Sponsor).

The Trust Warehouse Agreement, by and among the Trust and the Warehouse-keeper, establishes the Trust Account and the Trust’s relationship with the Warehouse-keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.  The Trust will not be responsible for any rent or other fees for storage of the Trust’s copper, other than in connection with the storage of copper in the Sponsor’s Private Account to pay Other Expenses, as described in “Description of the Trust—Expenses of the Trust.”

Each Authorized Participant Warehouse Agreement by and among an Authorized Participant and the Warehouse-keeper establishes such Authorized Participant’s Reserve Account and Private Account and its relationship with the Warehouse-keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.

The Sponsor Warehouse Agreement by and among the Sponsor and the Warehouse-keeper establishes the Sponsor’s Private Account and its relationship with the Warehouse-keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.

The following is a brief description of certain material terms of the Warehouse Agreements. As the Warehouse Agreements are similar in form, they are discussed collectively, with material distinctions noted.

Location and Segregation of Copper; Access

Copper held in the Trust Account and each Reserve Account and Private Account will be stored at the Warehouse-keeper’s warehouse locations.  The Warehouse-keeper will segregate all copper held in the Trust Account and in each Reserve Account and Private Account from the general assets of the Warehouse-keeper and its other customers and record such ownership on its books and records in accordance with the unique identification number of such whole and fractional lots of copper.  This requirement reflects the current warehousing practice in the global copper market.  The Warehouse-keeper’s books and records are expected, as a matter of current Henry Bath Group practice, to identify each lot of copper in its warehouse locations by brand, serial number and weight.

Upon at least ten days’ prior written notice, the Warehouse-keeper will permit the Trust and its auditors, during regular business hours and subject to compliance with reasonable safety and security rules, reasonable access to examine the books, records, accounts and documents attributable to the Trust Account and the Sponsor’s Private Account that is in the possession of the Warehouse-keeper at the warehouse locations.

Right to Suspend Transfers and Deliveries Out

The Warehouse-keeper will, when directed by the Sponsor, suspend transfers of copper in connection with a creation or redemption of shares if the Sponsor at any time determines it to be advisable for any reason.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right, in its discretion, to suspend such transfers (i) for any period during which an emergency exists as result of which transfer, delivery, disposal or evaluation of copper is not commercially practicable or (ii) if the Warehouse-keeper determines upon advice of counsel that such transfers are contrary to applicable law, rule or regulation.  In the event that the Warehouse-keeper is in any doubt as to the entitlement of any party to withdraw copper, the Warehouse-keeper will be entitled to refuse or delay delivery without any liability for any costs and expenses until such doubt can be resolved to its reasonable satisfaction.

Liability and Indemnification

The Warehouse-keeper will be required to perform its duties and obligations under the Warehouse Agreements in good faith and with the same or higher level of care, skill, diligence and prudence with which a commercial entity providing comparable services would seek to conduct activities for or provide services to its clients.  With respect to the book-entry allocation services provided by the Warehouse-keeper, the Warehouse-keeper will only be responsible for any loss or damage suffered by the Trust as a result of the Warehouse-keeper’s gross negligence, willful misconduct or fraud in the performance of its duties.  With respect any physical storage services provided by the Warehouse-keeper, the Warehouse-keeper will generally be responsible for any loss or damage suffered by the Trust as a result of the Warehouse-keeper’s (or its warehousing sub-contractor’s) gross negligence, willful misconduct or fraud in the performance of its duties, provided, that any such claims or actions be brought within three years of the expiration or termination of the applicable agreement.  However, the Warehouse-keeper will not be liable for, and the Trust will indemnify and hold the Warehouse-keeper harmless from, any loss or damage arising under certain enumerated circumstances with respect to such physical storage services, including: the insufficiency of the packing or labeling of the goods by the Trust and provision to the Warehouse-keeper of inaccurate, obscure and inadequate instructions, information and/or documents.  The Trust will indemnify the Warehouse-keeper from certain other loss or damage, including all duties, taxes, imports, levies, deposits and outlays of whatsoever nature and all payments and fines resulting from the Warehouse-keeper acting in accordance with the Trust’s instructions with respect to the storage services or arising from any breach by the Trust of any warranty or obligation made with respect to the storage services.  The Warehouse-keeper’s liability with respect to any physical storage services provided under the Warehouse Agreement is subject to maximum limits which differ from warehouse location to warehouse location.

The Warehouse-keeper and its partners, shareholders, members, directors, officers and employees will be indemnified by the Trust and held harmless against any loss, damage, expense, liability or claim arising out of or based upon the exercise of its duties under the Warehouse Agreements incurred without gross negligence, willful misconduct or fraud on the part of such indemnified party.

In addition, the Warehouse-keeper may be indemnified by the Trust with respect to certain error-related losses.  See “Description of the Trust Agreement—Error Correction Indemnity.”

Insurance

Currently, consistent with industry standards, the Warehouse-keeper will not maintain any insurance for goods held in its and its sub-contractors warehousing facilities for its customers.  As described in “The Offering” and “Risk Factors,” the Sponsor intends to maintain an umbrella insurance policy on behalf of the Trust and other Base Metal Vehicles currently or expected to be sponsored by the Sponsor, in order to cover certain events of physical loss of or damage to the copper held by the Trust and the physical base metals held by the other Base Metal Vehicles.  However, no assurance can be made that the Sponsor will maintain such an insurance policy on behalf of the Trust, or that any such policy, if obtained, would be renewed on an annual basis or otherwise.  In the event of loss, damage or theft of the Trust’s copper, shareholders’ recourse against the Trust, the Sponsor, the Administrative Agent, the Trustee, the Valuation Agent and the Warehouse-keeper under New York law and the laws of any other jurisdiction or country where the warehouses are located is limited.

Warehousing Sub-contractors

The Warehouse-keeper may employ sub-contractors for warehousing.  The Warehouse-keeper will at all times be responsible for all such physical storage services provided by the sub-contractors.  As discussed above, the Warehouse-keeper will generally be responsible for any loss or damage suffered by the Trust as a result of a warehousing sub-contractor’s gross negligence, willful misconduct or fraud in the performance of its duties, but only to the extent that the Warehouse-keeper would have been liable had it provided such services directly.

Force Majeure

The Warehouse-keeper will not be liable for any delay in performance or any non-performance of any of its obligations with respect to physical storage services to be provided under the Warehouse Agreements by reason of any cause beyond its reasonable control, including storm, flood, fire, explosion, civil disturbance, governmental or quasi-governmental action, breakdown or unavailability of premises, equipment or labor.

Amendment and Termination

A Warehouse Agreement generally may be modified or amended from time to time by mutual written agreement among the parties.  However, the Warehouse-keeper may amend (i) its periodic fees on a quarterly basis and (ii) the terms and conditions under which physical storage services are provided from time to time to the extent that such change is consistent with any change otherwise made in accordance with the Warehouse-keeper’s warehousing business (for example, due to a change in rules of Henry Bath or a regulatory association governing the Warehouse-keeper), in each case without the prior written consent of the Trust, any Authorized Participant or the Sponsor under their respective Warehouse Agreements, and any such amendments will be effective upon at least 30 Business Days’ prior written notice to such party from the Warehouse-keeper.  For a description of the amendment provisions of the Master Terms Addendum, which forms part of each Warehouse Agreement, see “Description of the Trust Agreement—The Master Terms Addendum” below.

Each Warehouse Agreement automatically renews for successive one-year terms unless otherwise terminated upon 180 days’ prior written notice to the other party as of the end of any such one-year term.  The Trust may terminate the Trust Warehouse Agreement upon 90 days’ prior written notice to the Warehouse-keeper during or after the dissolution, liquidation, winding up or termination of the Trust.  A Warehouse Agreement may also be terminated upon 15 Business Days’ prior written notice by the Trust, an Authorized Participant or the Sponsor, as applicable, if the Warehouse-keeper notifies such party of its intention to change the amounts of its periodic fees or amend the terms and conditions under which physical storage services are provided as described above.

Governing Law; Consent to Arbitration

All Warehouse Agreements are governed by New York law as well as the respective laws of each warehouse location jurisdiction.  The Trust and the Warehouse-keeper will both consent to arbitration (including in any non-U.S. arbitration forum applicable to a warehouse location under the terms of the Trust Warehouse Agreement) as the exclusive forum for resolving any dispute that arises out of or in connection with the Trust Warehouse Agreement.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust will operate under the terms of the Trust Agreement dated as of [•].  The following is a brief description of certain material terms of the Trust Agreement.

The Master Terms Addendum

Many key operative terms of the Trust are set forth in the Master Terms Addendum, which forms a part of the Trust Agreement and is additionally incorporated as part of each Warehouse Agreement, each Authorized Participant Agreement and the Administrative Agency Agreement.   See “Description of the Trust” for the material terms of the Master Terms Addendum relating to the Trust’s operations.

The Master Terms Addendum may be amended by the Sponsor without the consent of any other person, provided that (i) no such amendment will be effective against the Trustee, the Warehouse-keeper, the Administrative Agent, the Valuation Agent or any Authorized Participant without such person’s consent if such person would be adversely affected thereby in any material respect and (ii) no such amendment may cause the Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes.  Notwithstanding the foregoing, the Sponsor may amend the Master Terms Addendum at any time to reflect the addition or removal of permitted warehouse locations.  The Administrative Agent will give prompt notice to the Trustee, the Warehouse-keeper, the Valuation Agent and each Authorized Participant of any amendment.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement that apply to the Sponsor.

Delegation of Duty and Authority of Trustee

Under the Trust Agreement, the Trustee will delegate to the Sponsor the duty and authority of the Trustee to administer the Trust, as defined and limited by the terms of the Trust Agreement.

Liability of the Sponsor and Indemnification

The Sponsor will not be liable to the Trust, any shareholder or any other person for (i) any loss that arises out of any breach of contract unless a court of competent jurisdiction finally determines that such loss was a direct result of the Sponsor’s gross negligence, bad faith or willful misconduct, (ii) any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for an amount in excess of the value of the assets of the Trust or (iv) any loss which arises out of any breach of fiduciary duty unless a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Sponsor or arises out of the willful misconduct of the Sponsor.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries will be indemnified from the Trust and held harmless against any loss, liability, claim, action, suit, cost or expense (including, but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement (any of the foregoing, a “Loss”), except that the Trust will not be liable for or required to indemnify such indemnified parties for any such Losses arising out of (i) any breach of contract where a court of competent jurisdiction finally determines that such loss was a direct result of the Sponsor’s gross negligence, bad faith or willful misconduct or (ii) any breach of fiduciary duty where a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Sponsor or arises out of the willful misconduct of the Sponsor.  Such indemnity will include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability.  Any amounts payable to an indemnified party will be secured by a lien on the Trust.  The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the shareholders and, in such event, the legal expenses and costs of any such actions will be expenses and costs of the Trust, and the Sponsor will be entitled to be reimbursed therefor by the Trust.

In addition, the Sponsor will be indemnified by the Trust with respect to certain error-related losses.  See “Description of the Trust Agreement—Error Correction Indemnity.”

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Sponsor will be deemed conclusively to have resigned with such resignation effective immediately and the Administrative Agent may terminate and liquidate the Trust and distribute its remaining assets.  The Administrative Agent will have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement that apply to the Trustee.

Trustee’s Delegation of Duty and Authority

Under the Trust Agreement, the Trustee will delegate to the Sponsor the duty and authority of the Trustee to administer the Trust, as defined and limited by the terms of the Trust Agreement.

Qualification of the Trusee

The Trustee and any successor trustee must be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers.  The Trustee and any successor trustee must have, at all time, an aggregate capital, surplus, and undivided profits of at least $100 million.

Liability of the Trustee and Indemnification

The Trustee will have no duty or obligation to supervise the performance of any obligations of the Sponsor or any other person and will not have any liability for the acts or omission of the Sponsor or any other person.  The Trustee will not be liable to the Trust, any shareholder or any other person for (i) any loss that arises out of any breach of contract unless a court of competent jurisdiction finally determines that such loss was a direct result of the Trustee’s gross negligence, bad faith or willful misconduct, (ii) any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for an amount in excess of the value of the assets of the Trust or (iv) any loss which arises out of any breach of fiduciary duty unless a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Trustee or arises out of the willful misconduct of the Trustee.

In performing its duties, the Trustee (x) may act directly or, at the expense of the Trust, through agents or attorneys, including the Sponsor, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if they were selected by the Trustee in good faith and (y) may, at the expense of the Trust, consult with counsel, accountants and other experts, and will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountant or other experts.

The Trustee and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries will be indemnified from the Trust and held harmless against any loss, liability, claim, action, suit, cost or expense (including, but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement (any of the foregoing, a “Loss”), except that the Trust will not be liable for or required to indemnify such indemnified parties for any such Losses arising out of (i) any breach of contract where a court of competent jurisdiction finally determines that such loss was a direct result of the Trustee’s gross negligence, bad faith or willful misconduct or (ii) any breach of fiduciary duty where a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Trustee or arises out of the willful misconduct of the Trustee.  Such indemnity will include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability.  Any amounts payable to an indemnified party will be secured by a lien on the Trust.

Resignation of Trustee; Successor Trustees

If the Trustee resigns, the Sponsor may, acting on behalf of the shareholders of the Trust, appoint a successor Trustee at any time.  The Trustee may at any time resign as Trustee by giving at least 30 days’ advance written notice to the Sponsor, and such resignation will take effect upon the appointment of a successor Trustee by the Sponsor and its written acceptance of such appointment.

Error Correction Indemnity

Under the Master Terms Addendum, the Trust will indemnify, defend and hold harmless the Sponsor, the Administrative Agent and the Warehouse-keeper from certain losses, damages, expenses, liabilities and claims, up to a specified loss amount, provided, in the case of the Administrative Agent or the Warehouse-keeper, that such service provider has reported to the Sponsor any errors or omissions in calculations, determinations or actions relevant to the operations of the Trust; and provided, further, that such losses do not arise out of or result from such service provider’s own gross negligence, fraud or willful misconduct.

Share Splits

If the Sponsor believes that the per share price in the secondary market for shares on the exchange has fallen outside of a desirable trading price range, the Sponsor may direct the Administrative Agent to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares constituting a Creation Unit.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements and such other information as may be required by applicable laws, rules and regulations or which the Sponsor determines will be included. The annual report will be filed with the SEC and the Exchange and will be distributed to shareholders.

The Sponsor will be responsible for the registration and qualification of the shares of the Trust under the federal securities laws and any other securities and blue sky laws of the United States and any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.   Under the terms of the Administrative Agency Agreement, the Administrative Agent will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The Sponsor will cause the Trust to file all tax returns, and to disseminate and file all tax reports, as the Trust may from time to time be required to file and/or disseminate as an entity that is a grantor trust for U.S. federal income tax purposes.  Under the terms of the Administrative Agency Agreement, the Administrative Agent will assist and support the Sponsor by providing information regarding tax reporting in relation to the Trust.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year.  The Sponsor may select an alternate fiscal year.

Dissolution of the Trust

The Trust will be dissolved at any time upon the occurrence of any of the following events:

•	the Sponsor is notified that the shares have been de-listed from Exchange and have not been approved for listing on another national securities exchange within five Business Days of their de-listing;

•	the Trust Warehouse Agreement is terminated for any reason and at the time of such termination a successor warehouse-keeper has not been appointed and accepted its appointment;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement depository is unavailable;

•
the Sponsor determines that the amount of the Trust’s aggregate net assets in relation to the expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust, or, in the exercise of its reasonable discretion, the Sponsor decides to dissolve the Trust because the aggregate net asset value of the Trust as of the close of any Business Day declines below $10 million;

•	the SEC or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940, as amended;

•	the CFTC (i) determines that the Trust is a commodity pool under the Commodity Exchange Act or (ii) issues a regulatory order that is materially adverse to the Trust;

•
the LME ceases to publish the settlement price for Grade A Copper  and, in the opinion of the Sponsor, no successor or substantially similar contract is available to provide a comparable settlement price for Grade A Copper; or

•
the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Sponsor determines that, in its sole discretion, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor.  Upon dissolution, the Administrative Agent, upon instruction from the Sponsor, will wind up and liquidate the Trust.  The Sponsor will cause the Trust to sell the copper held by the Trust over a commercially reasonable time period.  After paying or making provision for the Trust’s liabilities, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the remaining proceeds among to the shareholders.

Amendments

The Sponsor may amend the provisions of the Trust Agreement without the consent of any shareholder, provided that no such amendment may cause the Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes.  Any such amendment will not become effective as to outstanding shares until 30 days after notice of such amendment is given. Every shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.  No such amendment will be effective as against the Trustee if it adversely affects any right, duty or obligation of the Trustee unless the Trustee has consented in writing thereto in its sole discretion.

For a description of the amendment provisions of the Master Terms Addendum, see “—The Master Terms Addendum” above.

Governing Law; Consent to Delaware Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee and the shareholders under the Trust Agreement, is governed by the laws of the State of Delaware.  The Sponsor, the Trustee, each shareholder and each beneficial owner of the shares consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

The following is a brief description of certain material terms of the Administrative Agency Agreement by and among the Trust, the Sponsor and the Administrative Agent, including the Agency Services Agreement dated as of [•], the Trust Servicing Agreement dated as of [•] and the Custody Agreement dated as of [•].  The Agency Services Agreement sets forth the terms and conditions under which the Administrative Agent performs certain services on behalf of the Trust with respect to the issuance and redemption of shares.  The Trust Servicing Agreement sets forth the terms and conditions under which the Administrative Agent performs certain administrative services on behalf of the Trust, including recordkeeping, reporting and administration services. The Custody Agreement sets forth the terms and conditions under which the Administrative Agent may maintain custody of cash that is to be distributed to shareholders or held by the Sponsor on behalf of the Trust.

Liability and Indemnification

The Administrative Agent will use reasonable care in performing its obligations under the Administrative Agency Agreement.  The Administrative Agent will generally be liable for loss or damage suffered by the Trust or the Sponsor to the extent the same results from the Administrative Agent’s negligence, bad faith or willful misconduct in performing its duties as set out in the Administrative Agency Agreement.

The Trust will indemnify and hold harmless the Administrative Agent, its officers, employees and agents from and against any loss or damage incurred in the performance of the Administrative Agent’s duties under the Administrative Agent Agreement, except to the extent they result from the from an indemnified party’s negligence, bad faith or willful misconduct.  In addition, the Administrative Agent may be indemnified by the Trust with respect to certain error-related losses.  See “Description of the Trust Agreement—Error Correction Indemnity.”

Amendment and Termination

The Administrative Agency Agreement may be modified or amended from time to time by mutual written agreement among the parties.  The Administrative Agency Agreement has an initial five-year term and will automatically renew for successive one-year terms unless otherwise terminated upon 180 days’ prior written notice to the other party as of the end of the initial five-year term or any subsequent one-year term thereafter.  The Administrative Agency Agreement may also be terminated by the Sponsor or the Trust upon 90 days’ prior written notice to the Administrative Agent (or if impracticable, such shorter period as the Sponsor deems reasonable) during or after the dissolution, liquidation, winding up or termination of the Trust.  In addition, the Administrative Agency Agreement may be terminated by either the Sponsor, the Trust or the Administrative Agent immediately upon written notice to each other party following the occurrence of any of the following:  (i) any other party is being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure, (ii) the withdrawal, cancellation or similar action by a federal, state or other governmental, regulatory or self-regulatory authority of any registration, authorization or license necessary for the conduct of any other party’s business; or (iii) any other party’s committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

Governing Law; Consent to New York Jurisdiction

The Administrative Agency Agreement, and the rights of the Sponsor, the Trust and the Administrative Agent under the Administrative Agency Agreement, are governed by the laws of the State of New York.  The Sponsor, the Trust and the Administrative Agent consent to the exclusive jurisdiction of the courts of the State of New York and any federal courts located in the Southern District of New York.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, one or more global certificates will be signed by the Administrative Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrative Agent on behalf of DTC. The global certificates will evidence all of the shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Administrative Agent, the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of shares, DTC will transfer, on its book-entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrative Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants).  Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares.  Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the shares by giving notice to the Administrative Agent, the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve potential conflicts of interest with shareholders.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.  Prospective investors should be aware that the Sponsor intends to assert that shareholders have, by purchasing shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the shareholders.

The Sponsor and Its Affiliates

The Trust, the Sponsor, the Administrative Agent, the Warehouse-keeper and J.P. Morgan Securities LLC, the initial Authorized Participant, are all affiliates of JPMorgan Chase & Co.  In addition, the Sponsor may appoint, or in the future appoint, an affiliate of JPMorgan Chase & Co. to act as marketing agent for the Trust.  It is currently expected that a JPMorgan Entity will purchase the Initial Creation Units of the Trust and continue to act as an Authorized Participant for the Trust after the issuance and sale of the Initial Creation Units and act as market-maker for the shares or act as a physical dealer of copper, on its own behalf or for its clients.  JPMorgan Entities may also buy or sell shares, on their own behalf, as part of a hedge or as a principal investor, or on behalf of a client.  In addition, certain JPMorgan Entities are currently active participants in the copper market and other commodities markets, including in the physical markets for commodities, the futures markets (on multiple commodity exchanges) and the OTC markets, including the trading of commodity swaps, options and other derivatives.  These affiliations and trading activities may present a conflict between the interests of shareholders and the Trust, on the one hand, and the interests of JPMorgan Entities, on the other.  See “Risk Factors—Risk Factors Related to Conflicts of Interest.”

For example, the Sponsor’s current affiliation with the Administrative Agent, the Warehouse-keeper or the marketing agent for the Trust may present certain conflicts of interest.  In particular, the Sponsor, which has authority, subject to the terms of the Administrative Agency Agreement, the Trust Warehouse Agreement and the marketing agent agreement, to remove the Administrative Agent, the Warehouse-keeper or the marketing agent, has an incentive not to exercise this authority, even when it may be in the best interests of the shareholders to do so, because of the affiliation among the entities.  Although the periodic fees charged by the Warehouse-keeper are negotiated on an arm’s length basis, the Warehouse-keeper may modify such fees a maximum of once per calendar year on a commercially reasonable basis, with at least sixty (60) days’ prior written notice to the Sponsor and the Administrative Agent.  In exchange for its entitlement to the Sponsor’s fee, the Sponsor has agreed to pay the Warehouse-keeper’s periodic fees.

A conflict of interest may also exist for the Sponsor in determining the amount of Sponsor’s fee that the Sponsor charges to the Trust.  The Sponsor’s fee may be increased or decreased by the Sponsor at any time upon 60 days’ prior notice to the Administrative Agent without the consent of any person or entity, provided that the Sponsor will post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to the effective date of any such increase or decrease.

JPMorgan Entities currently engage in, and in the future expect to engage in, trading activities relating to copper or other commodities for their own respective accounts or the accounts of their respective clients, and not for the account of, or on behalf of, the Trust or the shareholders.  For example, a JPMorgan Entity may buy or sell physical commodities (including copper) or commodity derivatives and enter into long or short positions on such assets.  A significant portion of trading in the physical copper market is currently conducted by such JPMorgan Entities.  JPMorgan Entities currently intend to buy or sell shares of the Trust, on their own behalf, as part of a hedge or as a principal investor, or on behalf of a client.  These trading activities may influence the value of the copper or the shares, and will present a conflict between the shareholders’ interest in the shares and the interest of JPMorgan Entities in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management.  For example, a copper producer may ask a JPMorgan Entity to help it lock in a certain price for copper to be delivered on a certain date in the future.  The JPMorgan Entity may sell a contract to the producer agreeing to buy copper at a certain price (i.e., put option).  In order to hedge its liabilities, the JPMorgan Entity may sell copper or enter into a similar transaction with another counterparty.  These transactions may adversely affect the price of copper and therefore, affect the price of the shares.  With respect to any such activities, none of the JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

JPMorgan Entities currently serve, and will likely in the future serve, as issuer, agent or underwriter for issuances of competing products into the marketplace.  For example, JPMorgan Entities engage in the underwriting or issuing of other securities or financial instruments indexed to copper or taking long or short positions in copper-related instruments, such as copper exchange-traded futures or a commodity index that references, in whole or in part, the spot or forward price of copper.  These business activities may influence the value of the copper or the shares.  To the extent that a JPMorgan Entity serves as an issuer, agent or underwriter for such securities or financial instruments, their interests with respect to such products may be adverse to those of the Trust and the shareholders.  With respect to any of these activities, none of the JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

It is expected that confidential or material nonpublic information regarding copper production or consumption may become available to a JPMorgan Entity, for example in the context of a JPMorgan Entity’s representation of copper consumers or producers in the context of a JPMorgan Entity’s corporate finance or mergers and acquisitions advisory businesses.  Any such confidential or material nonpublic information will not be disclosed to the Trust or the shareholders.  In addition, certain JPMorgan Entities have published, and in the future expect to publish, research reports related to: the price of copper; the supply and demand of copper producers and copper consumers; physical commodities generally; industrial metals (including copper); commodity indices (which may include copper); futures contracts that reference copper; and the market for copper generally.  Such research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the shares.  Such research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares.

Brokerage Activities and Principal Transactions

In certain circumstances, the Sponsor will nominate a broker to assist with the sale of copper on behalf of the Trust or an Authorized Participant.  For example, the Sponsor will nominate a broker to assist with the sale of copper in order to generate cash to pay Other Expenses.  In any such transaction, a JPMorgan Entity could be engaged as the broker that sells copper on behalf of the Trust and a JPMorgan Entity could buy copper from the Trust as a principal.  Although the nominated broker will be required to seek “best execution” for any sale, and such broker may consider, among other things, current copper market conditions, the liquidity in the copper market, the weight of copper to be sold, the terms of the available bids for such copper, and other factors relevant to such sale as such broker, in its sole discretion, considers appropriate at such time, engagement of a JPMorgan Entity as a broker and/or buyer could nevertheless present conflicts of interest in the pricing and sale of such copper.  For example, the nominated broker may determine to sell copper at a lower price to a JPMorgan Entity rather than the highest price available in the physical market for such copper, while still complying with its best execution obligations.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, to the extent that it describes provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the opinion of Davis Polk & Wardwell LLP, special U.S. tax counsel to the Sponsor, regarding the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to holders subject to special rules, such as:

•	financial institutions;

•	dealers in securities;

•	persons holding shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	real estate investment trusts;

•	regulated investment companies;

•	tax-exempt entities, including individual retirement accounts (“IRAs”); and

•	non-U.S holders (as defined below) whose shares are effectively connected with the conduct of a trade or business in the United States.

This discussion applies only to shares that are held as “capital assets” (generally, for investment).

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership.  Partnerships holding shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of purchasing, owning and disposing of shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of the Trust

The Trust intends to take the position that it is a grantor trust for U.S. federal income tax purposes.  Because of the absence of authority addressing the classification of an entity such as the Trust, the Internal Revenue Service (the “IRS”) or a court might not agree that the Trust is properly classified as a grantor trust.  Neither the Sponsor nor the Trustee will seek a ruling from the IRS with respect to the appropriate classification of the Trust for U.S. federal income tax purposes.  If the IRS were to assert successfully that the Trust is not properly classified as a grantor trust, the Trust would be classified as a partnership for U.S. federal income tax purposes.  If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of purchasing, owning and disposing of shares of the Trust would, in general, not be materially different from the tax consequences described herein, although there may be certain differences, including with respect to timing.  In addition, the reports provided to shareholders would be made in a different form.  The remainder of this disclosure is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

The Trust will not be subject to U.S. federal income tax.  Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of shares.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of a share for U.S. federal income tax purposes that is:

•	an individual who is a citizen resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. holder” also includes certain former citizens and residents of the United States.

For U.S. federal income tax purposes, each U.S. holder will be treated as the owner of an undivided interest in the copper held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions.  When a U.S. holder purchases shares for cash, the U.S. holder’s initial tax basis in its pro rata share of the copper held in the Trust will be equal to the amount paid for the shares.  If a U.S. holder acquires shares as part of a Creation Unit, the U.S. holder’s tax basis and holding period for the U.S. holder’s pro rata share of the copper held in the Trust will be the same as its tax basis and holding period for the copper delivered in exchange for the Creation Unit.  This discussion assumes that each U.S. holder will acquire all of its shares on the same date and at the same price per share.  U.S. holders that acquire, or contemplate acquiring, multiple lots of shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the copper held in the Trust.

When the Trust transfers copper to the Sponsor as payment for the Sponsor’s fee, each U.S. holder will be treated as having sold its pro rata share of that copper for the copper’s fair market value at that time.  As a result, each U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. holder’s pro rata share of the copper that was transferred and (ii) the U.S. holder’s tax basis for its pro rata share of the copper that was transferred.  That gain or loss will generally be long-term capital gain or loss if the U.S. holder held its shares for more than one year.  Any such long-term capital gain recognized by non-corporate U.S. holders generally will be subject to U.S. federal income tax at a maximum rate of 28%.  See “—Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders” below.  The deductibility of capital losses may be subject to limitations.  A U.S. holder’s tax basis in its pro rata share of any copper transferred by the Trust generally will be determined by multiplying the basis of the U.S. holder’s pro rata share of all of the copper held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of copper transferred and the denominator of which is the total amount of the copper held in the Trust immediately prior to the transfer.  Immediately after the transfer, the U.S. holder’s tax basis in its pro rata share of the copper remaining in the Trust will be equal to the tax basis in its pro rata share of the copper held in the Trust immediately prior to the transfer, less the portion of that basis allocable to its pro rata share of the copper transferred.  Subject to certain potentially significant limitations, each U.S. holder may deduct its share of the expenses incurred by the Trust.  See “—Brokerage Fees and Trust Expenses” below.

The Trust intends to take the position that U.S. holders will not recognize gain or loss as a consequence of the adjustments described in “Description of the Trust—Cheapest-To-Deliver Location—Change in Cheapest-To-Deliver Location,” but the IRS or a court might not agree with this position.  If any of those adjustments constituted taxable events in whole or in part, U.S. holders would recognize gain or loss in the manner described in the immediately preceding paragraph.

A U.S. holder will recognize gain or loss on a sale or other disposition of shares of the Trust in an amount equal to the difference between (i) the amount realized on the sale of the shares and (ii) the portion of the U.S. holder’s tax basis in its pro rata share of the copper held in the Trust that is attributable to the shares sold, determined by multiplying the basis of the U.S. holder’s pro rata share of all of the copper held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of shares disposed of and the denominator of which is the total number of shares held by such U.S. holder immediately prior to such sale or other disposition.  That gain or loss will generally be long-term capital gain or loss if the U.S. holder held its shares for more than one year.  Any such long-term capital gain recognized by non-corporate U.S. holders generally will be subject to U.S. federal income tax at a maximum rate of 28%.  See “—Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders” below.  The deductibility of capital losses may be subject to limitations.

A redemption of a U.S. holder’s shares in exchange for the underlying copper represented by the redeemed shares generally will not be a taxable event to the U.S. holder.  The U.S. holder’s tax basis and holding period for the copper received in the redemption will be the same as the U.S. holder’s tax basis and holding period for the pro rata share of the copper held in the Trust attributable to the redeemed shares.  A subsequent sale of the copper received by the U.S. holder will generally be a taxable transaction for U.S. federal income tax purposes.

After any sale or redemption of fewer than all of a U.S. holder’s shares, the U.S. holder’s tax basis in its pro rata share of the copper held in the Trust immediately after the sale or redemption generally will equal the basis in its share of the total amount of the copper held in the Trust immediately prior to the sale or redemption, less the portion of that basis that is taken into account in determining the amount of gain or loss recognized by the U.S. holder upon the sale or, in the case of a redemption, the portion of that basis that is treated as the basis of the copper received by the U.S. holder in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders

Under current law, gains recognized by non-corporate U.S. holders from the sale of “collectibles,” including copper, held for more than one year are subject to U.S. federal income tax at a maximum rate of 28%, rather than the lower rate generally applicable to long-term capital gains.  Any gain recognized by a non-corporate U.S. holder on a sale of shares, on the Trust’s transfer of copper to the Sponsor in payment of the Sponsor’s fee or on the sale of copper in connection with the payment of Other Expenses, will be treated as “collectibles” gain for this purpose.  Therefore, if the U.S. holder has held its shares for more than one year at the time of such sale or transfer, any such gain generally will be taxed at a maximum rate of 28%.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a U.S. holder in purchasing shares will be added to the U.S. holder’s tax basis in the underlying assets of the Trust.  Similarly, any brokerage fee incurred by a U.S. holder in selling shares will reduce the amount realized by the U.S. holder with respect to the sale.

U.S. holders will be required to recognize gain or loss on a transfer of copper by the Trust to the Sponsor in payment of the Sponsor’s fee, or upon a sale of copper by the Trust (in connection with the payment of Other Expenses), even though such transfer satisfies the Trust’s obligation to pay the Sponsor’s fee or some or all of the proceeds of such sale are used by the Trust to pay Other Expenses.  U.S. holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. holders.  A non-corporate U.S. holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. holder’s adjusted gross income for the particular year, will not be deducible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Special Considerations for Regulated Investment Companies

Mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Section 851 of the Code are urged to consult with their tax advisers about (i) the likelihood that an investment in shares may be considered an investment in the underlying copper for purposes of section 851(b) of the Code, even if the shares are “securities” within the meaning of the Investment Company Act of 1940, and (ii) the extent to which an investment in shares might nevertheless be consistent with preservation of their qualification under Section 851 of the Code.

Special Considerations for Certain Retirement Plans

It is possible that the purchase of shares by an IRA, or a participant-directed account maintained under any plan that described in section 401(a) of the Code, may be treated as the acquisition of a “collectible.”  In that case, an amount equal to the cost of acquiring the collectible may be treated as a taxable distribution from the IRA or participant-directed account to the owner of the IRA or to the participant for whom the participant-directed account is maintained.  Persons considering the purchase of shares by an IRA or a participant-directed account maintained under any plan that is described in section 401(a) of the Code are urged to consult their tax advisers about the consequences of the acquisition and ownership of the shares.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. holder” means a beneficial owner of a share for U.S. federal income tax purposes that is, for such purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of copper in payment of the Sponsor’s fee and the sale of copper in connection with the payment of Other Expenses.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. holder recognizes upon a sale of shares of the Trust, unless the non-U.S. holder is an individual that is present in the United States for 183 days or more during the taxable year of the sale and the gain is treated as U.S.-source.

U.S. Information Reporting and Backup Withholding

The Sponsor will cause the Trust to file certain information returns with the IRS in accordance with applicable Treasury regulations and to provide holders of shares with information regarding their shares of the Trust’s annual income (if any) and expenses.

A U.S. holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures.  In order to avoid the information reporting and backup withholding requirements, a non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person.

The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (iii) the

Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2).  Accordingly, shares purchased by a Plan, and not the Plan’s interest in the underlying copper held in the Trust represented by the shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue shares in Creation Units to Authorized Participants in exchange for copper on a continuous basis.  Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring.  Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.  For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent shares and sells the shares directly to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the shares in states selected by the Sponsor and that sales be made through broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [•], 2011, the Initial Purchaser purchased [•] shares, which compose the Initial Creation Units.  The Initial Purchaser intends to make a public offering of the Initial Creation Units at a per share offering price that will vary, depending on, among other factors, the price of copper and the trading price of the shares on the Exchange at the time of offer. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the shares that were created as part of the initial creation units.  With respect to any subsequent sale of the shares comprising the Initial Creation Units by the Initial Purchaser and in the event that the Initial Purchaser or any affiliate acts as Authorized Participant, it may receive commissions or fees from investors who purchase shares.  As a result, the Initial Purchaser will be deemed to be a statutory underwriter.  The Initial Purchaser will not act as an Authorized Participant with respect to the Initial Creation Units, and its activities with respect to the Initial Creation Units will be distinct from those of an Authorized Participant.  The Trust will not bear any expenses in connection with the offering or sales of the Initial Creation Units of shares.

Because FINRA views the shares as interests in a direct participation program, no FINRA member, or person associated with a member, will participate in a public offering of the shares except in compliance with Rule 2310 of the FINRA Rules.  Neither the Initial Purchaser nor Authorized Participants will receive from the Trust or the Sponsor any compensation in connection with an offering of the shares.

The Sponsor may appoint an affiliate or a third party to act as marketing agent for the Trust in order to (i) develop a marketing plan for the Trust on an ongoing basis, (ii) prepare marketing materials regarding the shares, including the content of the Trust’s website and (iii) execute the marketing plan for the Trust.  Pursuant to any such agreement between the Sponsor and such marketing agent (the “Marketing Agent Agreement”), the Sponsor will pay the marketing agent a fee in an amount equal to [•].  The maximum amount of items of value to be paid to FINRA members in connection with the offering of the shares by the Trust will not exceed 10%.

The Trust is not responsible for the payment of any amounts to the marketing agent.

The shares trade on the Exchange under the symbol “[•].”

LEGAL MATTERS

The validity of the shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A.  Davis Polk & Wardwell LLP, special United States tax counsel to the Trust, will render an opinion regarding the material United States federal income tax consequences relating to the shares.

EXPERTS

The financial statement included in this prospectus has been audited by [•], an independent registered public accounting firm, as stated in their report appearing herein.  Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust and the shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.[•].com.  This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC.  The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov.  You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Acceptable Delivery Brand”—At any time, any LME-approved brand of copper that is, at such time, approved and registered with the LME as “good delivery” against LME Warrants and conforms to the specifications covering quality, shape and weight as defined by the special contract rules of the LME.

“Administrative Agent”—J.P.Morgan Treasury Securities Services, a division of JPMorgan Chase Bank, National Association, a national banking organization organized under the laws of the United States of America, in its capacity as administrative agent for the Trust.

“Administrative Agency Agreement”—Collectively, the agreements entered into by and among the Trust, the Sponsor and the Administrative Agent establishing the Administrative Agent’s relationship with the Sponsor and the Trust, including the Agency Services Agreement dated as of [•], the Trust Servicing Agreement dated as of [•] and Custody Agreement dated as of [•], as each may be amended or supplemented from time to time.

“Authorized Participant”—Any entity which has executed an Authorized Participant Agreement and, subject to the terms of such Authorized Participant Agreement, is thereby permitted to place creation orders or redemption orders, as described in “The Authorized Participants.”

“Authorized Participant Agreement”—With respect to each Authorized Participant, the agreement entered into by such Authorized Participant and the Sponsor, acting on behalf of the Trust, which provides the procedures for placing creation orders and redemption orders of Creation Units.

“Authorized Participant Warehouse Agreement”—With respect to any Authorized Participant, the warehouse storage agreement for such Authorized Participant by and among the Authorized Participant and the Warehouse-keeper, which establishes the Authorized Participant’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Base Metal Vehicle”—The Trust and any other physical base metal exchange-traded investment vehicles currently or expected to be sponsored by the Sponsor.

“Business Day”—Any day on which the Exchange is scheduled to be open for regular trading and that is not a holiday in London, England.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“cheapest-to-deliver location”—At any time, the warehouse location in which the Trust holds copper that has the lowest locational premium at such time, as determined by the Valuation Agent in its sole discretion.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“COMEX”—The exchange market on copper futures contracts operated by Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., or any successor exchange market.

“Commodity Exchange Act”—The United States Commodity Exchange Act of 1936, as amended.

“copper”—Grade A Copper, as defined under the standards promoted and maintained by the LME and currently conforming to the standard BS EN 1978:1998 (Cu-CATH-1).

“creation overweight”—With respect to any creation order, the weight of copper by which (a) the aggregate actual weight of the whole lots specified in such creation order by an Authorized Participant to be transferred from such Authorized Participant’s Private Account in connection with such creation order exceeds (b) the aggregate Creation Unit Weight for such creation order.

“creation underweight”—With respect to any creation order, the weight of copper by which (a) the aggregate actual weight of the whole lots specified in such creation order by an Authorized Participant to be transferred from such Authorized Participant’s Private Account in connection with such creation order falls short of (b) the aggregate Creation Unit Weight for such creation order.

“Creation Unit”—A block of 2,500 shares of the Trust.

“Creation Unit Ratio”—With respect to any Business Day, the ratio used to determine the weight of copper an Authorized Participant or the Trust would be required to transfer in order to satisfy the delivery requirements for a creation order or a redemption order in respect of one Creation Unit on such Business Day.  See “Description of the Trust—Reporting and Valuation—Creation Unit Ratio and Creation Unit Weight.”

“Creation Unit Weight”—With respect to any Business Day, the weight of copper, expressed in metric tons, equal to (i) 25.0 metric tons of copper multiplied by (ii) the Creation Unit Ratio in effect for such Business Day.  The Creation Unit Weight is the weight of copper that an Authorized Participant or the Trust would be obligated to transfer in connection with a creation order or a redemption order in respect of one Creation Unit on such Business Day.

“DTC”—The Depository Trust Company, a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

“DTC Participant”—An entity that, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Exchange”—The [Exchange], where shares of the Trust are listed and traded.

“FINRA”—The Financial Industry Regulatory Authority.

“First-Out IIV”—An intraday indicative value per share disseminated approximately every fifteen (15) seconds during the Exchange trading day that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem one share included in a Creation Unit, assuming that copper in cheapest-to-deliver location was used for such creation or redemption.  See “Description of the Trust—Reporting and Valuation—Intraday Indicative Values Provided by the Exchange—First-Out IIV.”

“fractional lot”—Interests in copper that represent a fractional portion of a “whole lot.”

“FSA”—The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act.

“FSM Act”—The United Kingdom Financial Services and Markets Act 2000.

“gross asset value”—With respect to any Business Day, an amount equal to the aggregate value in U.S. dollars of all whole lots and fractional lots of copper held by the Trust in each warehouse location, calculated using the LME settlement price as of such Business Day plus the applicable locational premium, after giving effect to, as applicable, (i) any cheapest-to-deliver rotation, (ii) any creation orders and (iii) any redemption orders, but before the selection of lots of copper for the purpose of paying the Trust’s accrued unpaid expenses (i.e., the total amount of any accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses) on such Business Day.

“Henry Bath Group”—Collectively, the members of the Henry Bath Group of companies, each of which is a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation.  As of the date of this prospectus, the Henry Bath Group includes Henry Bath & Son Ltd., Henry Bath LLC, Henry Bath Singapore Pte Ltd., Henry Bath BV and Henry Bath Italia Srl.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others which maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Creation Units”—The [•] Creation Units issued to the Initial Purchaser in exchange for the transfer into the Trust of [•] metric tons of copper in connection with the formation of the Trust.

“Initial Purchaser”—[•], the purchaser of the Initial Creation Units.

“JPMorgan Entities”—Collectively, each entity that is controlled by, controls or is under common control with JPMorgan Chase & Co., which affiliated entities include the Trust, the Sponsor, the Administrative Agent, the Warehouse-keeper and the Initial Purchaser.

“Liquidation IIV”—An intraday indicative value per share disseminated approximately every fifteen (15) seconds during the Exchange trading day that represents, as of the time of such calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust divided by the number of shares then outstanding.  See “Description of the Trust— Reporting and Valuation—Intraday Indicative Values Provided by the Exchange—Liquidation IIV.”

“LME”—The London Metal Exchange or any successor exchange.

“LME settlement price” or “settlement price”—With respect to any Business Day, the official cash sellers price per metric ton of Grade A Copper on the LME, stated in U.S. dollars, as determined by the LME at the end of the morning’s second ring session for copper on each day that the LME is open for trading and displayed on Bloomberg page “LOCADY <comdty>” or any successor page.

“locational premium”—With respect to any Business Day and each warehouse location, the amount in U.S. dollars that is equal to the average value of copper per metric ton for such warehouse location on such Business Day minus the settlement price of copper on such Business Day, as determined by the Valuation Agent and provided to the Administrative Agent pursuant to the Valuation Agreement for any such Business Day.  For the avoidance of doubt, a locational premium may be a positive or negative amount.  See “Description of the Trust—Reporting and Valuation.”

“lot” or “whole lot”—A singularly identifiable amount of copper (separately identifiable by its own unique number) generally constituted by bound parcels of copper and corresponding to a weight of 25 metric tons of copper, subject to a copper market accepted tolerance of plus or minus 2% of the weight for such amount of copper.

“Marketing Agent Agreement”—An agreement entered into by and between the Sponsor and a Sponsor-affiliated or third-party marketing agent for the provision of marketing services by the marketing agent to the Trust.

“metric ton”—One metric ton, which is equivalent to 1,000 kilograms or approximately 2,204.62262 pounds or 32,150.7466 troy ounces.

“NAV per share”—With respect to any Business Day, an amount in U.S. dollars for each share of the Trust equal to the net asset value of the Trust divided by the number of shares of the Trust outstanding on such Business Day, after accounting for any creations or redemptions for such Business Day.

“net asset value”—With respect to any Business Day, an amount in U.S. dollars equal to (x) the “gross asset value” of the Trust as of such Business Day minus (y) the Trust’s accrued unpaid expenses (i.e., the total amount of any accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses) as of such Business Day.

“OTC”—The global over-the-counter market for the trading of copper which consists of transactions in spot, forwards, and options and other derivatives.

“Other Expenses”—Expenses of the Trust other than the Sponsor’s fee.

“Private Account”—The collective book-entry accounts, one established at each warehouse location, holding the private ownership interests in copper of an Authorized Participant or the Sponsor, respectively, which will be governed by the applicable Warehouse Agreement.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots—Private Accounts.”

“redemption underweight”—With respect to any redemption order, the weight by which (a) the aggregate actual weight of whole lots of copper to be transferred from the Trust Account in accordance with the Selection Protocol to a redeeming Authorized Participant in connection with such redemption order falls short of (b) the aggregate weight of copper required to be transferred from the Trust to such Authorized Participant in connection with such redemption order.

“Reserve Account”—The collective book-entry accounts, one established at each warehouse location, holding the segregated ownership interests in copper of an Authorized Participant at such warehouse locations for the purpose of (a) facilitating the creation and redemption of Creation Units and (b) holding separate any fractional lot owned by such Authorized Participant on such Business Day at the relevant warehouse location.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots—Reserve Accounts.”  An Authorized Participant’s Reserve Account will be governed by such Authorized Participant Warehouse Agreement and is additionally subject to certain terms and conditions in such Authorized Participant’s Authorized Participant Agreement.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The United States Securities Act of 1933, as amended.

“Selection Protocol”—Shall have the meaning ascribed to it in “Description of the Trust—Selection Protocol.”

“SHFE”—The Shanghai Futures Exchange or any successor exchange.

“Sponsor”—J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company, or any successor thereof.

“Sponsor Warehouse Agreement”—The warehouse agreement by and between the Sponsor and the Warehouse-keeper establishing the Sponsor’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Trading Day”—any day on which the Exchange is scheduled to be open for regular trading.

“Trust”—The JPM XF Physical Copper Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Account”—The collective book-entry accounts, one established at each warehouse location, holding the ownership interests in copper of the Trust, and representing all of the copper that is owned by the Trust.  The Trust Account is governed by the Trust Warehouse Agreement and is additionally subject to certain terms and conditions set forth in the Trust Agreement.

“Trust Agreement”—The Amended and Restated Trust Agreement, dated as of [•], as amended through the date of this Prospectus, between the Sponsor and the Trustee.

“Trust Warehouse Agreement”—The warehouse agreement by and between the Trust and the Warehouse-keeper establishing the Trust’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Trustee”—Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware with trust powers, or any successor trustee, acting not in its individual capacity but solely as Trustee.

“U.S. holder” and “non-U.S. holder”—Shall have the meanings ascribed to them in “United States Federal Income Tax Consequences.”

“Valuation Agent”—Metal Bulletin Ltd., a United Kingdom limited company, or any successor valuation agent.

“Valuation Agreement”—The valuation agreement, dated [•] between the Sponsor and the Valuation Agent. as amended or supplemented from time to time.

“Warehouse Agreements”—Collectively, the various warehouse agreements entered by and between (i) the Trust and the Warehouse-keeper, (ii) each Authorized Participant and the Warehouse-keeper and (iii) the Sponsor and the Warehouse-keeper, in each case establishing the relevant party’s relationship with the Warehouse-keeper pursuant to the terms and conditions set forth therein.

“Warehouse-keeper”—The warehouse-keeper of the Trust’s copper, which shall initially be the Henry Bath Group.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be included]

STATEMENT OF FINANCIAL CONDITION

JPM XF Physical Copper Trust
As of [•], 2011

[To be included]

NOTES TO THE FINANCIAL STATEMENT

As of [•], 2011

[To be included]

________________

PROSPECTUS
________________

[6,180,000] JPM XF Physical Copper Shares

JPM XF Physical Copper Trust

Until [•], 2011 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[•], 2011

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered.  These expenses shall be paid by J.P. Morgan Commodity ETF Services LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 6.04(a) of the Registrant’s Trust Agreement (“Trust Agreement”) between Wilmington Trust Company, the Registrant’s trustee (“Trustee”) and the Sponsor provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability, claim, action, suit, cost or expense (including, but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement (any of the foregoing, a “Loss”), except that the Trust shall not be liable for or required to indemnify such indemnified parties for any such Losses arising out of (i) any breach of contract where a court of competent jurisdiction finally determines that such loss was a direct result of the Sponsor’s gross negligence, bad faith or willful misconduct or (ii) any breach of fiduciary duty where a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Sponsor or arises out of the willful misconduct of the Sponsor.  Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Section 6.04(b) of the Trust Agreement provides that the Trustee, its members, managers, directors, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability, claim, action, suit, cost or expense (including, but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement (any of the foregoing, a “Loss”), except that the Trust shall not be liable for or required to indemnify such indemnified parties for any such Losses arising out of (i) any breach of contract where a court of competent jurisdiction finally determines that such loss was a direct result of the Trustee’s gross negligence, bad faith or willful misconduct or (ii) any breach of fiduciary duty where a court of competent jurisdiction finally determines that such loss was a direct result of a bad faith violation of the implied contractual covenant of good faith and fair dealing by the Trustee or arises out of the willful misconduct of the Trustee.  Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee.  Any amounts payable to a Trustee Indemnified Party under Section 6.04(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.  The Trustee may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Trustee shall be entitled to be reimbursed therefor by the Trust.  To the extent not otherwise paid within ninety days of request therefor, the Sponsor shall be liable for amounts due and payable to a Trustee Indemnified Party; provided that, to the extent that the Sponsor shall pay any such amounts to any such Trustee Indemnified Party in accordance with the foregoing clause, the Sponsor shall be entitled to reimbursement of all such amounts by the Trust.

The indemnities provided by Section 6.04(a) and (b) of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Sponsor or the Trustee, respectively.

If the indemnification provided by Section 6.04(a) and (b) of the Trust Agreement is invalid or unenforceable in accordance with its terms, then the Trust shall contribute to the amount paid or payable by a Sponsor Indemnified Person or a Trustee Indemnified Person, as applicable, as a result of Losses in such proportion as is appropriate to reflect the relative benefits received by Trust on one hand and the Sponsor (in the case of a Sponsor Indemnified Person) or the Trustee (in the case of a Trustee Indemnified Person) on the other from activities of the Trust.  For this purpose, the benefits received by the Trust shall be the Trust’s Net Asset Value as of the applicable date, and the benefits received by the Sponsor shall be its then most recent annual Sponsor's Fee or in the case of the Trustee its most recent annual Trustee fee.  If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Trust shall contribute to such amount paid or payable by the Sponsor or the Trustee, as applicable, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Sponsor or the Trustee, as applicable, on the other in connection with the actions or omissions which resulted in such Losses, as well as any other relevant equitable considerations.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
1.1	Initial Purchaser Agreement
4.1	Trust Agreement**
4.2 4.3	Master Terms Addendum** Form of Authorized Participant Agreement**
5.1	Opinion of Richards, Layton & Finger, P.A. as to legality*
8.1	Opinion of Davis Polk & Wardwell LLP as to tax matters*
10.1	Agency Services Agreement**
10.2	Trust Servicing Agreement**
10.3	Custody Agreement
10.4	Form of Authorized Participant Warehouse Agreement**

10.5	Sponsor Warehouse Agreement**
10.6	Trust Warehouse Agreement**
10.7	Valuation Agreement**
10.8	Marketing Agent Agreement*
23.1	Consent of [Auditor]*
23.2	Consent of Richards, Layton & Finger, P.A. is included in Exhibit [•]*
23.3	Consent of Davis Polk & Wardwell LLP is included in Exhibit [•]*
24.1	Powers of attorney are included on the signature page to this registration statement of the Trust filed with the Securities and Exchange Commission on October 22, 2010.

*	To be filed by amendment.

**	Previously filed.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on June 10, 2011.

J.P. MORGAN COMMODITY ETF SERVICES LLC

Sponsor of the JPM XF Physical Copper Trust

By:	/s/ Daniel Hines
Name: Daniel Hines** Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Daniel Hines Daniel Hines**	Chief Executive Officer and Director (principal executive officer)	June 10, 2011

/s/ Carolyn J. Burke Carolyn J. Burke**	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	June 10, 2011

*	The Registrant is a trust and the persons are signing in their capacities as officers of J.P. Morgan Commodity ETF Services LLC, the Sponsor of the Registrant.

**By:	/s/ Michael A. Camacho
Name: Michael A. Camacho Attorney-in-fact